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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

HEWLETT PACKARD ENTERPRISE COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2018 PROXY STATEMENT

Patricia F. Russo Chair of the Board	Hewlett Packard Enterprise Company 3000 Hanover Street Palo Alto, CA 94304 www.hpe.com

To our fellow Stockholders:

This marks the end of an era and the beginning of the next for HPE. Nearly seven years ago, Meg Whitman joined Hewlett-Packard Company with a bold, innovative turnaround plan designed to create a company with a clear vision and the right assets through portfolio optimization and enterprise transformation. This fiscal year, under the oversight of this Board of Directors, Meg led HPE through the culminating steps of that plan. Now, HPE stands on the horizon of the next era with a crystal clear, long-term oriented strategy, an agile corporate structure, a streamlined portfolio, and the challenge tested leadership of Antonio Neri. I am humbled to serve as Board Chair through HPE's transition from the era of transformation into our next chapter.

This journey has not been without its trying moments, but I can speak for every member of HPE's Board of Directors when I say that it has been exciting and fulfilling. We have deliberately and successfully established a board that is optimally designed to deliver guidance tailored to HPE while maintaining a diversity of experience and thought that is vital to our success. This Board is experienced. This Board is vigilant. This Board is committed. Throughout this era of transformation, this Board has expanded its depth of oversight far beyond traditional meetings and the traditional boardroom setting into active oversight, including one-on-one and small group sessions with members of management, panel conversations at employee meetings, stockholder engagement participation, continued education, and appearances at customer events. We have been and we remain committed and excited to provide oversight and guidance to HPE's management on the execution of our strategy.

Sustainability and corporate citizenship are core values with Board level oversight at HPE and I want to take this moment to note that, as HPE has undergone its era of transformation, society has faced an ever-changing geopolitical landscape, a volatile economic framework, and an uncertain future. Now, more than ever, corporations must adhere to sound corporate governance and maintain values that responsibly create stockholder value. Our Board and our management team have maintained a best in class governance profile and remain committed to applying the innovation engine of HPE to corporate governance and citizenship.

The annual meeting is a time for us to reflect on where we have been and where we are going. We are pleased and excited to invite you to attend the third annual meeting of stockholders of HPE on Wednesday, April 4, 2018 at 9:00 a.m., Pacific Time. This year's annual meeting will again be a completely virtual meeting of stockholders, conducted via live webcast. We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to many of our stockholders a notice of Internet availability instead of a paper copy of this proxy statement and our 2017 Annual Report. The notice contains instructions on how to access those documents over the Internet as well as how to receive a paper copy of our proxy materials. All stockholders who do not receive a notice will receive a paper copy by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials. Your vote is important to us and I do hope you will vote as soon as possible.

In closing, I would like to convey sincere appreciation. First, to HPE's employees: this company's most important capital truly is its human capital. On behalf of the entire Board of Directors, we recognize and celebrate the dedication and ingenuity required to deliver this transformation. Second, to our customers, our valued partners who are the reason driving everything we do. And finally, to you, our stockholders, we truly appreciate your confidence and investment in HPE. As we accelerate into the next era, we are honored and delighted that you have chosen to join us.

Sincerely,

Patricia F. Russo
Chair of the Board

2018 PROXY STATEMENT

HEWLETT PACKARD ENTERPRISE COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 687-5817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific Time, on Wednesday, April 4, 2018
Place	Online at HPE.onlineshareholdermeeting.com
Items of Business	(1) To elect the 13 directors named in this proxy statement
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2018
(3) To approve, on an advisory basis, the company's executive compensation
(4) To consider and vote upon one stockholder proposal, if properly presented
(5) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a Hewlett Packard Enterprise Company stockholder as of the close of business on February 5, 2018.
Virtual Meeting Admission
Stockholders of record as of February 5, 2018, will be able to participate in the annual meeting by visiting HPE.onlineshareholdermeeting.com. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 9:00 a.m., Pacific Time.
Pre-Meeting
The online format for the annual meeting also allows us to communicate more effectively with you via www.proxyvote.com for beneficial owners and proxyvote.com/hpe for registered stockholders and you can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report.
Voting
Your vote is very important to us. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise Company 401(k) Plan, which must be voted prior to the meeting). For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 87 of the proxy statement.

By order of the Board of Directors,

JOHN F. SCHULTZ Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about February 13, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 4, 2018.
This proxy statement and Hewlett Packard Enterprise Company's 2017 Annual Report are available electronically at
www.hpe.com/investor/stockholdermeeting2018 and with your 16-digit control number by visiting www.proxyvote.com for beneficial owners and proxyvote.com/hpe for registered stockholders.

2018 PROXY STATEMENT

2018 PROXY STATEMENT

Proxy Statement Executive Summary

The following is a summary of proposals to be voted on at the annual meeting. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the proxy statement as well as our 2017 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2017. References to "Hewlett Packard Enterprise," "HPE," "the Company," "we," "us" or "our" refer to Hewlett Packard Enterprise Company.

On November 1, 2015, HP Inc., formerly known as Hewlett-Packard Company (referred to in this proxy statement as "HP", "HPI", "HP Inc.", "HP Co.", "Parent", or "our former parent") spun-off Hewlett Packard Enterprise Company, pursuant to a separation and distribution agreement. To effect the spin-off, HP Inc. distributed all of the shares of Hewlett Packard Enterprise common stock owned by HP Inc. to its stockholders on November 1, 2015. Holders of HP Inc. common stock received one share of Hewlett Packard Enterprise common stock for every share of HP Inc. stock held as of the record date. As a result of the spin-off, we now operate as an independent, publicly-traded company.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific Time, on Wednesday, April 4, 2018

Place	Online at HPE.onlineshareholdermeeting.com

Record Date	February 5, 2018

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

Proposal 1

Election of Directors

The Nominating, Governance and Social Responsibility Committee has nominated 13 directors for re-election at the annual meeting to hold office until the 2019 annual meeting. Information regarding the skills and qualifications of each nominee can be found on page 28.

Recommendation: Our Board recommends a vote FOR the election to the Board of each of the 13 nominees.

Proposal 2

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed, and is asking stockholders to ratify, Ernst & Young LLP ("EY") as the independent registered public accounting firm for fiscal 2018. Information regarding fees paid to and services rendered by EY can be found on page 41.

Recommendation: Our Board recommends a vote FOR the ratification of the appointment.

Proposal 3

Advisory Vote to Approve Executive Compensation

Our Board of Directors and HR and Compensation Committee of the Board are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. Information regarding our programs can be found on page 42.

Recommendation: Our Board recommends a vote FOR the approval of the compensation of our named executive officers.

Proposal 4

Stockholder Proposal Related to Action by Written Consent of Stockholders

We received a stockholder proposal seeking to have us amend HPE's Bylaws to enable stockholder action by written consent and, if properly presented, the proposal will be voted on at the annual meeting. Information can be found on page 44.

Recommendation: Our Board recommends a vote AGAINST a stockholder proposal seeking to have us amend HPE's Bylaws to enable stockholder action by written consent.

HEWLETT PACKARD ENTERPRISE	| 1

2018 PROXY STATEMENT

Corporate Governance

Our Board of Directors (the "Board") is committed to excellence in corporate governance. We know that our long-standing tradition of principled, ethical governance benefits you, our stockholders, as well as our customers, employees and communities, and we have developed and continue to maintain a governance profile that aligns with industry-leading standards. We believe that the high standards set by our governance structure have had and will continue to have a direct impact on the strength of our business. The following table presents a brief summary of highlights of our governance profile, followed by more in-depth descriptions of some of the key aspects of our governance structure.

Board Conduct and Oversight	Independence and Participation	Stockholder Rights

✓

Development and oversight of execution of Company strategy

✓

Rigorous stock ownership guidelines, including a 7x base salary requirement for the CEO

✓

Regular, conscientious risk assessment

✓

Standards of Business Conduct, applied to all directors, executive officers and employees

✓

Annual review of developments in best practices

✓

Significant time devoted to succession planning and leadership development efforts

✓

Annual evaluations of Board, committees, and individual directors

✓

Independent Chair

✓

10 of 13 director nominees are independent by NYSE standards

✓

Executive sessions of non-management directors generally held at each Board and committee meeting

✓

Audit, HRC, and NGSR Committees are each made up entirely of independent directors

✓

Governance guidelines express preference for the separation of the Chair and CEO roles

✓

Participation in one-on-one meetings with management

✓

Expansive direct engagement with stockholders

✓

Frequent participation at customer events

✓

Proxy Access Right for eligible stockholders holding 3% or more of outstanding common stock for at least three years to nominate up to 20% of the Board

✓

Special Meeting Right for stockholders of an aggregate of 25% of voting stock

✓

All directors annually elected; no staggered Board

✓

Majority voting in uncontested director elections

✓

No "poison pill"

✓

No supermajority voting requirements to change organizational documents

✓

Expansive direct engagement with stockholders

STOCKHOLDER OUTREACH AND ENGAGEMENT

We maintain a dynamic, robust, and multi-faceted stockholder outreach program designed to provide continuous and meaningful stockholder engagement and participation across our broad base of stockholders, throughout the entire year. Rather than focusing on short term results, We maintain the goal of fostering strong stockholder relationships leading to mutual understanding of issues and approaches, ultimately giving the company insight into stockholder support as it designs and implements strategies for long-term growth.

The key elements of our stockholder outreach program are (i) the Securities Analyst Meeting, (ii) the Board Outreach Program, and (iii) the Annual Stockholders Meeting. Our comprehensive stockholder engagement program is supplemented by our year-round investor relations outreach program that includes post-earnings communications, roadshows, bus tours, one-on-one conferences, group meetings, technology webcasts, and general availability to respond to investor inquiries. The multi-faceted nature of this program allows us to

2 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Corporate Governance (continued)

maintain meaningful engagement with a broad audience including large institutional investors, smaller to mid-size institutions, pension funds, advisory firms, and individual investors.

We recognize that stockholders are the owners of the company and remain committed to stockholder outreach programs that are truly a dialogue. We use every element of the outreach program to provide stockholders with honest, candid information on relevant issues, sharing the rationale for our corporate strategy and the impact of the Board's oversight in key areas of the company, gathering stockholder views and feedback on each area, as well as on the outreach program itself.

Securities Analyst Meeting

We lauch our stockholder outreach program in the fall with our annual Securities Analyst Meeting (SAM). At SAM, our leadership team provides an update on strategy and the financial outlook, including detailed information for each business unit, for the upcoming fiscal year. Although the event itself is geared toward the analyst community, a primary purpose of SAM is to give stockholders direct insight into our business, strategy, and outlook, providing those who plan to participate in the off-season engagement an informed basis to formulate their views and questions. Accordingly, the entire event is publicly broadcast live, with the recorded videos and transcripts also available on our investor relations website following the event.

Board Outreach Program

On the heels of SAM comes a cornerstone of our stockholder outreach—our innovative Board Outreach Program. The program consists of focused, one-on-one meetings between stockholders and our directors over a three-month period that are designed to give institutional stockholders an opportunity to better understand the companies in which they invest. These meetings enable our stockholders to better fulfil their fiduciary duties toward their investors and voice any concerns they have about HPE to our directors. This season, we extended our extensive board outreach efforts to holders of nearly 47% of our stock, with holders of more than 42% of our stock electing to participate.

We maintain clear structural goals for these meetings:

  Provide direct stockholder access to the Board.

  We believe it is important for stockholders to hear directly from our Board, just as it is important for directors to hear stockholder's concerns and perspectives unfiltered. Directors participating in the meetings include the Board Chair, committee chairs, as well as other directors with whom stockholders may have a particular interest in meeting. A limited number of members of management are also present, for the primary purpose of facilitating the meetings as well as being available to answer more technical questions that may arise.

  Achieve meaningful benefits.

  In order to maximize the benefit of the engagement to both the investor and the company, we take the time to conduct extensive research to understand each institutional stockholder's voting policies and patterns, salient issues and other areas of concern, and goals of engagement. Similarly, we understand institutional governance teams work under time and resource constraints, and by inviting participants well in advance of the meeting, and providing detailed updates of the company's strategy and outlook during our Securities Analysts Meeting and other investor and analyst events, we ensure stockholder participants will have opportunity and information to prepare and engage in meaningful dialogue.

  Comprehensive discussion.

  We strive to ensure the stockholder meetings cover a comprehensive range of key topics including short- and long-term strategy, capital allocation targets, governance and board oversight, Mergers and Acquisitions activity, succession planning, and environmental and social concerns. Maintaining a disciplined approach to the discussions, and allowing adequate meeting times, ensures matters important to stockholders are not neglected in favor of addressing only current salient issues.

HEWLETT PACKARD ENTERPRISE	| 3

2018 PROXY STATEMENT

Corporate Governance (continued)

Virtual Stockholder Meeting

Our year-long stockholder outreach program culminates in our annual stockholder meeting, which is conducted virtually through a live webcast and online stockholder tools. We have created and implemented the virtual annual meeting format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. We believe this is the right choice for a company with a global footprint; not only bringing cost savings to the company and stockholders, but also increasing the ability to engage with all stockholders, regardless of size, resources, or physical location. We remain very sensitive to concerns regarding virtual meetings generally from investor advisory groups and other stockholder rights advocates, who have voiced concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any questions of our Board or management. During the live Q&A session of the meeting, we answer questions as they come in and address those asked in advance, as time permits. We have committed to publishing and answering each question received following the meeting. In 2017, this resulted in more than 200 stockholder questions and comments communicated to, and answered by, our directors and management. Although the live webcast is available only to stockholders at the time of the meeting, a replay of the meeting is made publicly available on the company's investor relations site. In additional to strong participation from individual stockholders, we have continued to receive positive support from institutional stockholders who have indicated the virtual format is beneficial and appropriate in the context of our broader direct outreach program.

We have carefully designed our outreach program to provide continuous and meaningful stockholder engagement and participation. Our committed Board of Directors and management team value these interactions and invest meaningful time and resources to ensure that they have an open line of communication with stockholders. Stockholders and other stakeholders may directly communicate with our Board by contacting: Secretary to the Board of Directors, 3000 Hanover Street, MS 1050, Palo Alto, California 94304; e-mail: bod-hpe@hpe.com.

CORPORATE CITIZENSHIP THROUGH LIVING PROGRESS

Sustainability and corporate citizenship are core values embedded in HPE at every level. To that end, we take a thoughtful approach to our global citizenship efforts through our Living Progress program. This program is overseen by the NGSR Committee which regularly reviews, assesses, reports and provides guidance to management and the Board regarding HPE's policies and programs relating to global citizenship and the impact of HPE's operations on employees, customers, suppliers, partners and communities worldwide. Our commitment to corporate citizenship has been rewarded, earning us the distinction of Industry Mover in the 2017 Dow Jones Sustainability Index ("DJSI"). HPE holds the highest industry score globally in six DJSI sections: Climate Strategy, Human Rights, Talent Attraction and Retention, Corporate Governance, Policy Influence, and Privacy Protection. HPE also achieved the highest possible ranking from the Carbon Disclosure Project for our carbon management and disclosure, ranking in the top 4% of companies evaluated. Detailed

4 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Corporate Governance (continued)

below are a few ways Living Progress creates sustainable solutions for our company, our customers, and our world.

Our company	Our customers	Our world

Uncompromising stance on human rights Sustainable, responsible supply chain Environmentally conscious operations	Innovating sustainable IT infrastructure Customers engaged on sustainability efforts	HPE Foundation disaster relief, employee donations, and community investment HPE technology applied to solve global challenges

More information regarding our award-winning Living Progress plan and our recent annual reports are available at https://www.hpe.com/us/en/living-progress.html.

HEWLETT PACKARD ENTERPRISE BOARD OF DIRECTORS

Board Composition

Our Board was thoughtfully structured after a global search targeting world-class directors with the diversity of skills, experience, ethnicity, and gender resulting in exceptional leadership for HPE.

The selection criteria for our directors included:

•
high professional and personal ethics and values consistent with our longstanding values and standards;

•
broad policy-making experience in business, government, education, technology or public service;

•
sufficient time to devote to the Board and our company;

•
diversity of background and experience, including: senior leadership and operating experience in a publicly listed company; board experience in a publicly listed company; financial, industrial/technical, brand marketing or international expertise; and

•
experience as an investor with a commitment to enhancing stockholder value and representation of the interests across our stockholder base.

The following page includes a skills and qualifications matrix highlighting many of the key experiences and competencies our directors bring to Hewlett Packard Enterprise Company.

HEWLETT PACKARD ENTERPRISE	| 5

2018 PROXY STATEMENT

Corporate Governance (continued)

Hewlett Packard Enterprise Company Board of Directors
Skills and Qualifications

	Daniel Ammann	Marc L. Andreessen	Michael J. Angelakis	Leslie A. Brun	Pamela L. Carter	Raymond J. Lane	Ann M. Livermore	Antonio F. Neri	Raymond E. Ozzie	Gary M. Reiner	Patricia F. Russo	Lip‑Bu Tan	Margaret C. Whitman	Mary Agnes Wilderotter

Risk and Compliance
Experience identifying, mitigating, and managing risk in enterprise operations helps our directors effectively oversee our Enterprise Risk Management program, which is vital to customer and stockholder protection.	•		•	•	•		•	•			•		•	•

Financial and Audit
Experience in accounting and audit functions and the ability to analyze financial statements and oversee budgets is key to supporting the Board's oversight of our financial reporting and functions.	•		•	•	•			•			•		•	•

Business Development and Strategy Experience in setting and executing long-term corporate strategy is critical to the successful planning and execution of our long-term vision.	•	•	•	•	•	•	•	•	•	•	•	•	•	•

Investment Experience in venture and investment capital underlies our capital allocation decisions and ensures that the investors' view of our business is incorporated in board discussions.	•	•	•	•		•		•		•		•	•

Executive Level Leadership Experience in executive positions within enterprise businesses is key to the effective oversight of management.	•	•	•	•	•	•	•	•	•	•	•	•	•	•

Business Ethics Experience in and continued dedication to the highest levels of ethics and integrity within the enterprise context underpins the holistic commitment of HPE to operate with integrity.	•	•	•	•	•	•	•	•	•	•	•	•	•	•

Extensive Industry Leadership Experience at the executive level in the technology sector enhances our Board's ability to oversee management in a constantly changing industry.	•	•	•		•	•	•	•	•	•	•	•	•	•

Legal, Regulatory and Public Policy Experience in setting and analyzing public policy supports Board oversight of our business in heavily regulated sectors.					•	•							•	•

Corporate Governance Experience on other public company boards provides insight into developing practices consistent with our commitment to excellence in corporate governance.		•	•	•	•	•	•	•		•	•	•	•	•

International Experience operating in a global context by managing international enterprises, residence abroad, and studying other cultures enables oversight of how HPE navigates a global marketplace.	•		•		•	•		•			•	•	•

Cyber Security Experience in understanding the cyber security threat landscape is increasingly important in our own business and that of our customers.		•						•	•	•	•	•	•	•

6 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Corporate Governance (continued)

Director Candidate Selection and Evaluation

Stockholder Recommendations

The policy of the NGSR Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the NGSR Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth on page 28 under "Proposals to be Voted on—Proposal No. 1 Election of Directors—Director Nominee Experience and Qualifications." Any stockholder recommendations submitted for consideration by the NGSR Committee should include verification of the stockholder status of the person submitting the recommendation and the recommended candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett Packard Enterprise Company
3000 Hanover Street MS 1050
Palo Alto, California 94304
Email: bod-hpe@hpe.com

Stockholder Nominations

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and, under certain circumstances, to include their nominees in the Hewlett Packard Enterprise proxy statement. For a description of the process for nominating directors in accordance with our Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend individuals to serve as directors and what are the deadlines for a director nomination?" on page 92.

Identifying and Evaluating Candidates for Directors

The NGSR Committee, in consultation with the Chair, assesses the appropriate size of the Board, as well as the alignment of director skills with company strategy, and whether any vacancies on the Board are expected due to retirement or otherwise, or whether the Board would benefit from the addition of a director with a specific skillset. The NGSR Committee also considers board refreshment in its annual evaluation of the Board. We balance our respect for historical knowledge of our company with our regard for fresh perspectives by considering director tenure on a case-by-case basis, rather than imposing arbitrary term limits.

The NGSR Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the NGSR Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the NGSR Committee and may be considered at any point during the year. As described above, the NGSR Committee considers properly submitted stockholder recommendations of candidates for the Board to be included in our proxy statement. Following verification of the stockholder status of individuals proposing candidates, recommendations are considered collectively by the NGSR Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NGSR Committee. The NGSR Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the NGSR Committee seeks to achieve a balance of knowledge, experience and capability on the Board that will enable the Board to effectively oversee the business. The NGSR Committee evaluates nominees recommended by stockholders using the same criteria as it uses to evaluate all other candidates.

HEWLETT PACKARD ENTERPRISE	| 7

2018 PROXY STATEMENT

Corporate Governance (continued)

We engage a professional search firm on an ongoing basis to identify and assist the NGSR Committee in identifying, evaluating and conducting due diligence on potential director nominees. In each instance, the NGSR Committee considers the totality of the circumstances of each individual candidate.

Board and Committee Meetings and Attendance

Our Board has regularly scheduled meetings and an annual meeting of stockholders each year, in addition to special meetings scheduled as appropriate. During fiscal 2017, our Board held 13 meetings. In addition, our five committees held a total of 32 meetings, with the Audit Committee meeting nine times, the HRC Committee meeting five times, and the NGSR Committee meeting three times. Each of the five regularly scheduled Board meetings held during fiscal 2017 included an executive session, consisting of only non-management directors, and one included a private session consisting of only independent directors. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable Committee meetings and each annual meeting of stockholders. When directors are unable to attend a meeting, it is our practice to provide all meeting materials to the director, and the Chair or the relevant committee chair consults with and apprises the director of the meeting's subject matter. In addition to participation at Board and committee meetings, our directors discharged their responsibilities throughout the year through frequent one-on-one meetings and other communications with our Chair, our Chief Executive Officer ("CEO") and other members of senior management regarding matters of interest.

Each of our incumbent directors who was a director during fiscal 2017 attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served.

Directors are also encouraged to attend our annual meeting of stockholders. Last year, each of our directors was in attendance.

Board Leadership Structure

The Board is currently led by an independent director, Patricia F. Russo, Chair of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chair of the Board and Chief Executive Officer to be filled by the same or different individuals, although the Corporate Governance Guidelines express a preference for the separation of the two roles. This flexibility allows the Board to determine whether the two roles should be combined or separated based upon our needs and the Board's assessment of its leadership from time to time. The Board believes that our stockholders are best served at this time by having an independent director serve as Chair of the Board. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chair facilitates our Board's independent oversight of management, promotes communication between senior management and our Board about issues such as management development and succession planning, executive compensation, and company performance, engages with stockholders, and leads our Board's consideration of key governance matters.

The Chair

•

presides at all meetings of the Board, including executive sessions of the independent directors,

•

oversees the planning of the annual Board calendar, schedules and sets the agenda for meetings of the Board in consultation with the other directors, and leads the discussion at such meetings,

•

chairs the annual meeting of stockholders,

•

is available in appropriate circumstances to speak on behalf of the Board, and

•

performs such other functions and responsibilities as set forth in our Corporate Governance Guidelines or as requested by the Board from time to time.

8 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Corporate Governance (continued)

Board Structure and Committee Composition

As of the date of this proxy statement, the Board has 14 directors and the following five standing committees: (1) Audit Committee; (2) Finance and Investment Committee; (3) HR and Compensation Committee (the "HRC Committee" or "HR and Compensation Committee"); (4) Nominating, Governance and Social Responsibility Committee (the "NGSR Committee"); and (5) Technology Committee. The current committee membership and the function of each of these standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on our website at investors.hpe.com/governance#committee-charters. Each committee reviews and reassesses the adequacy of their charter annually, conducts annual evaluations of their performance with respect to their duties and responsibilities as laid out in the charter, and reports regularly to the Board with respect to the committees' activities. Additionally, the Board and each of the committees has the authority to retain, terminate and receive appropriate funding for outside advisors as the Board and/or each committee deems necessary.

The composition of each standing committee is as follows:

Independent Directors	Audit	FIC	HRC	NGSRC	Tech
Daniel Ammann

Marc L. Andreessen

Michael J. Angelakis

Leslie A. Brun

Pamela L. Carter

Raymond J. Lane

Raymond E. Ozzie

Gary M. Reiner

Patricia F. Russo

Lip-Bu Tan

Mary Agnes Wilderotter
Other Directors
Ann M. Livermore

Antonio F. Neri(1)

Margaret C. Whitman

(1)
As sitting CEO, Antonio Neri facilitates the satisfaction of each committee's responsibilities and guides management's support to the board.

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2018 PROXY STATEMENT

Corporate Governance (continued)

Audit Committee For financial reporting process and audit
Members	Skills and Experiences
Michael J. Angelakis	✓ Financial Statement Review
Leslie A. Brun	✓ Audit
Pamela L. Carter	✓ Compliance
Mary Agnes Wilderotter, Chair	✓ Risk Management

Risk Oversight Role and Primary Responsibilities:

Audit

•

Oversee the performance of our internal audit function

•

Review the qualifications, independence, work product and performance of the independent registered public accounting firm and evaluate and determine the firm's compensation

Compliance Processes

•

Oversee our compliance with legal and regulatory requirements

•

Conduct investigations into complaints concerning federal securities laws

•

Review results of significant investigations, and management's response to investigations

Financial Reporting • Oversee financial reporting process • Review and discuss earnings press releases • Review the audit and integrity of our financial statements	Risk Management • Review identified risks to HPE • Review risk assessment and management policies

Required Qualifications:

Each director on the Audit Committee must be independent within the meaning of the New York Stock Exchange ("NYSE") standards of independence for directors and audit committee members, and must meet applicable NYSE financial literacy requirements, each as the Board determines. The Board determined that each of the Audit Committee members is independent within the meaning of applicable laws and listing standards. Finally, at least one director on the Audit Committee must be an "audit committee financial expert," as determined by the Board in accordance with SEC rules. The Board determined that each of Ms. Wilderotter, Chair of the Audit Committee, Mr. Angelakis and Mr. Brun, is an audit committee financial expert.

Finance and Investment Committee For significant treasury matters, strategic transactions, and capital allocation reviews
Members	Skills and Experiences
Daniel Ammann	✓ Capital Structure and Strategy
Marc L. Andreessen	✓ Captive Finance
Michael J. Angelakis, Chair	✓ Venture Capital
Raymond J. Lane	✓ Enterprise Information Technology
Ann M. Livermore
Raymond E. Ozzie
Gary M. Reiner
Margaret C. Whitman

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2018 PROXY STATEMENT

Corporate Governance (continued)

Risk Oversight Role and Primary Responsibilities:

Finance	Investment	Mergers & Acquisitions

•

Oversee significant treasury matters such as capital structure and allocation strategy, global liquidity, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending

•

Oversee our loans and loan guarantees of third parties

•

Review capitalization of our Financial Services business

• Review derivative policy • Review and approve certain swaps and other derivative transactions • Oversee fixed income investments

•

Evaluate and revise our mergers and acquisitions approval policies

•

Assist the Board in evaluating investment, acquisition, certain long-term commercial, joint venture and divestiture transactions

•

Evaluate the execution, financial results and integration of completed transactions

Required Qualifications:

A majority of the directors on the Finance and Investment Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines.

HR and Compensation Committee For executive compensation structure and strategy
Members	Skills and Experiences
Leslie A. Brun, Chair	✓ Operations
Pamela L. Carter	✓ Legal and Regulatory Compliance
Mary Agnes Wilderotter	✓ Executive Compensation

Risk Oversight Role and Primary Responsibilities:

Compensation Structure & Strategy

•

Discharge the Board's responsibilities relating to the compensation of our executives and directors

•

Annually review and evaluate management's performance and compensation

•

Oversee and provide risk management of our compensation structure, including our equity and benefits programs

•

Review and discuss the Compensation Discussion and Analysis and additional disclosures in compliance with SEC or listing standards

Human Resources & Workforce Management • Generally oversee our human resources and workforce management programs

Required Qualifications:

Each director on the HRC Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. In addition, members of the HRC Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. The

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2018 PROXY STATEMENT

Corporate Governance (continued)

Board determined that each of Mr. Brun, Chair of the HRC Committee, and the HRC Committee members, Ms. Carter, and Ms. Wilderotter, is independent within the meaning of the NYSE standards of independence for directors and compensation committee members, and qualifies as "non-employee directors" and "outside directors" for purposes of Rule 16b-3 under the 1934 Act and Section 162(m) of the Internal Revenue Code, respectively.

Compensation Committee Interlocks and Insider Participation:

None of our executive officers served as a member of the compensation committee of another company, or as a director of another company, whose executive officers also served on our compensation committee or as one of our directors.

Nominating, Governance and Social Responsibility Committee For board evaluation, director nomination, and corporate citizenship
Members	Skills and Experiences
Gary M. Reiner, Chair	✓ Corporate Governance
Patricia F. Russo	✓ Operations
Lip-Bu Tan	✓ Executive and Director Level Leadership Experience

Risk Oversight Role and Primary Responsibilities:

Corporate Governance	Board Composition

•

Develop and review regularly our Corporate Governance Guidelines

•

Identify and monitor social, political, and environmental trends and provide guidance relating to public policy matters and global citizenship

•

Review proposed changes to our Certificate of Incorporation, Bylaws and Board committee charters

•

Ensure proper attention is given and effective responses are made to stockholder concerns

•

Design and execute annual evaluations of the Board, committees, and individual directors

•

Oversee the HRC Committee's evaluation of senior management

•

Identify, recruit and recommend candidates to be nominated for election as directors

•

Develop and recommend Board criteria for identifying director candidates

•

Oversee the organization and leadership structure of the Board to discharge its duties and responsibilities properly and efficiently

•

Evaluate director independence and financial literacy and expertise

Required Qualifications:

Each director on the NGSR Committee must be independent within the meaning of applicable laws and listing standards, as the Board determines. The Board determined that each of the NGSR Committee members is independent within the meaning of applicable laws and listing standards.

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Corporate Governance (continued)

Technology Committee For technology and intellectual property portfolio strategy
Members	Skills and Experiences
Marc L. Andreessen
Raymond J. Lane	✓ Entrepreneurship
Raymond E. Ozzie, Chair	✓ Research and Development
Gary M. Reiner	✓ Venture Capital
Lip-Bu Tan	✓ Enterprise Information Technology
Margaret C. Whitman

Risk Oversight Role and Primary Responsibilities:

Impact of investment and other actions upon the strength of our intellectual property and technology strategies

•
Make recommendations to the Board concerning our technology strategies

•
Assess the health and oversee the execution of our technology strategies

•
Assess the scope and quality of our intellectual property

•
Provide guidance on technology as it may pertain to market entry and exit, investments, mergers, acquisitions and divestitures, research and development investments, and key competitor and partnership strategies

Required Qualifications:

Each director on the Technology Committee will have such qualifications as the Board determines.

Board Risk Oversight

Given today's ever-changing economic, social, and political landscape, structured, conscientious risk management is more important than ever for every public company. Our Board, with the assistance of its committees as discussed below, reviews and oversees our enterprise risk management ("ERM") program, which is an enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue around risk at the senior management and Board levels and facilitate appropriate risk response strategies.

Under the ERM program, management develops a holistic portfolio of our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Hewlett Packard Enterprise organizations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.

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2018 PROXY STATEMENT

Corporate Governance (continued)

The Board oversees management's implementation of the ERM program, including reviewing our enterprise risk portfolio and evaluating management's approach to addressing identified risks. Various Board committees also have responsibilities for oversight of risk management that supplement the ERM program. For example, the HRC Committee considers the risks associated with our compensation policies and practices as discussed below, the Finance and Investment Committee is responsible for overseeing financial risks, and the NGSR Committee oversees risks associated with our governance structure and processes. This structure allows specialized attention to and oversight over key risk areas by aligning our carefully crafted committees with risk oversight in their individual areas of expertise. The Board is kept informed of its committees' risk oversight and related activities primarily through reports of the committee chairs to the full Board. In addition, the Audit Committee escalates issues relating to risk oversight to the full Board as appropriate to keep the Board appropriately informed of developments that could affect our risk profile or other aspects of our business. The Board also considers specific risk topics in connection with strategic planning and other matters.

Compensation Risk Assessment

During fiscal 2017, we undertook an annual review of our material compensation processes, policies and programs for all employees and determined that our compensation programs and practices are not reasonably likely to have material adverse effect on Hewlett Packard Enterprise. In conducting this assessment, we reviewed our compensation risk infrastructure, including our material plans, our risk control systems and governance structure, the design and oversight of our compensation programs and the developments, improvements and other changes made to those programs, and we presented a summary of the findings to the HRC Committee. Overall, we believe that our programs contain an appropriate balance of fixed and variable features and short- and long-term incentives, as well as complementary metrics and reasonable, performance-based goals with linear payout curves under most plans. We believe that these factors, combined with effective Board and management oversight, operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs.

Succession Planning

Among the HRC Committee's responsibilities described in its charter is to oversee succession planning and leadership development. On an ongoing basis, the Board reviews succession plans for the CEO and other senior executive positions. These reviews occur with input from the CEO and EVP, Human Resources and the Board also reviews succession plans in executive session, with no members of management present. Succession reviews for key executive roles, including the CEO position, consist of an assessment of internal candidates as well as the review of external talent as identified by an executive search firm employed by the Board.

In its deliberations around CEO succession that led to the appointment of Antonio Neri, the Board identified several critical experiences, leadership attributes and business performance criteria essential for a successful CEO at Hewlett Packard Enterprise. The Board was assisted in the process by engaging a leading executive assessment firm over the course of several months. In addition, a separate executive search firm provided potential external candidates for consideration based on the success criteria articulated by the Board. These criteria and the assessment of both internal and external candidates led to a unanimous determination by the Board to promote an internal candidate, Antonio Neri into the role. The Board determined that Mr. Neri had the deep technical depth, strong customer and partner relationships, trusted leadership attributes and track record of superior business performance to execute and realize the strategic vision of HPE.

In fiscal 2017, with the spin-off and merger of our Enterprise Services and Software segments, we engaged in two robust organization design and talent selection processes to staff both companies, through which management reviewed selection recommendations below the senior leadership level, considering skill sets, performance, potential and diversity. Where the organizational changes altered our pre-existing succession plans, new successors were identified and relevant talent development plans were implemented.

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Corporate Governance (continued)

Director Evaluations

Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. The Board annually conducts a formal evaluation of the Board, each committee, and individual directors. The process involves the NGSR Committee, working with the Board Chair, designing each year's evaluation process, selecting from a variety of elements including external evaluators, written evaluations, and group discussions, based on the current dynamics of the Board and of the Company as well as the method of previous annual evaluations. This year, evaluations were completed through individual interviews conducted by the Board Chair, and were intended to gauge effectiveness in board composition and conduct, meeting structure, materials, committee composition and effectiveness; strategic and succession planning; culture and exercise of oversight as well as continued education and access to management.

Limits on Director Service on Other Public Company Boards

We have a highly effective and engaged Board, and we believe that our directors' outside directorships enable them to contribute valuable knowledge and experience to the HPE Board. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise the ability of these directors to effectively serve on the Board. HPE's Corporate Governance Guidelines limit each director's service on other boards of public companies to a number that permits them, given their individual circumstances, to perform responsibly all director duties and, in all events, this service may not exceed four other public company boards. Further, the ability of each director to devote sufficient time and attention to director duties is expressly considered as part of the annual board self-evaluation process, which aims to evaluate the effectiveness and engagement of HPE's directors, including in the context of their external commitments.

While the Board considers its directors' outside directorships during this evaluation process, the Board recognizes that this is one of many outside obligations which could potentially impair a director's capacity to dedicate sufficient time and focus to their service on the HPE Board. As such, the Board evaluates many factors when assessing the effectiveness and active involvement of each director. Such other factors include:

    ✓
    The director's attendance at Board and committee meetings.

    ✓
    The director's participation and level of engagement during these meetings.

    ✓
    The role played by the director on the Board of HPE, as well as on his or her outside boards, including committee membership and chairmanship.

    ✓
    The experience and expertise of the director, including both relevant industry experience and service on other (related) public company boards, which enables the director to serve on multiple boards effectively.

We schedule our board and committee meetings up to two years in advance, to ensure director availability and maximum participation. Directors serve for one-year terms; accordingly, there is an opportunity to evaluate annually each director's ability to serve.

Director Independence

Our Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our website at http://investors.hpe.com/governance/guidelines. Our director independence standards generally reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee and the HRC Committee meets the heightened independence standards required for such committee members under the applicable listing standards.

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Corporate Governance (continued)

Under our Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

  (1)
  The director is, or has been within the last three years, an employee of Hewlett Packard Enterprise, or an immediate family member of the director is, or has been within the last three years, an executive officer of Hewlett Packard Enterprise.

  (2)
  The director has been employed as an executive officer of Hewlett Packard Enterprise, its subsidiaries or affiliates within the last five years.

  (3)
  The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Hewlett Packard Enterprise, other than compensation for Board service, compensation received by a director's immediate family member for service as a non-executive employee of Hewlett Packard Enterprise, or pension or other forms of deferred compensation for prior service with Hewlett Packard Enterprise that is not contingent on continued service.

  (4)
  (A) The director or an immediate family member is a current partner of the firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

  (5)
  The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or has served on that company's compensation committee.

  (6)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Hewlett Packard Enterprise for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

  (7)
  The director is affiliated with a charitable organization that receives significant contributions from Hewlett Packard Enterprise.

  (8)
  The director has a personal services contract with Hewlett Packard Enterprise or an executive officer of Hewlett Packard Enterprise.

For these purposes, an "immediate family member" includes a director's spouse, parents, step-parents, children, step-children, siblings, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, and any person (other than tenants or employees) who shares the director's home.

In determining independence, the Board reviews whether directors have any material relationship with Hewlett Packard Enterprise. An independent director must not have any material relationship with Hewlett Packard Enterprise, either directly or as a partner, stockholder or officer of an organization that has a relationship with Hewlett Packard Enterprise, nor any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director's relationship to Hewlett Packard Enterprise, the Board considers all relevant facts and circumstances, including consideration of the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation, and is guided by the standards set forth above.

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Corporate Governance (continued)

In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2015 between Hewlett Packard Enterprise, and/or its former parent HP Inc., as applicable, and entities associated with the independent directors or their immediate family members. The Board's independence determinations included consideration of the following transactions:

  •
  Mr. Ammann is the President of General Motors Company. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with General Motors Company. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to General Motors Company, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from General Motors Company, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of General Motors Company's consolidated gross revenues.

  •
  Mr. Angelakis is a senior advisor to the executive management committee of Comcast Corporation and until July 2015 served as Vice Chairman and Chief Financial Officer of Comcast Corporation. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Comcast Corporation. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Comcast Corporation, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Comcast Corporation, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Comcast Corporation's consolidated gross revenues. Mr. Angelakis is also the Chairman and Chief Executive Officer of Atairos Group, Inc. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Atairos Group, Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Atairos Group, Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Atairos Group, Inc., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Atairos Group, Inc.'s consolidated gross revenues.

  •
  Ms. Carter served as a Vice President of Cummins Inc. until April 2015. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Cummins Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Cummins Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Cummins Inc., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Cummins Inc.'s consolidated gross revenues. Ms. Carter's husband is the sole owner of MAC, Inc. and a partner of Pinnacle, Inc. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with MAC, Inc. and Pinnacle, Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to MAC, Inc. and Pinnacle, Inc. and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from MAC, Inc. and Pinnacle, Inc. did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of consolidated gross revenues of MAC, Inc. and Pinnacle, Inc., as applicable.

  •
  Mr. Kleinfeld served as Chairman and Chief Executive Officer of Arconic Inc., formerly Alcoa Inc. HP Inc. and/or Hewlett Packard Enterprise have each entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Arconic Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Arconic Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Arconic Inc., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Arconic Inc.'s consolidated gross revenues.

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Corporate Governance (continued)
  •
  Mr. Ozzie is a partner at Accel. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Accel. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Accel, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Accel, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Accel's consolidated gross revenues.

  •
  Mr. Tan is the President and Chief Executive Officer of Cadence Design Systems, Inc. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Cadence Design Systems, Inc. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Cadence Design Systems, Inc., and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Cadence Design Systems, Inc., did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Cadence Design Systems, Inc.'s consolidated gross revenues.

  •
  Mrs. Wilderotter's sister, Denise M. Morrison, is the President and Chief Executive Officer of Campbell Soup Company. Ms. Morrison also serves as a director of the Board of Campbell Soup Company. HP Inc. and/or Hewlett Packard Enterprise have entered into transactions for the purchase and/or sale of goods and services in the ordinary course of its business during the past three fiscal years with Campbell Soup Company. The amount that HP Inc. or Hewlett Packard Enterprise paid in each of the last three fiscal years to Campbell Soup Company, and the amount received in each fiscal year by HP Inc. or Hewlett Packard Enterprise from Campbell Soup Company, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of Campbell Soup Company's consolidated gross revenues.

  •
  Each of Mr. Ammann, Mr. Angelakis, Mr. Brun, Ms. Carter, Mr. Lane, Ms. Livermore, Mr. Ozzie, Mr. Reiner, Ms. Russo, Mr. Tan, Ms. Whitman and Mrs. Wilderotter, or one of their immediate family members, is a non-employee director, trustee or advisory board member of another company that did business with HP Inc. or Hewlett Packard Enterprise at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.

As a result of this review, the Board has determined the transactions and relationships described above would not interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. The Board has also determined that, with the exception of Mr. Lane, Ms. Livermore, and Ms. Whitman, each non-employee director during fiscal 2017, including Mr. Ammann, Mr. Andreessen, Mr. Angelakis, Mr. Brun, Ms. Carter, Mr. Kleinfeld, Mr. Ozzie, Mr. Reiner, Ms. Russo, Mr. Tan, Mrs. Wilderotter and each of the members of the Audit Committee, the HRC Committee and the NGSR Committee, had, and, with respect to current directors, has, no material relationship with Hewlett Packard Enterprise (either directly or as a partner, stockholder or officer of an organization that has a relationship with Hewlett Packard Enterprise) and is independent within the meaning of both our and NYSE director independence standards. The Board has determined that (i) Mr. Lane is independent within the meaning of NYSE director independence standards and will be considered independent within the meaning of our more stringent director independence standards as of April 4, 2018, (ii) Ms. Livermore is not independent under either standard because she was an employee of Hewlett Packard Enterprise through October 31, 2016 and was an executive officer of our former parent within the last five fiscal years, (iii) Mr. Neri is not independent under either standard because of his status as our current President and CEO, and (iv) Ms. Whitman is not independent because she was an executive officer of Hewlett Packard Enterprise through February 1, 2018.

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Corporate Governance (continued)

Director Compensation and Stock Ownership Guidelines

Non-employee director compensation is determined by the independent members of our Board, acting on the recommendation of the HRC Committee. On an annual basis when determining compensation, the HRC Committee considers market data for our peer group, which is the same peer group used for HPE's executive compensation benchmarking (see "Fiscal 2017 Peer Companies" in the Compensation Discussion and Analysis section) and input from Frederic W. Cook & Co., Inc. ("FW Cook"), the third-party compensation consultant retained by the HRC Committee regarding market practices for director compensation. Directors who are employees of the Company or its affiliates do not receive separate compensation for their board activities.

The HRC Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. As noted above, during fiscal 2017, FW Cook conducted a review of director compensation levels relative to our peer group. Results of their review indicated that, as a result of an increase to the median total director compensation relative to last year's study, the value of HPE's then-current program was below our peer-group median. To continue to align with HPE's practice of setting director compensation levels at or near the market median, the HRC Committee recommended, and the full Board approved, an annual increase of $40,000 delivered in the form of an increased annual equity retainer. The HRC Committee intends to continue to conduct director compensation reviews annually.

During fiscal 2017, non-employee directors were compensated for their service as shown in the chart below:

PAY COMPONENT	DIRECTOR COMPENSATION	ADDITIONAL INFORMATION(1)

Annual Cash Retainer	• $100,000(2)	• May elect to receive up to 100% in HPE stock(3), which may be deferred(4)

Annual Equity Retainer	• $215,000 granted in restricted stock units ("RSUs")(5)	• May defer up to 100%(4)

Meeting Fees	• $2,000 for each board meeting in excess of ten • $2,000 for each committee meeting in excess of ten (per committee)	• Paid in cash • May elect to receive up to 100% in HPE stock(3), which may be deferred(4)

Chairman of the Board Fee	• $200,000	• May elect to receive up to 100% in HPE stock(3), which may be deferred(4)

Committee Chair Fees	• Lead independent director: $35,000 • Audit committee: $25,000 • HRC committee: $20,000 • All others: $15,000	• May elect to receive up to 100% in HPE stock(3), which may be deferred(4)

Stock Ownership Guidelines	• 5x annual cash retainer (i.e., $500,000)	• Shares held by the director, directly or indirectly, and deferred vested RSUs are included in the stock ownership calculation • Must be met within five years of election to the Board

(1)
For purposes of determining director compensation, we use a compensation year that generally commences with the month in which the Annual Stockholders' Meeting is held, and ends one day prior to the following year's Annual Stockholder Meeting date. However, this does not coincide with our November through October fiscal year. Therefore, the pay components for the director compensation program for fiscal 2017 reflect program guidelines during both the 2016 and 2017 board years. The 2016 board year began in March 2016 and ended March 2017. The 2017 board year began in March 2017 and will continue until April 2018.
(2)
Annual cash retainer is paid in quarterly installments.
(3)
Annual cash retainer and chairman or committee chair fees received in shares of HPE stock in lieu of cash, are delivered quarterly in four equal grants. Meeting fees received in shares of HPE stock are delivered at the end of the board year.
(4)
Deferral elections are made in December, and effective for the following calendar year. For calendar year 2017, directors were permitted to elect to defer all or a portion of any compensation received in the form of RSUs or shares of HPE stock.
(5)
RSUs generally vest on the earlier of the date of the Annual Stockholder Meeting in the following year, or after one year from the date of grant. Directors receive dividend equivalent units with respect to RSUs.

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Corporate Governance (continued)

Non-employee directors are reimbursed for their expenses in connection with attending board meetings (including expenses related to spouses when spouses are invited to attend board events), and non-employee directors may use company aircraft for travel to and from board meetings and other company events, provided that the aircraft are not otherwise needed for direct business-related activities.

Fiscal 2017 Director Compensation

The following table provides information regarding compensation for directors who served during fiscal 2017:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3)(4) ($)	All Other Compensation ($)	Total ($)
Patricia F. Russo	174,667	348,449	—	523,116

Daniel Ammann	108,000	215,116	—	323,116

Marc L. Andreessen	5,556	317,560	—	323,116

Michael J. Angelakis	125,000	215,116	—	340,116

Leslie A. Brun	120,000	225,116	—	345,116

Pamela L. Carter	110,000	215,116	—	325,116

Klaus Kleinfeld	19,667	249,851	—	269,518

Raymond J. Lane	—	327,116	—	327,116

Ann M. Livermore	109,543	215,116	—	324,659

Raymond E. Ozzie	123,000	215,116	—	338,116

Gary M. Reiner	—	340,116	—	340,116

Lip-Bu Tan	—	321,116	—	321,116

Margaret C. Whitman(5)	—	—	—	—

Mary Agnes Wilderotter	133,000	215,116	—	348,116

(1)
Cash amounts included in the table above represent the cash portion of the annual retainers, committee chair fees, lead independent director fees, if applicable, chairman of the board fees, and additional meeting fees earned with respect to service during fiscal 2017. See "Additional Information about Fees Earned or Paid in Cash in Fiscal 2017" below. Any amounts elected to be received as HPE stock in lieu of cash are reflected in the Stock Awards column.
(2)
The amounts in this column reflect the grant date fair value of the annual equity retainer in the amount of $215,116, granted in the form of RSUs in fiscal 2017, as well as the following compensation voluntarily elected to be received in shares of HPE stock in lieu of cash during fiscal 2017: Ms. Russo received $133,293, Mr. Andreessen received $102,417, Mr. Brun received $9,997, Mr. Kleinfeld received $34,707, Mr. Lane received $111,969, Mr. Reiner received $124,944, and Mr. Tan received $105,974 in shares of HPE stock. The number of shares of HPE stock granted in lieu of cash is determined using the closing stock price on the last day of the board quarter (rounded down to the nearest share). All or a portion of the stock awards may have been deferred based on the director's compensation election.
(3)
Represents the grant date fair value of the annual equity retainer granted in fiscal 2017, calculated in accordance with applicable accounting standards relating to share-based payment awards. For awards of RSUs, that amount is calculated by multiplying the closing price of HPE's stock on the date of grant by the number of units awarded. For information on the assumptions used to calculate the value of the stock awards, refer to Note 7 to our "Consolidated and Combined Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as filed with the SEC on December 15, 2017. See "Additional Information about Non-Employee Director Equity Awards" below.
(4)
Mr. Kleinfeld forfeited his full unvested RSU equity retainer upon resignation from the Board effective April 24, 2017.
(5)
Ms. Whitman served as CEO of HPE throughout fiscal 2017. Accordingly, she did not receive any compensation for her board service. Please see the "Executive Compensation" section for details regarding Ms. Whitman's fiscal 2017 compensation.

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Corporate Governance (continued)

Additional Information about Fees Earned or Paid in Cash in Fiscal 2017

The following table provides additional information regarding fees earned or paid in cash to non-employee directors in fiscal 2017:

Name	Annual Retainers(1) ($)	Committee Chair/ Chairman Fees(2) ($)	Additional Meeting Fees(3) ($)	Total(4) ($)
Patricia F. Russo	55,556	111,111	8,000	174,667

Daniel Ammann	100,000	—	8,000	108,000

Marc L. Andreessen	5,556	—	—	5,556

Michael J. Angelakis	100,000	15,000	10,000	125,000

Leslie A. Brun	100,000	20,000	—	120,000

Pamela L. Carter	100,000	—	10,000	110,000

Klaus Kleinfeld	16,667	—	3,000	19,667

Raymond J. Lane	—	—	—	—

Ann M. Livermore	99,543	—	10,000	109,543

Raymond E. Ozzie	100,000	15,000	8,000	123,000

Gary M. Reiner	—	—	—	—

Lip-Bu Tan	—	—	—	—

Margaret C. Whitman(5)	—	—	—	—

Mary Agnes Wilderotter	100,000	25,000	8,000	133,000

(1)
The dollar amounts shown include annual cash retainers earned during fiscal 2017. This includes amounts earned for the last four months of the 2016 board compensation year, and the first eight months of the 2017 board compensation year. The amount reflected for Mr. Kleinfeld is prorated due to his resignation from the Board effective April 24, 2017. Ms. Livermore became a non-employee director effective November 1, 2016 (mid-third quarter of board year 2016), and therefore her quarterly cash retainer was prorated.
(2)
Committee chair fees are calculated based on service during each board compensation year. The dollar amounts shown include such fees earned in the last four months of the 2016 board compensation year, and the first eight months of the 2017 board compensation year.
(3)
Additional meeting fees are calculated based on the number of designated board meetings and committee meetings attended during each board compensation year. The dollar amounts shown include additional meeting fees earned in fiscal 2017 for meetings attended during the 2016 board compensation year. As of the end of fiscal 2017, no additional meeting fees for meetings attended during the first eight months of the 2017 board compensation year had been earned.
(4)
Total excludes compensation voluntarily elected to be received in shares of HPE stock in lieu of cash during fiscal 2017 as described in footnote three in the "Fiscal 2017 Director Compensation" table above.
(5)
Ms. Whitman served as CEO of HPE throughout fiscal 2017. Accordingly, she did not receive any compensation for her board service. Please see the "Executive Compensation" section for details regarding Ms. Whitman's fiscal 2017 compensation.

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Corporate Governance (continued)

Additional Information about Non-Employee Director Equity Awards

The following table provides additional information regarding non-employee director equity awards, including the stock awards made to non-employee directors during fiscal 2017, the grant date fair value of each of those awards, and the number of stock awards and option awards outstanding as of the end of fiscal 2017:

Name	Stock Awards Granted During Fiscal 2017(1) (#)	Grant Date Fair Value of Stock Awards Granted During Fiscal 2017(2)(3) ($)	Stock Awards Outstanding at Fiscal Year End(1)(4) (#)	Option Awards Outstanding at Fiscal Year End(1) (#)
Patricia F. Russo	23,034	348,449	102,768	—

Daniel Ammann	15,149	215,116	15,274	—

Marc L. Andreessen	21,095	317,560	175,380	—

Michael J. Angelakis	15,149	215,116	15,274	—

Leslie A. Brun	15,700	225,116	15,274	—

Pamela L. Carter	15,149	215,116	32,729	—

Klaus Kleinfeld	16,837	249,851	—	59,197

Raymond J. Lane	21,549	327,116	15,274	605,339

Ann M. Livermore	15,149	215,116	15,274

Raymond E. Ozzie	15,149	215,116	15,274	—

Gary M. Reiner	22,298	340,116	15,274	314,423

Lip-Bu Tan	21,218	321,116	15,274	—

Margaret C. Whitman(5)	—	—	—	—

Mary Agnes Wilderotter	15,149	215,116	15,274	—

(1)
In connection with both the Enterprise Services and Software spin-merge transactions, outstanding HPE equity awards were converted using ratios that preserved the intrinsic value of the awards as of the conversion dates.
(2)
Represents the grant date fair value of stock awards granted in fiscal 2017 calculated in accordance with applicable accounting standards. For awards of RSUs, that number is calculated by multiplying the closing price of HPE's stock on the date of grant by the number of units awarded. For information on the assumptions used to calculate the fair value of the awards, refer to Note 7 to our "Consolidated and Combined Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as filed with the SEC on December 15, 2017.
(3)
Mr. Kleinfeld forfeited his full unvested RSU equity retainer upon resignation from the Board effective April 24, 2017.
(4)
Includes dividend equivalent units accrued with respect to outstanding awards of RSUs during fiscal 2017.
(5)
Ms. Whitman served as CEO of HPE throughout fiscal 2017. Accordingly, she did not receive any compensation for her board service. Please see the "Executive Compensation" section for details regarding Ms. Whitman's fiscal 2017 compensation.

Non-employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, non-employee directors are required to accumulate, within five years of their election to the Board, shares of Hewlett Packard Enterprise stock equal in value to at least five times the amount of their annual cash retainer. Service on the HP Co. Board of Directors immediately prior to the separation of HPE from HP Co. on November 1, 2015, is recognized for purposes of such five-year period. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including deferred vested awards.

All non-employee directors with more than five years of service have met our stock ownership guidelines and all non-employee directors with less than five years of service have either met, or are on track to meet, our stock ownership guidelines within the required time based on the trading price of HPE's stock as of October 31, 2017.

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Corporate Governance (continued)

Anti-hedging/Pledging Policy

HPE has a policy prohibiting directors from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in HPE stock, including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, HPE's directors are prohibited from holding HPE stock in margin accounts and from pledging HPE stock as collateral for loans. We believe that these policies further align directors' interests with those of our stockholders.

STOCK OWNERSHIP INFORMATION

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of December 31, 2017 concerning beneficial ownership by:

  •
  holders of more than 5% of Hewlett Packard Enterprise's outstanding shares of common stock;

  •
  our directors and nominees;

  •
  each of the named executive officers listed in the Summary Compensation Table on page 67; and

  •
  all of our directors and executive officers as a group.

The information provided in the table is based on our records, information filed with the SEC and information provided to Hewlett Packard Enterprise, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of March 1, 2018 (60 days after December 31, 2017) through the exercise of any stock options, through the vesting and settlement of RSUs payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after March 1, 2018 and any RSUs vesting or settling on or before March 1, 2018 that may be payable in cash or shares at Hewlett Packard Enterprise's election. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

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Corporate Governance (continued)

Beneficial Ownership Table

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING

BlackRock(1)	97,991,786	6.1%

Dodge & Cox(2)	208,800,172	12.5%

PRIMECAP Management Co(3)	90,353,807	5.58%

The Vanguard Group(4)	110,380,627	6.92%

Daniel Ammann	17,627	*

Marc L. Andreessen(5)	177,558	*

Michael J. Angelakis(6)	51,627	*

Leslie A. Brun	18,619	*

Pamela L. Carter(7)	21,583	*

Raymond J. Lane(8)	789,662	*

Ann M. Livermore(9)	74,932	*

Raymond E. Ozzie	32,941	*

Gary M. Reiner(10)	367,952	*

Patricia F. Russo(11)	105,500	*

Lip-Bu Tan	27,620	*

Margaret C. Whitman(12)	11,521,724	*

Mary A. Wilderotter	13,499	*

Henry Gomez(13)	899,263	*

Christopher P. Hsu(14)	212,663	*

Antonio F. Neri(15)	1,815,715	*

John F. Schultz(16)	971,564	*

Timothy C. Stonesifer(17)	865,403	*

All current executive officers and directors as a group (20 persons)(18)	18,801,030	*

*
Represents holdings of less than 1% based on 1,587,697,131 outstanding shares of common stock as of December 29, 2017.

(1)
Based on the most recently available Schedule 13G/A filed with the SEC on January 25, 2018 by BlackRock, Inc. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 83,597,297 shares, shared voting power over no shares, sole dispositive power over 97,991,787 shares and shared dispositive power over no shares beneficially owned. The Schedule 13G/A contained information as of December 31, 2017 and may not reflect current holdings of HPE's stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Based on the most recently available Schedule 13G/A filed with the SEC on March 20, 2017 by Dodge & Cox. According to its Schedule 13G/A, Dodge & Cox reported having sole voting power over 200,778,540 shares, shared voting power over no shares, sole dispositive power over 208,800,172 shares and shared dispositive power over no shares. The securities reported on the Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts, and which clients have the right to receive or the power to direct the receipt of dividends from, and the proceeds from the sale of, HPE's stock. The Schedule 13G/A contained information as of December 31, 2016 and may not reflect current holdings of HPE's stock. The address for Dodge & Cox is Dodge & Cox, 555 California Street, 40th Floor, San Francisco, California 94104.

(3)
Based on the most recently available Schedule 13G filed with the SEC on October 6, 2017 by PRIMECAP Management Company ("PRIMECAP"). According to its Schedule 13G, PRIMECAP reported having sole voting power over 31,537,461 shares, shared voting power over no shares, sole dispositive power over 90,353,807 shares and shared dispositive power over no shares beneficially owned. The Schedule 13G contained information as of September 30, 2017 and may not reflect current holdings of HPE's stock. The address for PRIMECAP is PRIMECAP Management Company, 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(4)
Based on the most recently available Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. ("Vanguard"). According to its Schedule 13G/A, Vanguard reported having sole voting power over 2,265,331 shares, shared voting power over 367,082 shares, sole dispositive power over 107,809,785 shares and shared dispositive power over 2,570,842 shares.

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Corporate Governance (continued)

  The Schedule 13G/A contained information as of December 31, 2017 and may not reflect current holdings of HPE's stock. The address for Vanguard is The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Includes 161,898 shares that Mr. Andreessen elected to defer receipt of until the termination of his service as a member of the Board.

(6)
Represents 51,627 shares that Mr. Angelakis holds indirectly with his spouse.

(7)
Includes 17,455 shares that Ms. Carter has elected to defer receipt of until the termination of her service as a member of the Board.

(8)
Includes 605,339 shares that Mr. Lane has the right to acquire by exercise of stock options.

(9)
Includes 61,215 shares that Ms. Livermore holds indirectly through a trust with her spouse.

(10)
Includes 314,423 shares that Mr. Reiner has the right to acquire by exercise of stock options.

(11)
Includes 90,182 shares that Ms. Russo elected to defer receipt of until the termination of her service as a member of the Board.

(12)
Includes 66 shares held by Ms. Whitman indirectly through a trust and 9,670,870 shares that Ms. Whitman has the right to acquire by exercise of stock options.

(13)
Includes 805,214 shares that Mr. Gomez has the right to acquire by exercise of stock options.

(14)
Includes 121,981 shares that Mr. Hsu has the right to acquire by exercise of stock options.

(15)
Includes 1,429,852 shares that Mr. Neri has the right to acquire by exercise of stock options.

(16)
Includes 683,210 shares that Mr. Schultz has the right to acquire by exercise of stock options.

(17)
Includes 582,575 shares that Mr. Stonesifer has the right to acquire by exercise of stock options.

(18)
Includes 14,951,246 shares that current executive officers and directors have the right to acquire.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of Hewlett Packard Enterprise's stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto furnished to us and the written representations of our directors, executive officers and 10% stockholders, we believe that, during fiscal 2017, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

RELATED PERSONS TRANSACTIONS POLICIES AND PROCEDURES

We have adopted a written policy for approval of transactions between us and our directors, director nominees, executive officers, beneficial owners of more than five percent (5%) of Hewlett Packard Enterprise's stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single 12-month period and such "related persons" have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than ten percent (10%) beneficial owner of another entity).

The policy provides that the NGSR Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the NGSR Committee determines whether the transaction is in the best interests of Hewlett Packard Enterprise. In making that determination, the NGSR Committee takes into account, among other factors it deems appropriate:

  •
  the extent of the related person's interest in the transaction;

  •
  whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;

  •
  the benefits to Hewlett Packard Enterprise;

  •
  the impact or potential impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, 10% stockholder or executive officer;

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2018 PROXY STATEMENT

Corporate Governance (continued)
  •
  the availability of other sources for comparable products or services; and

  •
  the terms of the transaction.

The NGSR Committee has delegated authority to the chair of the NGSR Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full NGSR Committee for its review at each of the NGSR Committee's regularly scheduled meetings.

The NGSR Committee has adopted standing pre-approvals under the policy for limited transactions with related persons.

Pre-approved transactions include:

  1.
  compensation of executive officers that is excluded from reporting under SEC rules where the HRC Committee approved (or recommended that the Board approve) such compensation;

  2.
  director compensation;

  3.
  transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company's annual revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company's shares;

  4.
  contributions to a charity in an amount that does not exceed $1 million or 2% of the charity's annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

  5.
  transactions where all stockholders receive proportional benefits.

A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the NGSR Committee for its review in connection with that committee's regularly scheduled meetings.

Fiscal 2017 Related Person Transactions

We enter into commercial transactions with many entities for which our executive officers or directors serve as directors and/or executive officers in the ordinary course of our business. All of those transactions were pre-approved transactions as defined above or were approved or ratified by the NGSR Committee or our Former Parent's NGSR Committee. Hewlett Packard Enterprise considers all pre-approved or ratified transactions to have been at arm's-length and does not believe that any of our executive officers or directors had a material direct or indirect interest in any of such commercial transactions. In addition, during a portion of fiscal 2017, Mr. Lane's daughter, Kristi Rawlinson, served as a non-executive employee of Hewlett Packard Enterprise. Prior to becoming an employee in 2013, Ms. Rawlinson previously served as a consultant to ArcSight Inc. and, subsequently, HP Inc. (and thereafter HPE), following its acquisition of ArcSight. Following the sale of HPE's Software business to Micro Focus in September 2017, Ms. Rawlinson joined Micro Focus and her employment with HPE terminated. The amount received by Ms. Rawlinson in her role at Hewlett Packard Enterprise totaled approximately $142,284 in fiscal 2017.

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Corporate Governance (continued)

GOVERNANCE DOCUMENTS

We maintain a code of business conduct and ethics for directors, officers and employees known as our Standards of Business Conduct. We also have adopted Corporate Governance Guidelines, which, in conjunction with our Certificate of Incorporation, Bylaws and respective charters of the Board committees, form the framework for our governance. All of these documents are available at investors.hpe.com/governance for review, downloading and printing. We will post on this website any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of our Certificate of Incorporation, Bylaws, Standards of Business Conduct, Corporate Governance Guidelines and charters of the committees of the Board by contacting: Hewlett Packard Enterprise Company, Attention: Investor Relations, 3000 Hanover Street, Palo Alto, California 94304, www.investors.hpe.com/.

COMMUNICATIONS WITH THE BOARD

Individuals may communicate with the Board by contacting: Secretary to the Board of Directors, 3000 Hanover Street, MS 1050, Palo Alto, California 94304, e-mail: bod-hpe@hpe.com.

All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or to individual directors, as appropriate. Our independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

Communications that are intended specifically for the Chair of the Board, independent directors or the non-employee directors should be sent to the e-mail address or street address noted above, to the attention of the Chair of the Board.

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Proposals To Be Voted On

Proposal No. 1:	Election of Directors

On the recommendation of the NGSR Committee, the Board has nominated the 13 persons named below for election as directors this year, each to serve for a one-year term or until the director's successor is elected and qualified.

DIRECTOR NOMINEE EXPERIENCE AND QUALIFICATIONS

The Board annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience and backgrounds in order to effectively oversee our business. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board membership criteria described below.

Our Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our long-standing values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the NGSR Committee takes into account a potential director's ability to contribute to the diversity of background and experience represented on the Board, and it reviews its effectiveness in balancing these considerations when assessing the composition of the Board. Directors' service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all of our stockholders. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees' individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

All of the nominees have indicated to us that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Antonio F. Neri, Timothy C. Stonesifer and Rishi Varma, will vote for a nominee or nominees designated by the Board, or the Board may decrease the size of the Board.

There are no family relationships among our executive officers and directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✓	Our Board recommends a vote FOR the election to the Board of each of the following nominees.

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Proposals To Be Voted On (continued)

Hewlett Packard Enterprise Company 2018 Board of Directors Nominees

NAME	AGE	HPE DIRECTOR SINCE	NOTEWORTHY EXPERIENCE	NYSE INDEPENDENT	OTHER CURRENT PUBLIC COMPANY BOARDS

Daniel Ammann	45	2015	President, General Motors Company	Yes

Michael J. Angelakis	53	2015	Chairman and Chief Executive Officer of Atairos Management; Senior Advisor to the Executive Management Committee, Comcast Corporation; former Vice Chairman and Chief Financial Officer, Comcast Corporation	Yes	Groupon, Inc. TriNet Group, Inc.

Leslie A. Brun	65	2015	Chairman and Chief Executive Officer, Sarr Group, LLC; former Managing Director and Head of Investor Relations for CCMP Capital Advisors, LLC; Founder and former Chairman and Chief Executive Officer for Hamilton Lane Advisors	Yes	CDK Global, Inc. Broadridge Financial Solutions Merck & Co., Inc.

Pamela L. Carter	68	2015	Former Vice President of Cummins Inc.; former President of the Cummins Distribution business unit	Yes	Enbridge CSX Corp. Broadridge Financial Solutions

Raymond J. Lane	71	2015	Partner Emeritus, Kleiner Perkins Caufield & Byers Managing Partner, GreatPoint Ventures	Yes

Ann M. Livermore	59	2015	Former Executive Vice President, Enterprise Business, Hewlett-Packard Company	No	United Parcel Service, Inc. Qualcomm

Antonio F. Neri	50	2018	President and Chief Executive Officer, Hewlett Packard Enterprise Company	No	Anthem, Inc.

Raymond E. Ozzie	62	2015	Former Chief Executive Officer, Talko, Inc.; former Chief Software Architect, Microsoft Corporation	Yes

Gary M. Reiner	63	2015	Operating Partner, General Atlantic; former Senior Vice President and Chief Information Officer, General Electric Company	Yes	Citigroup Inc. Box, Inc.

Patricia F. Russo	65	2015	Former Chief Executive Officer, Alcatel-Lucent	Yes	Arconic Inc. General Motors Company Merck & Co., Inc. KKR Management LLC

Lip-Bu Tan	58	2015	President and Chief Executive Officer, Cadence Design Systems; Founder and Chairman, Walden International	Yes	Cadence Design Systems Aquantina Corp Semiconductor Manufacturing International Corp† Quantenna Communication, Inc.†

Margaret C. Whitman	61	2015	Former President and Chief Executive Officer, Hewlett Packard Enterprise Company; former Chairman, President and Chief Executive Officer, Hewlett-Packard Company	No	The Procter & Gamble Company

Mary Agnes Wilderotter	63	2016	Former Executive Chairman and Retired Chief Executive Officer, Frontier Communications Corporation	Yes	Costco Wholesale Corporation Juno Therapeutics Inc. Cadence Design Systems

†
Mr. Tan does not intend to seek re-election to the boards of directors of Semiconductor Manufacturing International Corp. or Quantenna Communications, Inc. at their 2018 annual stockholders' meetings.

Thirteen directors have been nominated for re-election at the Annual Meeting to hold office until the 2019 Annual Meeting. Our employees and our Board are a reflection of the world in which we do business, bringing together great minds of all backgrounds to provide the best for HPE. The following provides a snapshot of the

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Proposals To Be Voted On (continued)

diversity, skills and experience of our director nominees, followed by summary information about each individual nominee. Each of our thirteen director nominees has been an HPE director since 2015, except for Mary Agnes Wilderotter who was elected in 2016 and Antonio F. Neri who was elected in 2018.

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Proposals To Be Voted On (continued)

Daniel Ammann
Recent Career

Mr. Ammann has served as the President of General Motors Company, an automotive company, since January 2014. From April 2011 to January 2014, Mr. Ammann served as Chief Financial Officer and Executive Vice President of General Motors. Mr. Ammann joined General Motors in May 2010 as Vice President of Finance and Treasurer, a role he served in until April 2011.

Committee Membership: Finance and Investment

Public Directorships	Key Skills and Qualifications
None	• significant operational experience in global consumer, manufacturing and financial industries
• valuable insight into customer financial services gained through his leadership over the rebuilding of the captive finance company of General Motors Company
• executive experience helping lead an international, multibillion dollar company through a financial transformation including an initial public offering
• in-depth knowledge of financial statements, instruments, and strategy from roles as Treasurer and CFO at General Motors Company

Michael J. Angelakis
Recent Career

Mr. Angelakis has served as Chairman and Chief Executive Officer of Atairos Group, a global investment firm, since January 2016. Additionally, Mr. Angelakis serves as a Senior Advisor to the executive management committee of Comcast Corporation, a media and technology company. Previously, Mr. Angelakis served from November 2011 to July 2015 as Vice Chairman of Comcast and from March 2007 to July 2015 as Chief Financial Officer of Comcast. From 1999 to 2007, Mr. Angelakis was a Managing Director at Providence Equity Partners, LLC, a media and communications investment firm.

Committee Membership: Audit; Finance and Investment (Chair)

Public Directorships *	Key Skills and Qualifications
Current Service • Groupon, Inc. • TriNet Group, Inc. Former Service • Duke Energy

•

decades of investment, financial and managerial experience in the media and telecommunications industries

•

repeatedly recognized as one of America's best CFOs

•

extensive understanding of the financial, operational and technological concerns important to a complex global operation

*
Groupon is an e-commerce company, TriNet Group, Inc. is a provider of human resource solutions, and Duke Energy is an energy company.

HEWLETT PACKARD ENTERPRISE	| 31

2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

Leslie A. Brun
Recent Career

Mr. Brun has served as the Chairman and Chief Executive Officer of Sarr Group, LLC, an investment holding company, since March 2006. He is also a Senior Advisor of G100 Companies as of 2016. From August 2011 to December 2013, Mr. Brun was managing director and head of investor relations for CCMP Capital Advisors, LLC, a private equity firm. Previously, from January 1991 to May 2005, Mr. Brun served as founder, Chairman and Chief Executive Officer for Hamilton Lane Advisors, a private markets investment firm, and from April 1988 to September 1990 as co-founder and managing director of investment banking at Fidelity Bank in Philadelphia.

Committee Membership: Audit; HR and Compensation (Chair)

Public Directorships *	Key Skills and Qualifications
Current Service • CDK Global, Inc. (Chair) • Broadridge Financial Solutions, Inc. (Chair) • Merck & Co., Inc. Former Service • Automatic Data Processing, Inc.

•

robust business experience from a long career as an investment banker and CEO

•

advisory experience and knowledge of corporate governance from his service as a chairman and director on various public company boards

•

valuable financial, management, investor relations, and operational advice and expertise

*
CDK Global, Inc. is a technology solutions company, Broadridge Financial Solutions is a financial industry servicing company, Merck & Co., Inc. is a pharmaceuticals company, and Automatic Data Processing, Inc. is a business outsourcing services company.

Pamela L. Carter
Recent Career

Ms. Carter has served as President of Cummins Distribution Business, a multi-billion dollar global division of Cummins Inc., a global manufacturer of diesel engines and related technologies. She held this position from 2008 until her retirement in 2015. She served as Vice President and then President of Cummins Filtration, and as Vice President for EMEA, as an expatriate living in Belgium from 2000-2007. Prior to that, Ms. Carter served as Vice President, General Counsel, and Corporate Secretary from 1997 to 2000.

Before joining Cummins Inc., Ms. Carter was elected Attorney General of the State of Indiana from 1993 to 1997. She is the first female African American to be elected to this position in the United States. She practiced law and was partner, litigator and corporate lawyer for over a decade before joining Cummins.

Committee Membership: Audit; HR and Compensation

Public Directorships *	Key Skills and Qualifications
Current Service
• Enbridge Inc. • CSX Corporation • Broadridge Financial Solutions, Inc. Former Service • Spectra Energy Corp

•

global, strategic, operational and transformational leadership capability and expertise

•

extensive knowledge of corporate governance from her board roles including her service as Corporate Governance Chairwoman and member of the Compensation Committee at Spectra Energy Corp, and of finance from her current role as Chair of the Finance Committee at CSX Corp.

*
Enbridge Inc. is a global energy infrastructure company, CSX Corporation, is a rail-based freight transportation company, Broadridge Financial Solutions, Inc. is a financial industry servicing company, and Spectra Energy Corp was a natural gas company merged with Enbridge.

32 |	HEWLETT PACKARD ENTERPRISE

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Proposals To Be Voted On (continued)

Raymond J. Lane
Recent Career

Mr. Lane currently serves as Managing Partner of GreatPoint Ventures, a fund focused on using resources more efficiently, living longer and healthier lives, and increasing productivity. Mr. Lane served as executive Chairman of Hewlett-Packard Company from September 2011 to April 2013 and as non-executive Chairman of Hewlett-Packard Company from November 2010 to September 2011. Since April 2013, Mr. Lane has served as Partner Emeritus of Kleiner Perkins Caufield & Byers, a private equity firm, after having previously served as one of its Managing Partners from 2000 to 2013. Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company. Before joining Oracle in 1992, Mr. Lane was a senior partner of Booz Allen Hamilton, a consulting company. Prior to Booz Allen Hamilton, Mr. Lane served as a division vice president with Electronic Data Systems Corporation, an IT services company that Hewlett-Packard Company acquired in August 2008. He was with IBM Corporation from 1970 to 1977. Mr. Lane served as Chairman of the Board of Trustees of Carnegie Mellon University from July 2009 to July 2015. He also serves as Vice Chairman of Special Olympics International.

Committee Membership: Finance and Investment; Technology

Public Directorships *	Key Skills and Qualifications
Former Service • Quest Software, Inc. • Hewlett-Packard Company

•

significant experience as an early stage venture capital investor, principally in the information technology industry

•

valuable insight into worldwide operations, management and the development of corporate strategy

•

corporate governance experience from his service on other public company boards

*
Quest Software, Inc. was a software company before its acquisition by Dell Inc., a computer technology company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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Proposals To Be Voted On (continued)

Ann M. Livermore
Recent Career

Ms. Livermore served as Executive Vice President of the former HP Enterprise Business from 2004 until June 2011, and served as an Executive Advisor to our Chief Executive Officer between then and 2016. Prior to that, Ms. Livermore served in various other positions with Hewlett-Packard Company in marketing, sales, research and development, and business management since joining the company in 1982.

Committee Membership: Finance and Investment

Public Directorships *	Key Skills and Qualifications
Current Service • United Parcel Service, Inc. • Qualcomm Former Service • Hewlett-Packard Company

•

extensive experience in senior leadership positions from nearly 35 years at Hewlett-Packard Company

•

vast knowledge and experience in the areas of technology, marketing, sales, research and development and business management

•

knowledge of enterprise customers and their IT needs

•

corporate governance experience from her service on other public company boards

*
United Parcel Service, Inc. is a package delivery and logistics company, Qualcomm is a semiconductor and telecommunications equipment company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

34 |	HEWLETT PACKARD ENTERPRISE

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Proposals To Be Voted On (continued)

Antonio F. Neri
Recent Career

Mr. Neri has served as President and CEO of Hewlett Packard Enterprise since February 2018. He served as President of HPE from May 2017 to February 2018. Prior to his service as President, Mr. Neri served as Senior Vice President and General Manager, Enterprise Group at HP Co., and subsequently HPE, since October 2014. Previously, he served as Senior Vice President and General Manager of the HP Servers business from September 2013 to October 2014 and concurrently as Senior Vice President and General Manager of the HP Networking business unit from May 2014 to October 2014. Prior to that, Mr. Neri served as Senior Vice President and General Manager of the HP Technology Services business unit from August 2011 to September 2013 and as Senior Vice President, Customer Services for the HP Personal Systems Group from 2008 until August 2011.

Committee Membership: None

Public Directorships *	Key Skills and Qualifications
Current Service • Anthem, Inc.

•

extensive deep technology experience

•

extensive experience in senior leadership positions from nearly 23 years at Hewlett-Packard Company and later HPE

•

robust understanding of business development, operations and strategic planning

*
Anthem, Inc. is a healthcare insurance company.

Raymond E. Ozzie
Recent Career

Mr. Ozzie is a software entrepreneur who early in his career created a pioneering product for communications and productivity, Lotus Notes. He most recently served as Chief Executive Officer of Talko Inc., a company delivering mobile communications applications and services for business, acquired by Microsoft Corporation in December 2015. Previously, Mr. Ozzie served as Chief Software Architect of Microsoft Corporation from 2006 until December 2010, after having served as Chief Technical Officer of Microsoft from 2005 to 2006. Mr. Ozzie joined Microsoft in 2005 after Microsoft acquired Groove Networks, Inc., a collaboration software company he founded in 1997.

Committee Membership: Finance and Investment; Technology (Chair)

Public Directorships *	Key Skills and Qualifications
Former Service • Hewlett-Packard Company

•

recognized software industry executive and entrepreneur with significant experience in the software industry

•

extensive leadership and technical expertise from positions at IBM, Microsoft, Talko, and Groove Networks

*
Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

Gary M. Reiner
Recent Career

Mr. Reiner has served as Operating Partner at General Atlantic LLC, a private equity firm, since November 2011. Previously, Mr. Reiner served as Special Advisor to General Atlantic LLC from September 2010 to November 2011. Prior to that, Mr. Reiner served as Senior Vice President and Chief Information Officer at General Electric Company, a technology, media and financial services company, from 1996 until March 2010. Mr. Reiner previously held other executive positions with General Electric since joining the company in 1991. Earlier in his career, Mr. Reiner was a partner at Boston Consulting Group, a consulting company, where he focused on strategic and process issues for technology businesses.

Committee Membership: Finance and Investment; Nominating, Governance and Social Responsibility (Chair); Technology

Public Directorships *	Key Skills and Qualifications
Current Service • Box, Inc. • Citigroup Inc. Former Service • Hewlett-Packard Company

•

deep insight into how IT can help global companies succeed through his many years of experience as Chief Information Officer at General Electric

•

decades of experience driving corporate strategy, information technology and best practices across complex organizations

•

experience in private equity investing, with a particular focus on the IT industry

*
CitiGroup Inc. is an investment banking and financial services corporation, Genpact Limited is an outsourcing and information technology services company, Box, Inc. is a software company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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Proposals To Be Voted On (continued)

Patricia F. Russo
Recent Career

Ms. Russo has served as the Chair of our Board of Directors since November 2015. Previously, Ms. Russo served as the Lead Independent Director of Hewlett-Packard Company from July 2014 to November 2015. Ms. Russo served as Chief Executive Officer of Alcatel-Lucent, a communications company, from 2006 to 2008. Previously, Ms. Russo served as Chairman of Lucent Technologies Inc., a communications company, from 2003 to 2006 and Chief Executive Officer and President of Lucent from 2002 to 2006.

Committee Membership: Nominating, Governance and Social Responsibility

Public Directorships *	Key Skills and Qualifications
Current Service • Arconic Inc. • General Motors Company • Merck & Co., Inc. • KKR Management LLC Former Service • Alcoa Inc. • Hewlett-Packard Company

•

extensive global business experience

•

broad understanding of the technology industry

•

strong management skills and operational expertise

•

executive experience with a wide range of issues including mergers and acquisitions and business restructurings as she led Lucent's recovery through a severe industry downturn and later a merger with Alcatel

•

strong leadership and corporate governance experience from robust service on other public company boards

*
Arconic Inc. is an engineering and manufacturing company, General Motors Company is an automotive company, Merck & Co., Inc. is a pharmaceuticals company, KKR Management LLC is the managing partner of KKR & Co., L.P., an investment firm, Alcoa Inc. is a metals and manufacturing company, and Hewlett-Packard Company (now HP Inc.) is an information technology company and the former parent of Hewlett Packard Enterprise.

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Proposals To Be Voted On (continued)

Lip-Bu Tan
Recent Career

Mr. Tan has served as the President and Chief Executive Officer of Cadence Design Systems, an electronic design automation company, since 2009. Mr. Tan has also served as Founder and Chairman of Walden International, a venture capital firm, since 1987.

Committee Membership: Nominating, Governance and Social Responsibility; Technology

Public Directorships *	Key Skills and Qualifications
Current Service

•

Cadence Design Systems, Inc.

•

Aquantia Corporation

•

Semiconductor Manufacturing International Corporation.
(does not intend to seek re-election for upcoming board year) †

•

Quantenna Communications, Inc.
(does not intend to seek re-election for upcoming board year) †

Former Service

•

SINA Corp

•

Ambarella, Inc.

•

United Overseas Bank in Singapore

•

decades of experience pioneering venture capital investment in technology in the Asia-Pacific region

•

corporate governance experience from service on numerous public and private boards of technology companies

•

robust understanding of the electronic design and semiconductor industries

•

extensive experience analyzing investments, managing companies and leading developments in the global technology industry

*
Cadence Design Systems, Inc. is an electronic design automation company, Ambarella Inc. is a video compression and image processing company, Aquantia Corporation is supplier of high-speed connectivity silicon, Semiconductor Manufacturing International Corporation. is a semiconductor company, Quantenna Communications, Inc. is a WiFi fabless semiconductor company, SINA is a media company, Ambarella, Inc. is a video compression and image processing company, and United Overseas Bank in Singapore is a bank.

†
Mr. Tan does not intend to seek re-election to the boards of directors of Semiconductor Manufacturing International Corp. or Quantenna Communications, Inc. at their 2018 annual stockholders' meetings.

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Proposals To Be Voted On (continued)

Margaret C. Whitman
Recent Career

Ms. Whitman served as Chief Executive Officer of Hewlett Packard Enterprise from May 2017 to February 2018, and as President and Chief Executive Officer of Hewlett Packard Enterprise from November 2015 to May 2017. Prior to that, Ms. Whitman served as President, Chief Executive Officer, and Chair of Hewlett-Packard Company from July 2014 to November 2015 and President and Chief Executive Officer of Hewlett-Packard Company from September 2011 to November 2015. From March 2011 to September 2011, Ms. Whitman served as a part-time strategic advisor to Kleiner Perkins Caufield & Byers, a private equity firm. Previously, Ms. Whitman served as President and Chief Executive Officer of eBay Inc., an online marketplace, from 1998 to 2008. Prior to joining eBay, Ms. Whitman held executive-level positions at Hasbro Inc., a toy company, FTD, Inc., a floral products company, The Stride Rite Corporation, a footwear company, The Walt Disney Company, an entertainment company, and Bain & Company, a consulting company.

Committee Membership: Finance and Investment, Technology

Public Directorships *	Key Skills and Qualifications
Current Service • The Procter & Gamble Company Former Service • Zipcar, Inc. • HP Inc. • DXC Technology

•

unique experience in developing transformative business models, building global brands and driving sustained growth and expansion

•

strong operational and strategic expertise built during executive positions at Hewlett-Packard Company, HPE, and eBay

•

public company governance experience from service on various public boards

*
The Procter & Gamble Company is a consumer goods company, Zipcar, Inc. is a car sharing service HP Inc. is a technology company and the former parent of Hewlett Packard Enterprise, and DXC Technology is an IT services and solutions company.

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Proposals To Be Voted On (continued)

Mary Agnes Wilderotter
Recent Career

Ms. Wilderotter has served as Executive Chairman of Frontier Communications Corporation, a telecommunications company, from April 2015 to April 2016. Previously, Ms. Wilderotter served as Chairman and Chief Executive Officer of Frontier from January 2006 to April 2015. From 2004 to 2006, Ms. Wilderotter served as President, Chief Executive Officer, and a Director of Frontier. Prior to joining Frontier, Ms. Wilderotter served in executive and managerial roles at Wink Communications and Microsoft Corporation, both software companies and AT&T Wireless Services Inc., a telecommunications company.

Committee Membership: Audit (Chair); HR and Compensation

Public Directorships *	Key Skills and Qualifications

Current Service

•

Costco Wholesale Corporation

•

Juno Therapeutics Inc.

•

Cadence Design Systems

Former Service

•

Frontier Communications Corporation

•

Dreamworks Animation SKG, Inc.

•

Xerox Corporation

•

The Procter & Gamble Company

•

expertise leading and managing companies in the telecommunications and technology industries

•

in-depth understanding of financial statements and public company audit from her role as CEO of Frontier Communications, Chair of the Audit Committee of Juno Therapeutics, member of the Audit Committee of Procter & Gamble, and Chair of the Finance Committee of Xerox

•

strong leadership and corporate governance experience from robust service on other public company boards

•

valuable insight into the financial, operational, cyber security and strategic questions addressed by the Board

*
Costco Wholesale Corporation is a retail company, Juno Therapeutics Inc. is a biopharmaceuticals company, Cadence Design Systems is an electronic design automation company, Frontier Communications Corporation is a telecommunications company, DreamWorks Animation SKG, Inc. was a content and animation company, Xerox Corporation is a technology company, and The Procter & Gamble Company is a consumer goods company.

VOTE REQUIRED

Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted by Antonio F. Neri, Timothy C. Stonesifer, and Rishi Varma as proxy holders. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

DIRECTOR ELECTION VOTING STANDARD AND RESIGNATION POLICY

Our Bylaws provide for a majority vote standard in the uncontested election of directors, meaning that, for a nominee to be elected, the number of shares voted "for" the nominee must exceed the votes cast "against" the nominee's election. Stockholders are not permitted to cumulate their votes in favor of one or more director nominees. In addition, we have adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the NGSR Committee. The NGSR Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

40 |	HEWLETT PACKARD ENTERPRISE

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Proposals To Be Voted On (continued)

Proposal No. 2:	Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed, and as a matter of good corporate governance, is requesting ratification by the stockholders of, Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated and combined financial statements for the fiscal year ending October 31, 2018. During fiscal 2017, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain other audit-related and tax services. See "Principal Accounting Fees and Services" on page 81 and "Report of the Audit Committee of the Board of Directors" on page 83. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

VOTE REQUIRED

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year requires the affirmative vote of a majority of the shares of Hewlett Packard Enterprise common stock present in person or represented by proxy and entitled to be voted at the annual meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✓	Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2018 fiscal year.

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Proposals To Be Voted On (continued)

Proposal No. 3:	Advisory Vote to Approve Executive Compensation

Our Board and HRC Committee are committed to excellence in corporate governance and to executive compensation programs that align the interests of our executives with those of our stockholders. To fulfill this mission, we have a pay-for-performance philosophy that forms the foundation for all decisions regarding compensation. Our compensation programs have been structured to balance near-term results with long-term success, and enable us to attract, retain, focus, and reward our executive team for delivering stockholder value. Below is a summary of key elements of our fiscal compensation programs relative to this philosophy.

PAY-FOR-PERFORMANCE

• The majority of compensation for executives is performance based and delivered in the form of equity, in order to align management and stockholder interests

•

Total direct compensation is generally targeted within a competitive range of the market median, with differentiation by executive, as appropriate, based on individual factors such as tenure, criticality of the role and proficiency in the role, sustained performance over time, and importance to our leadership succession plans

• Actual realized total direct compensation is designed to fluctuate with, and be commensurate with, actual annual and long-term performance, and changes in stockholder value over time

•

Incentive awards are heavily dependent upon achievement of critical operating goals and our stock performance, and are primarily measured against objective metrics that we believe link directly to the creation of sustainable value for our stockholders

• We balance growth objectives, top and bottom line objectives, and short- and long-term objectives to reward for overall performance that creates balance and does not overemphasize a singular focus

• A significant portion of our long-term incentives are delivered in the form of performance-based equity, which measures internal and external metrics, ultimately aimed at driving stockholder value

• We validate our pay-for-performance relationship annually, through an analysis conducted for the HRC Committee by its independent compensation consultant

42 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

CORPORATE GOVERNANCE

What We Do	What We Don't Do

✓

Design compensation programs that do not encourage excessive risk-taking

✓

Maintain stock ownership guidelines for executive officers, including a rigorous 7x base salary requirement for the CEO

✓

Provide limited executive perquisites

✓

Prohibit hedging or pledging of Company stock by our executive officers

✓

Maintain a clawback policy that permits the Company to recover annual and long-term incentives

✓

Maintain a severance policy that provides for "double-trigger" change in control equity vesting

✓

Engage an independent compensation consultant for the HRC Committee that does no other work for the Company

✘

Enter into individual executive compensation agreements

✘

Provide tax gross-ups for executive perquisites

✘

Pay share-dividend equivalents in our long-term incentive program before vesting of the underlying shares occurs

✘

Provide supplemental defined benefit pension plans (except in the case of international transfers)

The Executive Compensation portion of this proxy statement contains a detailed description of our compensation philosophy and programs, the compensation decisions made under those programs with regard to our named executive officers ("NEOs"), and the factors considered by the HRC Committee in making those decisions for fiscal 2017. We believe that we maintain a compensation program deserving of stockholder support. Accordingly, the Board of Directors recommends stockholder approval of the compensation of our NEOs as disclosed in this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✓

Our Board recommends a vote FOR the approval of the compensation of our named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

As an advisory vote, this proposal is not binding on HPE, the Board, or the HRC Committee. However, the HRC Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

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2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

Proposal No. 4:	Stockholder Proposal Related to Action by Written Consent of Stockholders

We received a stockholder proposal from John Chevedden. The proponent has requested we include the proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the annual meeting. We will provide the proponent's address and the number of shares that he beneficially owns upon oral or written request of any stockholder. This Proposal and supporting statement are quoted verbatim in italics below.

The Board opposes adoption of the Proposal and asks stockholders to review the Board's response, which follows the proponent's Proposal.

44 |	HEWLETT PACKARD ENTERPRISE

2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

STOCKHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
AGAINST THE FOLLOWING STOCKHOLDER PROPOSAL

Proposal [4]—Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

Dozens of Fortune 500 companies provide for both shareholder rights—to act by written consent and to call a special meeting. Our higher 25% threshold for shareholders to call a special meeting is one more reason that we should have the right to act by written consent.

It is especially important to gain a shareholder right, such as written consent, to make up for our management abruptly taking away an important shareholder right—the right to an in-person annual meeting. For decades shareholders had a once-a-year opportunity to ask our $10 million CEO and directors questions in person. Now our directors can casually flip their phones to mute during the annual shareholder meeting.

This includes Lip-Bu Tan, a distracted director (serving on 5 boards), who got 37% in negative voted and Marc Andreessen who got 18% in negative votes. Plus the distracted Mr. Tan is one of only 2 directors on our Nomination Committee.

Our management is now free to run a make-believe meeting with Investor Relations devising softball questions in advance while tossing out other questions. Then our $10 million CEO can simply read the scripted IR answers to a camera—no opportunity for audience feedback.

The lack of an in-person annual meeting means that a board meeting can be scheduled months after the virtual meeting—by which time any serious issues successfully raised by shareholders under these onerous conditions will be long forgotten by the directors. Plus a virtual meeting guarantees that there will be no media coverage for the benefit of shareholders.

A virtual meeting is an evil disincentive plan for our directors and top management. Top management has no incentive to avoid making mistakes for 365 days of the year out of concern that there will be an in-person account at the annual meeting.

Please vote to give us a shareholder right to help make up for our top management stripping away one of our important rights:

Right to Act by Written Consent—Proposal [4]

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2018 PROXY STATEMENT

Proposals To Be Voted On (continued)

Board of Directors' Statement in Opposition

The Board has carefully considered the proposal for stockholders to act by written consent without a meeting (the "Proposal") and, for the reasons outlined below, the Board believes that it is not in the best interests of HPE and its stockholders. Therefore, the Board unanimously recommends that stockholders vote "AGAINST" this Proposal.

Stockholder meetings offer important protections and advantages that are absent from the written consent process under this Proposal

The Board is committed to robust corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders. The Board understands that corporate governance is not static—and continually monitors trends and developments in corporate governance and compares and evaluates them against our current practices. The Board recognizes that some stockholders may view the ability to act by written consent as an important right. However, the Board believes that HPE's existing Bylaw provision that provides stockholders with the right to call special meetings offers a more transparent and equitable mechanism for stockholders to raise matters for consideration by the Company.

HPE's stockholders have the right to call a special meeting at a 25% threshold, which is the most common threshold among S&P 500 companies that provide their stockholders with that right. This right to call a special meeting, along with our established stockholder communication and engagement practices, provides stockholders with opportunities to raise important matters and propose actions for stockholder consideration outside the annual meeting process. The protections and advantages of stockholder meetings include:

•
The meeting and the stockholder vote take place in a transparent manner on a specified date that is publicly announced well in advance, giving all interested stockholders a chance to express their views and cast their votes.

•
The meeting provides stockholders with a forum for open discussion and consideration of the proposed stockholder action.

•
Accurate and complete information about the proposed stockholder action is widely distributed in a proxy statement before the meeting, which promotes a well-informed discussion and consideration of the merits of the proposed action.

•
All communications with respect to the proposed stockholder action are governed by SEC rules that require fair disclosure to all stockholders through amendments to a proxy statement and/or public releases of all solicitation material.

•
The Board is able to analyze and provide a recommendation with respect to actions proposed to be taken at a stockholder meeting.

In contrast, the written consent process does not promote transparent decision making and could disenfranchise stockholders

The Board recommends that stockholders vote against this Proposal because it believes the transparency and fairness of the annual or special meeting process better serve stockholder's interests. Proposing action by written consent deprives stockholders of a forum for discussion or opportunity to have a meaningful and structured exchange of views with the Board and other stockholders before acting. For example, in an attempt at persuasion, the proponent of this Proposal has included several factually incorrect statements (such as the number of directors on our Nominating, Governance and Social Responsibility Committee). Unlike written consents, taking action at annual or special meetings allows for accurate and complete information about the proposed stockholder action to be widely distributed, ensuring well-informed discussion and consideration of the merits of the proposed action.

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Proposals To Be Voted On (continued)

Matters that are so important as to require stockholder approval should be communicated in advance so they can be properly considered and voted upon by all stockholders. In contrast, this Proposal would allow holders of a bare majority of shares to approve critical actions on their own, without notice to other stockholders or to the Company and without an opportunity for discussion at a stockholder meeting. This Proposal, if adopted, could therefore disenfranchise many stockholders and may deprive them of these rights, while enabling a small group of stockholders (including special interest investors and those who accumulate a short-term voting position through the borrowing of shares), with no fiduciary duties to the other stockholders, to approve their own proposed actions. Accordingly, stockholder action by written consent could be used by a group of stockholders—no matter how small of an ownership position they represent—to pursue individual agendas or significant corporate actions that are not in the best interests of all stockholders.

Additionally, the written consent process has the potential to create confusion because multiple groups of stockholders would be able to solicit written consents at any time and as frequently as they choose on a range of issues, some of which may be duplicative or conflicting. Addressing such actions could impose significant administrative and financial burdens on the Company with no corresponding benefit to stockholders. The Board believes that these possible outcomes are contrary to principles of stockholder democracy, fair and accurate disclosure, and good corporate governance.

HPE's stockholder-friendly corporate governance practices empower stockholders and promote Board accountability

The Board believes the Company's existing strong corporate governance practices make adoption of this Proposal unnecessary. In addition to the right of stockholders to call special meetings at a 25% threshold as mentioned above, the following corporate governance provisions empower stockholders to express their views or take action and enhance Board accountability:

•
Annual Election of Board of Directors—All HPE directors are elected annually by the stockholders, and stockholders can remove directors with or without cause.

•
Majority Voting for Election of Board of Directors—HPE has adopted a majority voting standard for the election of directors in uncontested elections.

•
Proxy Access for Director Nominations—HPE has adopted a proxy access Bylaw provision that allows an eligible stockholder or group of stockholders to nominate candidates for election to the Board that are included in HPE's proxy statement and ballot.

•
Majority Voting for Charter and Bylaw Amendments—HPE's charter and Bylaw provisions do not have supermajority voting provisions—stockholders can approve binding charter and Bylaw amendments with a majority vote.

•
No Stockholder Rights Plan—HPE does not have a stockholder rights plan (also known as a "poison pill").

•
Independent Board Leadership—HPE has separated the roles of Chair of the Board and CEO. The Chairman of the Board is an independent director—as are all of the chairs of the committees of the Board.

•
Stockholder Engagement—Stockholders can communicate directly with the Board and/or individual directors. In addition, management and members of the Board regularly engage with stockholders to solicit their views on important issues such as executive compensation and corporate governance.

Summary

The Board believes that the implementation of this Proposal is not in the best interests of stockholders or the Company and is unnecessary, given the ability of stockholders to call special meetings and the Company's

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Proposals To Be Voted On (continued)

strong corporate governance practices and policies. This Proposal would circumvent the protections, procedural safeguards and advantages provided to all stockholders by stockholder meetings. Accordingly, the Board recommends that you vote AGAINST this Proposal.

VOTE REQUIRED

Approval of this Proposal requires the affirmative vote of a majority of the shares of HPE common stock present in person or represented by proxy and entitled to be voted on the Proposal at the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

✘	Our Board recommends a vote AGAINST the stockholder proposal related to action by written consent of stockholders.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

HPE is an industry-leading technology company. Our technology and services help customers around the world deliver business outcomes due to our deep and comprehensive portfolio, spanning the cloud to the data center to the intelligent edge. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers.

On November 1, 2015, HPE became an independent, publicly traded company through a pro rata stock distribution by HP Inc., formerly known as HP. The separation has allowed HPE to focus on, and more effectively pursue, our own distinct operating priorities and strategies. This has led to greater flexibility to invest capital in our own businesses, a more simplified organizational structure, enhanced efficiency in our operations, and most importantly, improved focus on the unique needs of our customers.

During fiscal 2017, we continued to execute our long-term strategy to become a more nimble and focused organization. On April 1, 2017, we completed the separation and merger of our Enterprise Services ("ES") business with Computer Sciences Corporation ("CSC") to form DXC Technology Company ("DXC"). Also, on September 1, 2017, we completed the separation and merger of our Software ("SW") business segment with Micro Focus International plc ("Micro Focus").

We made a number of strategic acquisitions in fiscal 2017 to strengthen our portfolio including, SimpliVity, Silicon Graphics International Corp. ("SGI"), Nimble Storage, Inc. ("Nimble Storage"), Niara, Inc. ("Niara"), Cloud Cruiser, and Cloud Technology Partners. We believe each of these additions are highly complementary to our core business and operate in high-growth markets with strong margins. HPE also continues to invest organically in introducing exciting new products, such as Synergy, the industry's first composable infrastructure, and new service offerings, like our Flex Capacity.

During the third quarter of fiscal 2017, we launched HPE Next, an initiative to improve our ability to compete in the rapidly evolving technology industry. Through this initiative, which is expected to be implemented through fiscal 2020, we will simplify our operating model, streamline our offerings and business processes to improve our execution, and more importantly, continue to shift our investments in innovation toward high growth and higher margin solutions and services. In addition to the reshaping of our business portfolio, the HPE Next initiative is expected to achieve annual run-rate net cost savings of approximately $800 million exiting fiscal 2020.

On February 1, 2018, Ms. Whitman, retired as CEO, and remains a director on HPE's Board. Mr. Neri, a 22-year veteran of the Company, who most recently served as the President of HPE and former Executive Vice President of the Enterprise Group business, is Ms. Whitman's successor. Ms. Whitman and the rest of the Board are confident that Mr. Neri is the right leader to continue to execute HPE's strategy and deliver value for our stockholders due to his deep understanding of technology, our products and service offerings along with their applications, as well as his experience, and his passion for our customers, partners, employees, and culture.

All of these efforts, initiatives, and changes help to position HPE to successfully deliver on our vision and the three key pillars of our strategy:

  •
  Make Hybrid IT simple through secure, software-defined offerings that enable customers to move data seamlessly across their on-premises data centers, private cloud, managed cloud, and public cloud environments;

  •
  Power the intelligent edge that runs campus, branch, and Internet of Things (IoT) applications; and

  •
  Provide world-class expertise and flexible consumption models to help customers transform their IT environments.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Below is a summary of HPE's financial and strategic highlights, as well as their corresponding impact to compensation for fiscal 2017.

Summary of Fiscal 2017 Business Highlights(1)	Fiscal 2017 Compensation Impact

FINANCIAL HIGHLIGHTS

•

Net revenue of $28.9 billion, down 5% from the prior year and up 1% when adjusted for divestitures and currency.

•

GAAP diluted net earnings per share of $0.21, above the previously provided investor guidance of ($0.11) to ($0.07) per share, but below initial fiscal 2017 guidance.

•

Non-GAAP diluted net earnings per share of $1.41, above the previously provided investor guidance of $1.36 to $1.40 per share, but below initial fiscal 2017 guidance.

•

Cash flow from operations of $0.9 billion, down from $5.0 billion in the prior year driven by our spin-merge transactions and lower net earnings.

•

Returned $3.0 billion to stockholders in the form of share repurchases and dividends.

•

The calculated Annual Incentive achievement as a percent of target for corporate NEOs, ranged between 54% and 76%, and between 44% and 100% for Business Leader NEOs. However, due to the underperformance of HPE's overall financial achievement, and to align with HPE's pay-for performance philosophy, the HR and Compensation Committee of our Board of Directors (the "HRC Committee") exercised its authority to apply negative discretion and determined that no annual incentive awards would be paid to the NEOs or other Section 16 Officers for fiscal 2017 (see details in the "Fiscal 2017 PfR Program Annual Incentive Payout" table).

•

Fiscal 2015 Performance-contingent Stock Options ("PCSOs"), granted on December 10, 2014, were forfeited because the associated stock price performance goals were not met by December 10, 2017.

STRATEGIC HIGHLIGHTS	Portfolio Optimization

•

Completed the ES/CSC spin-merge, creating DXC, a pure-play, global IT service market leader; delivering approximately $13.5 billion in value to HPE and our stockholders, which included an equity stake in DXC valued at approximately $9.5 billion, a $3.0 billion cash dividend to HPE, and DXC's assumption of certain HPE debt and other liabilities.

•

Completed the SW/Micro Focus spin-merge, creating one of the world's largest pure-play software companies; delivering approximately $8.8 billion in value to HPE and our stockholders, which included a cash payment of $2.5 billion to HPE and an equity stake in Micro Focus valued at approximately $6.3 billion.

 Targeted Acquisitions

•

Hybrid IT

–

SimpliVity - a leading provider of software-defined, hyper-converged infrastructure

–

SGI - a global leader in high performance solutions for compute, data analytics and data management

–

Nimble Storage - a provider of predictive all-flash and hybrid-flash storage solutions

–

Cloud Cruiser - a leading provider of cloud consumption analytics software that enables customers to manage and optimize public, private, and hybrid cloud usage and spend

–

Cloud Technology Partners - a leading advisory company focused on cloud migration and cloud app development

•

Intelligent Edge

–

Niara - a leader in the emerging User and Entity Behavior Analytics (UEBA) security market segment

Long-term Incentive Program

•

We designed the fiscal 2017 LTI program to include time-vested RSUs, and PCSOs with vesting tied to achievement of specified stock price targets and continued employment. We used this approach due to the difficulty in forecasting multi-year financial performance in light of the spin-merge transactions, as well as the uncertainty that these portfolio restructuring activities would have on our operating results.

•

Following the completion of the portfolio restructuring activities in fiscal 2017, and our ability to better forecast multi-year financial performance, Performance-adjusted Restricted Stock Units ("PARSUs") have been reintroduced for fiscal 2018. The fiscal 2018 PARSU design vests based on two- and three-year performance periods, and measures Corporate Net Income and relative Total Stockholder Return ("TSR") performance.

 Annual Incentive Program

•

We designed annual incentive goals to ensure that HPE and ES/SW leadership teams were held accountable for business performance prior to the closing of the spin-merge transactions.

•

To account for the impact of the SGI and Nimble Storage acquisitions, annual incentive performance goals were adjusted in a precise and formulaic manner according to the pre-determined adjustment guidelines set by the HRC Committee at the beginning of the performance period.

(1)
Financial results, including the GAAP to non-GAAP reconciliation, are reflected as reported in HPE's fourth quarter fiscal 2017 earnings press release.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Executive Compensation Pay-For-Performance Philosophy

Our executive compensation program, practices, and policies have been structured to reflect our commitment to reward short- and long-term performance that aligns with, and drives, stockholder value. The tables below summarize the key elements of the compensation programs applicable to our NEOs in fiscal 2017 relative to HPE's pay-for-performance philosophy.

PAY-FOR-PERFORMANCE

• The majority of compensation for executives is performance based and delivered in the form of equity, in order to align management and stockholder interests

•

Total direct compensation is generally targeted within a competitive range of the market median, with differentiation by executive, as appropriate, based on individual factors such as tenure, criticality of the role and proficiency in the role, sustained performance over time, and importance to our leadership succession plans

• Actual realized total direct compensation is designed to fluctuate with, and be commensurate with, actual annual and long-term performance, and changes in stockholder value over time

•

Incentive awards are heavily dependent upon achievement of critical operating goals and our stock performance, and are primarily measured against objective metrics that we believe link directly to the creation of sustainable value for our stockholders

• We balance growth objectives, top and bottom line objectives, and short- and long-term objectives to reward for overall performance that creates balance and does not overemphasize a singular focus

• A significant portion of our long-term incentives are delivered in the form of performance-based equity, which measures internal and external metrics, ultimately aimed at driving stockholder value

• We validate our pay-for-performance relationship annually, through an analysis conducted for the HRC Committee by its independent compensation consultant

In addition, the Company has adopted a number of policies and practices, listed below, to support its compensation philosophy and drive performance that aligns executives' and stockholders' interests.

What We Do	What We Don't Do

✓

Design compensation programs that do not encourage excessive risk-taking

✓

Maintain stock ownership guidelines for executive officers, including a rigorous 7x base salary requirement for the CEO

✓

Provide limited executive perquisites

✓

Prohibit hedging or pledging of Company stock by our executive officers

✓

Maintain a clawback policy that permits the Company to recover annual and long-term incentives

✓

Maintain a severance policy that provides for "double-trigger" change in control equity vesting

✓

Engage an independent compensation consultant for the HRC Committee that does no other work for the Company

✘

Enter into individual executive compensation agreements

✘

Provide tax gross-ups for executive perquisites

✘

Pay share-dividend equivalents in our long-term incentive program before vesting of the underlying shares occurs

✘

Provide supplemental defined benefit pension plans (except in the case of international transfers)

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Executive Compensation — Compensation Discussion and Analysis (continued)

Oversight and Authority Over Executive Compensation

ROLE OF THE HRC COMMITTEE AND ITS ADVISORS

The HRC Committee oversees and provides strategic direction to management regarding all aspects of HPE's pay program for senior executives. It makes recommendations regarding the compensation of the CEO to the independent members of the Board for approval, and it reviews and approves the compensation of the remaining Section 16 Officers. Each HRC Committee member is an independent non-employee director with significant experience in executive compensation matters. Our independent Chair of the Board also attends most HRC Committee meetings in a non-voting, advisory role. The HRC Committee engages its own independent compensation consultant as well as its own independent legal counsel.

The HRC Committee continued to retain FW Cook as its independent compensation consultant in fiscal 2017. The HRC Committee continued to retain Dentons US LLP ("Dentons") as its independent legal counsel through July 2017, and then later, upon the retirement of Dentons' lead attorney, the HRC Committee engaged Vedder Price, P.C. ("Vedder Price") as its independent legal counsel.

FW Cook provided analyses, market comparator benchmarking, and recommendations that informed the HRC Committee's decisions. All modifications to the compensation programs were assessed by FW Cook on behalf of the HRC Committee, and were discussed and approved by the HRC Committee. Pursuant to SEC rules, the HRC Committee assessed the independence of all its advisors, and concluded each is independent and that no conflict of interest exists that would prevent FW Cook, Dentons, or Vedder Price from independently providing service to the HRC Committee.

Neither FW Cook nor Vedder Price performs other services for the Company, and neither will do so without the prior consent of the HRC Committee chair. Both Vedder Price and FW Cook meet with the HRC Committee chair and the HRC Committee outside the presence of management.

The HRC Committee met five times in fiscal 2017. The HRC Committee's independent advisors participated in most of the meetings, as well as preparatory meetings and executive sessions.

ROLE OF MANAGEMENT AND THE CEO IN SETTING EXECUTIVE COMPENSATION

Management leads the development of our compensation programs and considers market competitiveness, business results, experience, and individual performance in evaluating NEO and other Section 16 Officer compensation. The Executive Vice President of Human Resources and other members of our human resources organization, together with members of our finance and legal organizations, work with the CEO to design and develop compensation programs and implement the decisions of the HRC Committee. Management also recommends changes to existing plans and programs applicable to NEOs and other senior executives, as well as financial and other targets to be achieved under those programs, and prepares analyses of financial data, peer comparisons, and other briefing materials to assist the HRC Committee in making its decisions. During fiscal 2017, management continued to engage Meridian Compensation Partners, LLC ("Meridian") as its compensation consultant. Because Meridian is engaged by management, the HRC Committee has determined that they are not independent. This was taken into consideration when any information or analyses were provided by Meridian, all of which were also reviewed by FW Cook on behalf of the HRC Committee.

For fiscal 2017, Ms. Whitman provided input to the HRC Committee regarding performance metrics and the setting of appropriate Company-wide and business-specific performance targets. Ms. Whitman also recommended target qualitative goals (Management by Objectives, or "MBOs") for the NEOs and the other senior executives who reported directly to her. Ms. Whitman was not involved in deliberations regarding her own compensation. She was subject to the same financial performance goals as the executives who led global functions, and Ms. Whitman's MBOs and compensation were approved by the independent members of the Board upon the recommendation of the HRC Committee, which was determined in executive session.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Detailed Compensation Discussion and Analysis

The Compensation Discussion and Analysis or "CD&A" describes the material elements of compensation for the fiscal 2017 NEOs, who are listed below:

Name	Title
Margaret C. Whitman	Chief Executive Officer (through February 1, 2018)

Timothy C. Stonesifer	Executive Vice President and Chief Financial Officer

Antonio F. Neri	President (CEO and President, effective February 1, 2018)

John F. Schultz(1)	Executive Vice President, General Counsel and Secretary

Henry Gomez	Executive Vice President, Chief Marketing and Communications Officer

Christopher P. Hsu(2)	Former Executive Vice President, Chief Operating Officer, and General Manager, Software

(1)
Effective November 29, 2017, Mr. Schultz's title was changed to Executive Vice President, Chief Legal and Administrative Officer and Secretary to reflect his additional responsibilities.

(2)
Effective August 31, 2017, Mr. Hsu separated from his role at HPE to become the CEO of the newly combined Software and Micro Focus Company. However, since his compensation exceeded that of the next most highly compensated executive officer, he is reported as an NEO in this proxy statement.

COMPONENTS AND MIX OF COMPENSATION

Our primary focus in compensating executives is on the longer-term and performance-based elements of target compensation. The chart below reflects HPE's three main executive compensation components. Under the executive compensation program, over 90% of Ms. Whitman's fiscal 2017 target total direct compensation was variable, and on average, 87% was variable for other NEOs.

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Executive Compensation — Compensation Discussion and Analysis (continued)

The table below describes HPE's pay components, along with the role and factors for determining each pay component applicable to our NEOs in fiscal 2017.

PAY COMPONENT	ROLE	DETERMINATION FACTORS

Base Salary	• Fixed portion of annual cash income	• Value of role in competitive marketplace
• Criticality of the role to the Company
• Skills, experience, and performance of individuals compared to the market as well as internal equity

Annual Incentive (i.e., Pay-for-Results)	• Variable portion of annual cash income • Focuses executives on annual objectives that support long-term strategy and value creation

•

Target awards based on competitive marketplace, internal equity, and level of experience

•

Actual awards based on performance against annual goals at the corporate, business segment (where applicable), and individual levels

Long-term Incentives: • PCSOs • RSUs

•

Reinforces need for long-term sustained performance

•

Aligns interests of executives and stockholders, reflecting the time horizon and risk to investors

•

Encourages equity ownership

•

Encourages retention

•

Target awards based on competitive marketplace, level of executive, internal equity, and skills and performance of executive

•

Realized value relative to target based on actual performance against rigorous pre-established stock price performance goals

All Other: • Benefits • Perquisites • Severance Protection	• Supports the health and security of our executives, and their ability to save on a tax-deferred basis • Enhances executive productivity	• Competitive marketplace • Level of executive • Standards of good governance • Desire to emphasize performance-based pay

Process for Setting and Awarding Fiscal 2017 Executive Compensation

The Board and the HRC Committee regularly explore ways to improve our executive compensation program. Fiscal 2017 target compensation levels for HPE executives were determined by the HRC Committee. In making changes for fiscal 2017, the HRC Committee considered the evolution of HPE's business and business needs, as well as appropriate levels of compensation in comparison to HPE's post spin-merge peer companies. The objectives were to encourage strong performance, pay commensurately with performance, and align the interests of HPE's executives with those of HPE's stockholders.

The HRC Committee and the Board considered a broad range of facts and circumstances in setting our overall executive compensation levels. Among the factors considered for our executives generally, and for the NEOs in particular, were market competitiveness, internal equity, and individual performance. The weight given to each factor may differ from year to year, is not formulaic, and may differ among individual NEOs in any given year. For example, when we recruit externally, market competitiveness, experience, and the circumstances unique to a particular candidate may weigh more heavily when determining compensation levels. In contrast, when determining year-over-year compensation for current NEOs, internal equity and individual performance may weigh more heavily in the analysis.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Because such a large percentage of NEO pay is performance based, the HRC Committee spent significant time determining the appropriate metrics and goals for HPE's annual and long-term incentive pay plans. In general, for fiscal 2017 compensation, management made an initial recommendation of goals, which were assessed by FW Cook, and then were discussed and approved by the HRC Committee. Major factors considered in setting goals for each fiscal year include business results from the most recently completed fiscal year, business-specific strategic plans, macroeconomic factors, competitive performance results and goals, conditions or goals specific to a particular business, and strategic initiatives.

In addition, the HRC Committee considered feedback from our stockholders and the results of our most current Say on Pay vote. Our fiscal 2016 Say on Pay vote reflected 83.3% support from our stockholders. The HRC Committee believes this indicates that our stockholders support the philosophy, strategy, and objectives of our executive compensation programs.

In setting incentive compensation for the NEOs, the HRC Committee generally did not consider the effect of past changes in stock price, expected payouts, or earnings under other programs. In addition, incentive compensation decisions were made without regard to length of service or awards in prior years.

Following the close of fiscal 2017, the HRC Committee reviewed actual financial results and MBO performance against the goals under our incentive compensation programs for the year. Actual payouts were determined by reference to performance against the established goals, and the HRC Committee's authority to exercise negative discretion. In addition, the HRC Committee met in executive session without members of management present, to review the MBO results for Ms. Whitman, which were then approved by the independent members of the Board.

Determination of Fiscal 2017 Executive Compensation

FISCAL 2017 BASE SALARY

Consistent with a philosophy of linking pay to performance, our executives received a small percentage of their target total direct compensation in the form of base salary. The NEOs are paid an amount of base salary sufficient to attract qualified executive talent and maintain a stable management team. The HRC Committee targeted executive base salaries to be at or near the market median for comparable positions at our peer companies, and to generally comprise approximately 10% to 15% of the NEOs' overall target total direct compensation, which is consistent with the practice of peer-group companies.

For fiscal 2017, the Board maintained Ms. Whitman's salary at $1.5 million, unchanged since fiscal 2014. As part of HPE's annual compensation-management process, Ms. Whitman recommended, and the HRC Committee reviewed and approved, the following fiscal 2017 base salary increases to more closely align other NEOs with similar executives of HPE peer companies. In addition, the HRC Committee approved a 10% salary increase for Mr. Neri as a result of his promotion to President of HPE in June 2017.

Annual Base Salary

Named Executive Officer	Fiscal 2016	Fiscal 2017	Increase %(1)
Margaret C. Whitman	$1,500,000	$1,500,000	0%

Timothy C. Stonesifer	$675,000	$725,000	7%

Antonio F. Neri	$725,000	$800,000	10%

John F. Schultz(2)	N/A	$725,000	N/A

Henry Gomez(2)	N/A	$700,000	N/A

Christopher P. Hsu	$675,000	$700,000	4%

(1)
Increase percentages may be rounded

(2)
Prior to fiscal 2017, Messrs. Schultz and Gomez were not identified as NEOs, and therefore compensation prior to fiscal 2017 is not disclosed

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Executive Compensation — Compensation Discussion and Analysis (continued)

FISCAL 2017 ANNUAL INCENTIVES

Pay-for-Results ("PfR") Program Design

The NEOs are eligible to earn an annual incentive under our 2015 Stock Incentive Plan. The target annual incentive awards for fiscal 2017 were set at 200% of salary for Ms. Whitman, and 125% of salary for the other NEOs.

The performance metrics approved by the HRC Committee aligned with HPE's intention to focus business leaders more directly on the financial performance of their own business segments. The fiscal 2017 annual incentive program consisted of three core financial metrics: net revenue, net/operating profit, free cash flow as a percentage of revenue ("FCF") and, as a fourth metric, individual MBOs. With the exception of NEOs aligned with the Software business, each metric was weighted equally at 25% of the target award value. The applicable net revenue, net profit, and FCF targets for business leaders relate to their respective business segments. For others, those metrics relate to overall corporate performance.

(1)
Annual incentive design for Software was based on 25% revenue, 50% managed operating profit, and 25% MBOs

The specific metrics, their linkage to corporate or business results, as applicable, and the weighting that was placed on each, were chosen because the HRC Committee believed:

  •
  performance against these metrics enhances value for stockholders, capturing both the top and bottom line, as well as cash and capital efficiency;

  •
  requiring both revenue and profitability to be above target in order to achieve an above-target payout on these two measures encourages the pursuit of profitable revenue;

  •
  a linkage to business-segment results for business leaders strengthens line of sight and drives accountability;
  •
  a balanced weighting and various caps limit the likelihood of rewarding executives for taking excessive risk;

  •
  using different measures avoids paying for the same performance twice; and

  •
  individual MBOs enhance focus on business objectives, such as operational objectives, strategic initiatives, succession planning, and talent development, which are important to the long-term success of the Company.

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Executive Compensation — Compensation Discussion and Analysis (continued)

These financial performance metrics are defined and explained in greater detail below:

Fiscal 2017 PfR

Financial Performance Metrics	Definition(1)	Rationale for Metric
Corporate Revenue	Net revenue as reported in HPE's Annual Report on Form 10-K for fiscal 2017	Reflects top line financial performance, which is a strong

Business Revenue	Business-segment net revenue as reported in HPE's Annual Report on Form 10-K for fiscal 2017	indicator of our long-term ability to drive stockholder value

Corporate Net Profit	Non-GAAP net earnings, as defined and reported in HPE's fourth quarter fiscal 2017 earnings press release, excluding bonus net of income tax(2)	Reflects bottom line financial performance, which is directly tied to stockholder value on a

Business Net Profit	Business-segment net profit, excluding bonus net of income tax	short-term basis

Managed Operating Profit	Business-segment operating profit before bonus, defined as net revenue less business owned cost of sales, OPEX (e.g. WW owned costs, corporate business owned costs) and associated global functions allocations	Reflects efficiency of business segment management, including both overall demand for products and cost management. Additionally reflects key focus on one of the most critical measures for a successful spin-merge transaction of the Software business

Corporate Free Cash Flow as a Percent of Revenue	Cash flow from operations less net capital expenditures (gross purchases less retirements) divided by net revenue (expressed as a percentage of revenue)	Reflects efficiency of cash management practices, including working capital and capital expenditures

Business Free Cash Flow as a Percent of Revenue	Business-segment cash flow from operations less net capital expenditures (gross purchases less retirements) divided by business segment revenue (expressed as a percentage of revenue)	Reflects efficiency of business-specific cash management practices, including working capital and capital expenditures

(1)
While financial results are reported in accordance with generally accepted accounting principles ("GAAP"), financial performance targets and results under incentive plans were sometimes based on non-GAAP financial measures. The financial results, whether GAAP or non-GAAP, may be further adjusted as permitted by those plans and approved by the HRC Committee. The HRC Committee reviewed GAAP to non-GAAP adjustments and any other adjustments to ensure performance took into account the way the goals were set and executive accountability for performance. These metrics and the related performance targets are relevant only to HPE's executive compensation program and should not be used or applied in other contexts.

(2)
Fiscal 2017 non-GAAP net earnings exclude after-tax costs related to the amortization of intangible assets, restructuring charges, acquisition and other-related charges, separation costs, transformation costs, disaster charges, defined benefit plan settlement charges and remeasurement benefit, an adjustment to loss from equity interests, tax indemnification adjustments and valuation allowances, net and separation taxes. HPE's management used non-GAAP net earnings to evaluate and forecast HPE's performance before gains, losses, or other charges that were considered by HPE's management to be outside of HPE's core business segment operating results. We believe that presenting non-GAAP net earnings provides investors with greater visibility to the information used by HPE's management in its financial and operational decision making. We further believe that providing this additional non-GAAP information helps management to evaluate and measure performance. This additional non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP net earnings.

In consideration of HPE's continued business transformation and the considerable impact of foreign exchange rates, the HRC Committee approved plan mechanics in the beginning of the performance period to non-discretionarily revise any internal financial goals for business transformation transactions that have a material impact to HPE's revenue, and to limit foreign exchange impact on actual performance results to no more than +/– 5%. The HRC Committee continues to have negative discretion to the extent it decides against revising the performance goals, and can review and approve adjustments below the initially set guidelines in special cases.

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Executive Compensation — Compensation Discussion and Analysis (continued)

Design Changes for Fiscal 2017

The terms of the fiscal 2017 annual incentive program remained largely consistent with those of the program from the prior year, but there were two changes made to better align executives' interests to the interests of our stockholders:

  •
  For business-segment level NEOs, the capital management financial metric was changed from "HPE FCF as a percentage of revenue" to "Business FCF as a percentage of revenue," to better hold the leaders of each business accountable for their results.

  •
  The profit metric for the leader of the Software business segment was changed from "business net profit" to "managed operating profit," to better hold the leader accountable for results that they control and influence, including global function allocations and the unallocated corporate items directly managed by them.

Fiscal 2017 Financial Results

Shortly after the completion of the fiscal year, the HRC Committee reviewed and determined performance against the corporate financial metrics as follows:

Fiscal 2017 PfR Program—Corporate Performance Against Financial Metrics(1)

Metric	Weight	Target(2)(3) ($ in billions)	Result(4) ($ in billions)	Percentage of Target Annual Incentive Funded
Revenue	25.0%	39.1	37.4	13.19%

Net Profit	25.0%	2.8	2.4	7.22%

Free Cash Flow (as % of revenue)	25.0%	1.41%	1.26%	8.99%

Total	75.0%	—	—	29.40%

(1)
Corporate targeted performance and final results included ES/SW performance to ensure that HPE and ES/SW leadership teams were held accountable for business performance prior to the closing of the spin-merge transactions.

(2)
Corporate targets are only disclosed after the end of the performance period. The Company does not disclose the targets pertaining to its business segments because this information is not otherwise publicly disclosed by the Company, and the Company believes it would cause competitive harm to do so in this proxy statement. Consistent with financial targets that are communicated to stockholders, business-segment targets were set at levels necessary to drive stockholder value.

(3)
Consistent with the HRC Committee's guidance previously described, financial metric goals were revised due to the SGI and Nimble Storage acquisitions, each of which were greater than the pre-determined threshold set at the beginning of the performance period.

(4)
Consistent with the HRC Committee's guidance previously described, corporate free cash flow results have been adjusted to reduce the impact of foreign currency fluctuations based on pre-determined levels approved at the time the initial program performance goals were set.

DETAILED DISCUSSION OF MBOs

With respect to performance against the MBOs, the independent members of the Board evaluated Ms. Whitman's performance during an executive session held shortly following the end of the fiscal year. The evaluation included an analysis of Ms. Whitman's performance against all of her individual MBOs, which included, but were not limited to: ensuring the successful and timely closure of both the ES/CSC and SW/Micro Focus spin-merge transactions, delivering on HPE's strategy and improving growth and operating margins for the remaining HPE portfolio, and regaining revenue growth momentum by even greater direct engagement with customers, partners, and large scale service providers/integrators.

After conducting a thorough review of Ms. Whitman's performance, the independent members of the HPE Board determined that Ms. Whitman's MBO performance had been achieved above target. Ms. Whitman's accomplishments included:

  •
  successfully executing the ES/CSC and SW/Micro Focus spin-merge transactions, in a timely manner and under budget, while unlocking $13.5 billion and $8.8 billion in stockholder value, respectively;

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  •
  executing HPE's business strategy by leading a high level of M&A activity, including the acquisitions of SimpliVity, SGI, Nimble Storage, Niara, Cloud Cruiser, and Cloud Technology Partners, most of which were performing at or better than financially planned as of fiscal year-end;

  •
  generating significant business by resetting HPE's relationship with key customers, and achieving a number of high profile sales wins; and

  •
  engineering HPE Next, a transformative set of initiatives to optimize HPE's current portfolio into a higher performing business model that will create improved stockholder returns over the next three years and beyond.

As the former CEO, Ms. Whitman evaluated the performance of other Section 16 Officers and presented her recommendations based on those evaluations to the HRC Committee shortly following the end of the fiscal year. The evaluations included an analysis of each officer's performance against their individual MBOs, which are intended to be differentiated performance metrics. After discussion, the HRC Committee determined the degree of attainment of the MBOs. The results of these evaluations and selected MBOs for the other NEOs are summarized below:

Mr. Stonesifer.    The HRC Committee determined that Mr. Stonesifer's MBO performance had been achieved at target. HPE achieved earnings per share in line with expectations at year-end, and also delivered on its commitments of share repurchases and dividends. Mr. Stonesifer's oversight of complex spin-merge agreements, acquisition integration, and financial performance following the transactions were noteworthy in ensuring HPE met or exceeded investment plans.

Mr. Neri.    The HRC Committee determined that Mr. Neri's MBO performance had been achieved above target. While the Enterprise Group business underperformed in a highly challenging year due to intense pricing actions by scale competitors and commodity inflation, Mr. Neri played a key role in strengthening HPE's portfolio though several successful acquisitions, most of which performed at or better than financially planned as of the end of fiscal 2017. In addition, Mr. Neri's performance excelled as he pivoted from his prior role as Executive Vice President of the Enterprise Group to a more strategic role as President of HPE. He successfully collaborated with Ms. Whitman and the Board to craft the go-forward HPE strategy and financial architecture and ultimately assumed leadership of HPE Next, the primary planning and operational vehicle for a highly transformative set of strategic shifts in product positioning, go-to-market focus, and business process improvements designed to deliver the 2018-20 business plan.

Mr. Schultz.    The HRC Committee determined that Mr. Schultz's MBO performance had been achieved above target. He continues to be a leader among corporate General Counsels and he drove a significant increase in productivity across the Office of the General Counsel. Through his intensive personal effort and deep expertise, both highly complex spin-merge transactions closed on time and under budget. Mr. Schultz continued to excel, not only in his traditional role as General Counsel, but also as a driving force for a number of key strategic HPE initiatives.

Mr. Gomez.    The HRC Committee determined that Mr. Gomez's MBO performance had been achieved above target. He delivered world class marketing and communications support across the organization in fiscal 2017, despite significant changes in the product portfolio due to complex spin-merge activity, six acquisitions, and considerable external market headwinds. His leadership helped improve HPE sales performance and maintain brand relevance. In addition, Mr. Gomez made significant contributions to the HPE Next initiative, including extensive and complex communications efforts.

Mr. Hsu.    The HRC Committee determined that Mr. Hsu's MBO performance had been achieved above target. He successfully executed the on-time and under-budget closure of both the ES/CSC and SW/ Micro Focus spin-merge transactions, generating significant stockholder value. Mr. Hsu simultaneously drove a major turnaround in the Software business, resulting in substantial operating profit improvement year-over-year. Following the closure of the Software spin-merge transaction, Mr. Hsu transitioned to CEO of Micro Focus.

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Based on the findings of these performance evaluations, the HRC Committee (and, in the case of Ms. Whitman, the independent members of the Board) evaluated performance against the non-financial metrics for the NEOs to determine the overall level of achievement in the table below. HPE does not disclose detailed MBO goals for each NEO out of concern for competitive harm.

Fiscal 2017 PfR Program Performance Against Non-Financial Metrics (MBOs)

Named Executive Officer	Actual Performance as a Percentage of Target (%)	Weight (%)	Percentage of Target Annual Incentive Funded (%)
Margaret C. Whitman	185	25	46.25

Timothy C. Stonesifer	100	25	25.00

Antonio F. Neri	150	25	37.50

John F. Schultz	175	25	43.75

Henry Gomez	125	25	31.25

Christopher P. Hsu	150	25	37.50

Based on the fiscal 2017 financial and non-financial level of performance described above, the calculated annual incentive results for the NEOs under the PfR program ranged between 44% and 100% of target. However, due to the underachievement of HPE's financial performance overall, the HRC Committee (and the independent members of the Board, in the case of Ms. Whitman) applied negative discretion and determined that no annual incentive awards would be paid to the NEOs, or other Section 16 Officers for fiscal 2017. The calculated annual incentive awards prior to the HRC Committee's application of negative discretion are reflected in the table below.

Fiscal 2017 PfR Program Annual Incentive Payout

	Percentage of Target Annual Incentive Funded					Total Annual Incentive Payout

Named Executive Officer	Annual Salary(1) ($)	Annual Incentive Target (%)	Financial Metrics (%)	Non-Financial Metrics (%)	As % of Target Annual Incentive (%)	Calculated Results Prior to Discretion(2) ($)	Actual Payout After Discretion(2) ($)
Margaret C. Whitman	1,500,000	200	29.40	46.25	75.65	2,269,618	—

Timothy C. Stonesifer	725,000	125	29.40	25.00	54.40	493,036	—

Antonio F. Neri	752,403	125	6.26	37.50	43.76	411,603	—

John F. Schultz	725,000	125	29.40	43.75	73.15	662,958	—

Henry Gomez	700,000	125	29.40	31.25	60.65	530,722	—

Christopher P. Hsu	583,333	125	62.52	37.50	100.02	729,292	—

(1)
Mr. Neri's salary and target annual incentive amounts have been prorated based on a salary increase effective June 21, 2017. Mr. Hsu's salary and target annual incentive amounts have been prorated based on his 10 months of fiscal 2017 HPE employment.

(2)
Due to HPE's financial achievement overall, and to align with HPE's pay-for-performance philosophy, the HRC Committee exercised its authority to apply negative discretion and did not approve any annual incentive payouts for fiscal 2017.

Within the first 90 days of fiscal 2017, the HRC Committee established an "umbrella" pool under which a maximum bonus was determined in order to permit awards to be eligible to be considered qualified performance-based compensation under

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the umbrella formula, each Section 16 Officer was allocated a pro rata share of 1.0% of net earnings based on his or her target annual incentive award, subject to a

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maximum bonus of 200% of each NEO's target bonus, and the maximum $10 million cap under the PfR program. After certifying the size of the pool and the individual allocations, which were each in excess of the maximum potential bonus for the Covered Officers, the HRC Committee determined actual payouts through the exercise of negative discretion based upon financial metrics and MBOs established by the HRC Committee for Section 16 Officers and by the independent members of the Board for Ms. Whitman, as described above.

LONG-TERM INCENTIVES

Fiscal 2017 Award Mix

The HRC Committee established a streamlined LTI design for our NEOs that consisted of two vehicles in preparation for the ES/CSC and SW/Micro Focus spin-merge transactions completed in fiscal 2017. The equity award types and value-based mix were considered appropriate for fiscal 2017 given the difficulty in forecasting multi-year financial performance in light of the spin-merge transactions.

The fiscal 2017 LTI award value-based vehicle mix for the NEOs is shown in the following chart:

  •
  PCSOs support stockholder alignment as these options only create value for the recipient to the extent that our stock achieves rigorous pre-established stock price performance goals. As a result, we believe performance-contingent stock options encourage executives to focus on driving stock price appreciation and stockholder value. This grant vests ratably over three years to the extent performance conditions are achieved.

  •
  RSUs support retention and are linked to stockholder value and ownership, which are also important goals of HPE's executive compensation program. This grant vests ratably over three years from the date of grant.

Fiscal 2017 LTI Grant Values

The HRC Committee, and in the case of Ms. Whitman, the independent members of the Board, approved the value of fiscal 2017 annual LTI awards for the NEOs based on factors such as: competitive market data, internal equity, individual performance, and the executives' potential future contributions.

Fiscal 2017 Annual LTI Award Values

Named Executive Officer	PCSOs (50%)	RSUs (50%)	Total LTI Value (100%)
M. Whitman	$6,500,000	$6,500,000	$13,000,000

T. Stonesifer	$2,000,000	$2,000,000	$4,000,000

A. Neri	$2,250,000	$2,250,000	$4,500,000

J. Schultz	$1,375,000	$1,375,000	$2,750,000

H. Gomez	$1,375,000	$1,375,000	$2,750,000

C. Hsu	$2,000,000	$2,000,000	$4,000,000

These values represent the target dollar value of awards granted. Actual grant date fair value may vary slightly. In addition, these values do not include the impact of one-time accounting costs resulting from the conversion of equity awards following the close of the ES/CSC spin-merge transaction.

For more information on NEO grants of PCSOs and RSUs during fiscal 2017, see "Grants of Plan-Based Awards in Fiscal 2017" table.

Fiscal 2017 PCSOs

The PCSOs were structured to have both ratable time-based vesting requirements and performance conditions in the form of pre-established stock price performance goals. Each of the three vesting tranches risk forfeiture unless the stock price performance goals are met within two, four, and five years respectively. In setting the stock price performance goals required for the PCSOs to vest, the HRC Committee considered not only the stock price itself, but also the underlying compound annual growth rate required both to achieve vesting in the targeted three years, as well as to avoid forfeiture by meeting stock price performance goals in later years.

The annual PCSOs were granted to the NEOs on December 7, 2016, with a grant price of $14.67. As of the end of fiscal 2017, each of the three stock price performance goals were unmet.

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Additional details regarding the fiscal 2017 PCSO design are described in the table below.

Fiscal 2017 PCSO Design

				Minimum Compound Annual Growth Rate

Tranche	Time-vesting Requirement	Minimum Stock Price Performance Goal Required For Vesting(1)(2)	Forfeiture Date If Stock Price Performance Goal Is Not Met	For Ratable Vesting Over Three Years	For Vesting Prior To Tranche Forfeiture Date
Tranche One	December 7, 2017	$16.87 (115% of the grant price)	December 7, 2018	15.0%	7.2%

Tranche Two	December 7, 2018	$18.33 (125% of the grant price)	December 7, 2020	11.8%	5.7%

Tranche Three	December 7, 2019	$19.80 (135% of the grant price)	December 7, 2021	10.5%	6.2%

(1)
The 20-day moving average of HPE's closing stock price must be at or above the specific stock price performance goal (at any point during the performance period) to satisfy the performance-based vesting requirement

(2)
The grant price and stock price performance goals have been formulaically converted due to the Enterprise Services and Software spin-merge transactions based on the conversion ratio determined by dividing the close price immediately prior to each transaction by the opening price immediately following each transaction

Design Changes for Fiscal 2017

Management recommended, and the HRC Committee approved, certain changes to the equity vehicle weighting for our fiscal 2017 grant. The fiscal 2017 annual equity awards were granted fifty percent in PCSOs and fifty percent in RSUs to acknowledge the goal-setting challenges in fiscal 2017 due to the expected spin-merge transactions and to further support stability and stockholder alignment. As noted previously, given the difficulty in forecasting multi-year financial performance in light of the spin-merge transactions, this value-based equity mix was considered appropriate for fiscal 2017. PARSUs have been reintroduced in fiscal 2018 which is further discussed in the "Fiscal 2018 Compensation Program" section.

	Annual LTI Vehicle Mix

	PARSUs	RSUs	Stock Options	PCSOs	Total
Fiscal 2017	N/A	50%	N/A	50%	100%
Fiscal 2016	50%	25%	25%	N/A	100%

BENEFITS

Our NEOs receive health and welfare benefits (including retiree medical benefits if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to our U.S. employees generally. We do not provide our executives, including the NEOs, with special or supplemental U.S. defined benefit pension or health benefits.

The NEOs, along with other executives who earn base pay or annual incentives in excess of certain limits under the Code, were eligible in fiscal 2017 to participate in the HPE Executive

Deferred Compensation Plan (the "EDCP"). This plan was maintained to permit executives to defer a portion of their compensation and related taxation on such amounts. This is a standard benefit plan also offered by the majority of our peer-group companies, and is more fully described in the "Narrative to the Fiscal 2017 Non-Qualified Deferred Compensation Table" section. Amounts deferred or matched under the EDCP are credited with notional investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HPE 401(k) Plan. No amounts in EDCP earn above-market returns.

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PERQUISITES

Consistent with the practices of our peer-group companies, we provide a limited number of perquisites to our senior executives, including the NEOs, as discussed below.

We provide our NEOs with financial counseling services to assist them in obtaining professional financial advice, which is a common benefit among our peer-group companies. This helps increase the understanding and effectiveness of our executive compensation program, and also increase productivity by limiting distractions from Company responsibilities to attend to personal financial matters. The value of these services is taxable to our executives.

The CEO may use company aircraft for personal purposes in their own discretion and, at times, is advised to use company aircraft for personal travel for security reasons. The other NEOs may use company aircraft for personal purposes under certain limited circumstances, if available and approved in advance by the CEO. The NEOs, including the CEO, are taxed on the value of this personal usage according to applicable tax rules. There is no tax gross-up paid on the income attributable to this value. In fiscal 2012, Ms. Whitman entered into a "time-sharing" agreement, which was renewed each year since and, under which she reimbursed the Company for costs incurred in connection with certain personal travel on corporate aircraft above a certain amount in a given fiscal year.

For details on perquisites received during fiscal 2017, see the "Summary Compensation Table" below.

Other Compensation-Related Matters

USE OF COMPARATIVE COMPENSATION DATA AND COMPENSATION PHILOSOPHY

The HRC Committee reviewed Section 16 Officer compensation and compared it to that of executives in similar positions with HPE's peer-group companies for purposes of benchmarking target pay levels. In light of the significance of the Enterprise Services business spin-merge transaction, the HRC Committee asked FW Cook to conduct a review of, and propose potential changes to, HPE's peer group to reflect its smaller size and scope of operations. As a result of that review, seven large companies were removed (Amazon, Apple, Caterpillar, General Electric, Google, Microsoft and United Technologies), and six companies were added (Cognizant, HP Inc., Micron Technology, Seagate Technology, Texas Instruments and Western Digital). The HRC Committee reviewed and approved the following peer group, which informed decision making for fiscal 2017 target pay levels:

Fiscal 2017 Peer Companies

	• Accenture	• Intel Corporation
	• ADP	• Micron Technology
	• Cisco Systems, Inc.	• Oracle Corporation
	• Cognizant	• Qualcomm
Technology	• Computer Sciences Corporation	• Seagate Technology
	• EMC Corporation	• Texas Instruments
	• HP Inc.	• Xerox
	• IBM	• Western Digital

Non-technology	• Honeywell	• The Boeing Company

For fiscal 2017, FW Cook used the following screening criteria to develop a pool of potential peers:

  •
  Industry—companies operating in similar or comparable industry space
  •
  Size—companies within a range of 1/3rd to three times HPE's projected post-spin revenue and 1/5th to five times HPE's projected post-spin market capitalization

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HPE is positioned in a reasonable range around peer median on several size characteristics (e.g., revenue, operating income, and total assets). The Company was around the 60th percentile for revenue and around the 30th percentile for market capitalization, despite the removal of several large companies from its prior peer group. FW Cook's industry- and size-based analysis did not identify additional suitable peers that would leave positioning on other important size elements at appropriate levels, while materially changing HPE's relative positioning on market capitalization.

In reviewing comparative pay data from these companies against pay for our Section 16 Officers, the HRC Committee evaluated data, using regression analysis where necessary, to adjust for size differences between HPE and the peer-group companies. Exclusions were made for particular data points of certain companies if they were anomalous and not representative of market practices. The HRC Committee continued to set target total direct compensation levels for fiscal 2017 that were generally at or near the market median, although in some cases higher for attraction and retention purposes.

The HRC Committee has and will continue to review HPE's peer group annually to assess the appropriateness for competitive benchmarking of executive pay and compensation design.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

HPE has stock ownership guidelines designed to align executives' interests more closely with those of stockholders, and mitigate the potential for taking excessive risk that could affect the value of HPE stock. Under the guidelines, within five years of assuming a designated position, the CEO should attain and hold an investment position in our stock equal to seven times their base salary, and all other Section 16 EVPs should attain and hold an investment position equal to five times their respective base salaries. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through the HPE 401(k) Plan, shares held as restricted stock, shares underlying time-vested RSUs, and shares underlying vested but unexercised stock options (fifty percent of the in-the-money value of such options is used for this calculation). All

NEOs held the required investment position in HPE's stock as of the end of fiscal 2017.

ANTI-HEDGING/PLEDGING POLICY

We have a policy prohibiting HPE's executive officers from engaging in any form of hedging transaction (derivatives, equity swaps, forwards, etc.) in HPE stock, including, among other things, short sales and transactions involving publicly traded options. In addition, with limited exceptions, HPE's executive officers are prohibited from holding HPE stock in margin accounts and from pledging HPE stock as collateral for loans. We believe that these policies further align executives' interests with those of our stockholders.

POLICY ON RECOVERY IN EVENT OF FINANCIAL RESTATEMENT

HPE has adopted a "clawback" policy that permits the Company to recover certain annual and long-term incentives from senior executives whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery of incentives paid at or above target from those senior executives whose fraud or misconduct resulted in the restatement where the incentives would have been lower absent the fraud or misconduct, as determined by the Board. In addition, HPE's equity grant agreements clarify that awards are subject to the clawback policy.

FISCAL 2018 COMPENSATION PROGRAM

With HPE successfully completing its primary portfolio restructuring activities in fiscal 2017, and therefore, its improving ability to better forecast multi-year financial performance, the HRC Committee approved a fiscal 2018 compensation structure that aligns more closely with market best practice and continues to support stockholder interests.

  •
  The long-term incentive program continues to be highly performance based, aligns our NEOs with stockholder interests, and strongly protects against undesirable attrition. The fiscal 2018 equity award was granted fifty percent in PARSUs and fifty percent in RSUs. The reintroduction of a PARSU design balances absolute and relative performance and focuses

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    on both operating and stock price performance. The PARSU grant vests based on two- and three-year performance periods, measuring Corporate Net Income and relative TSR performance.

  •
  The annual incentive PfR program performance metrics for Corporate-level Section 16 Officers will continue to be measured at the Corporate level, and the MBOs will become a modifier of financial results rather than an equally weighted measure.

In fiscal 2018, the HRC Committee will continue its ongoing evaluation of the overall compensation system to ensure that it strongly supports the Company's talent needs, rewards management for the successful execution of operating goals and the long-term vision associated with the recently completed portfolio restructuring, and aligns pay with stockholder interests and strong governance standards.

HPE'S FISCAL 2018 CEO TRANSITION

Ms. Whitman and the Board mutually agreed that her retirement date would be effective as of February 1, 2018, and that she would continue to be a director on HPE's Board. Ms. Whitman's fiscal 2018 base salary remained unchanged for the duration of her tenure as the CEO. Additionally, Ms. Whitman did not receive a fiscal 2018 annual equity grant, and will not be eligible for a prorated annual incentive for fiscal 2018.

In conjunction with the equity modifications that were approved in May 2016 by the independent members of the Board, all unvested, outstanding equity held by Ms. Whitman as of May 24, 2016, vested in full upon her retirement. Based on HPE's standard retirement treatment of equity awards, Ms. Whitman's RSUs granted after May 24, 2016, will continue to vest in full based on their original vesting schedule. Ms. Whitman's PCSOs granted after May 24, 2016 will receive pro rata vesting treatment only to the extent that performance conditions are met prior to the forfeiture dates as described in the "Fiscal 2017 PCSO Design" table. See the "Potential Payments Upon Termination or Change in Control" table for details.

Mr. Neri was appointed CEO effective February 1, 2018. His fiscal 2018 base salary and target annual incentive as President remained unchanged. Upon his appointment to President and CEO, Mr. Neri's base salary increased to $1,000,000 with a target annual incentive of 150%. Mr. Neri's fiscal 2018 annual equity award, in the amount of $9,000,000, reflected his appointment to President and CEO.

Mr. Gomez was granted a $1 million strategic retention award, which is subject to certain conditions including performance criteria and continued employment with the Company as of June 1, 2018, in order to ensure continuity of critical marketing and communications support for organizational and product portfolio transformations in connection with the HPE Next initiative.

CHANGES TO RETIREMENT PROVISIONS FOR EQUITY AWARDS IN FISCAL 2018

United States employees are eligible for favorable vesting treatment of equity awards held at the time of retirement, contingent on compliance with restrictive covenants. Retirement is defined as 55 years of age or more, with age plus years of service totaling at least 70 at the time of termination.

Under HPE's prior policy, an employee was entitled to full accelerated vesting of all unvested PARSUs upon termination following the attainment of retirement eligibility. To align with the retirement treatment of time-vested RSUs and options, effective for all PARSUs granted on or after December 7, 2017, the HRC Committee approved a change to the vesting treatment so that, upon retirement three months or more after the grant date, the awards will continue vesting on the original vesting schedule, subject to actual performance. To the extent that retirement occurs within three months after the grant date, the awards will be immediately forfeited.

ACCOUNTING AND TAX EFFECTS

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executives.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Code. Our compensation program is designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. In addition, the recent elimination of the performance-based compensation exception under Section 162(m) of the Code as a result of the recent enactment of the Tax Cuts and Jobs Act of 2017 will have an effect on our future compensation programs. However, based on the text of that law, HPE should have the benefit of the performance-based exception for fiscal 2018 compensation.

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HRC COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The undersigned members of the HRC Committee of the Board of Directors of Hewlett Packard Enterprise Company have reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett Packard Enterprise filed for the fiscal year ended October 31, 2017.

HRC Committee of the Board of Directors

Leslie A. Brun, Chair
Pamela L. Carter
Mary Agnes Wilderotter

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SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our former CEO, our Chief Financial Officer, and our four other most highly compensated executive officers serving during fiscal 2017.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)

Margaret C. Whitman	2017	1,500,053	—	6,502,023	8,743,885	—	—	338,161	17,084,122
Chief Executive Officer	2016	1,500,058	—	18,970,393	11,729,190	3,081,189	—	283,521	35,564,351
	2015	1,500,058	—	7,771,200	5,113,585	2,453,262	—	297,441	17,135,546

Timothy C. Stonesifer	2017	725,026	—	2,000,607	2,427,935	—	—	59,996	5,213,564
Executive Vice President	2016	675,026	—	3,386,593	1,785,860	813,850	—	67,521	6,728,850
and Chief Financial Officer

Antonio F. Neri	2017	753,152	—	2,250,686	2,898,454	—	—	51,407	5,953,699
President	2016	725,028	—	6,579,914	4,359,346	665,943	29,477	82,705	12,442,413
	2015	725,028	1,500,000	1,999,993	1,264,048	831,709	8,338	262,489	6,591,605

John F. Schultz	2017	725,026	—	1,375,415	1,849,721	—	—	99,286	4,049,448
Executive Vice President
and Chief Legal and
Admin. Officer and
Secretary

Henry Gomez	2017	700,025	—	1,375,415	1,840,540	—	—	5,737	3,921,717
Executive Vice President
and Chief Marketing and
Communications Officer

Christopher P. Hsu(8)	2017	583,351	—	2,000,607	2,663,531	—	—	34,251	5,281,740
Executive Vice President	2016	675,026	—	4,636,602	3,170,585	972,053	—	41,409	9,495,675
and General Manager,
Software

(1)
Amounts shown represent base salary earned during the fiscal year, as described in the "Fiscal 2017 Base Salary" section.

(2)
The grant date fair value of all stock awards has been calculated in accordance with applicable accounting standards. For information on the assumptions used to calculate the fair value of the awards, refer to Note 7 to our "Consolidated and Combined Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as filed with the SEC on December 15, 2017. In the case of RSUs, the value is determined by multiplying the number of units granted by the closing price of HPE's stock on the grant date.

(3)
In connection with both the ES/CSC and SW/Micro Focus spin-merge transactions, outstanding HPE equity awards were converted using ratios that preserved the intrinsic value of the awards as of the conversion dates. One-time incremental accounting costs were incurred with respect to the ES/CSC spin-merge, and are included in the table below. Accounting costs for the SW/Micro Focus spin-merge were determined to be immaterial.

Name	ES/CSC Spin-Merge Transaction Incremental Accounting Cost ($)

Margaret C. Whitman	2,316,267

Timothy C. Stonesifer	450,208

Antonio F. Neri	673,506

John F. Schultz	490,038

Henry Gomez	480,857

Christopher P. Hsu	685,804

(4)
The grant date fair value of PCSO awards is calculated using a combination of a Monte Carlo simulation model and a lattice model as these awards contain market conditions. For information on the assumptions used to calculate the fair value of the stock awards, refer to Note 7 to our "Consolidated and Combined Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as filed with the SEC on December 15, 2017.

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(5)
Amounts shown represent payouts under the PfR program. Such amounts were earned during the applicable fiscal year but paid after the end of that fiscal year.

(6)
Amounts shown represent the increase in actuarial present value of NEO pension benefits during the applicable fiscal year, as described in more detail under "Narrative to the Fiscal 2017 Pension Benefits Table" below. Pension benefits have ceased accruing for all NEOs, and NEOs hired after the accrual cessation date for a pension plan are not eligible to participate in the plan. The amounts reported for the NEOs do not reflect additional accruals, but reflect the passage of one more year from the prior present value calculation and changes in other actuarial assumptions. In fiscal 2017, there was an increase to the discount rate that resulted in a decrease to the actuarial present value of Mr. Neri's pension benefit. The assumptions used in calculating the changes in pension benefits are described in footnote (3) to the "Fiscal 2017 Pension Benefits Table" below.

(7)
The amounts shown are detailed in the "Fiscal 2017 All Other Compensation Table" below.

(8)
Effective August 31, 2017, Mr. Hsu separated from HPE to become CEO of the newly combined Software and Micro Focus Company. However, since his compensation exceeded that of the next most highly compensated executive officer, he is reported as an NEO in this proxy statement.

Fiscal 2017 All Other Compensation Table

The following table provides additional information about the amounts that appear in the All Other Compensation column in the Summary Compensation Table above:

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Mobility Program(3) ($)	Security Services/ Systems(4) ($)	Personal Aircraft Usage(5) ($)	Miscellaneous(6) ($)	Total AOC ($)

Margaret C. Whitman	8,012	—	—	32,076	250,198	47,875	338,161

Timothy C. Stonesifer	7,429	—	28,348	—	—	24,219	59,996

Antonio F. Neri	7,429	—	43,338	—	640	—	51,407

John F. Schultz	7,792	1,767	—	—	51,727	38,000	99,286

Henry Gomez	5,400	—	—	—	337	—	5,737

Christopher P. Hsu	7,963	1,767	—	—	—	24,521	34,251

(1)
Represents matching contributions made under the HPE 401(k) Plan based on each NEO's fiscal 2017 contributions.

(2)
Represents matching contributions credited during fiscal 2017 under the HPE EDCP with respect to contributions made in November through December 2016. No NEO earned matching contributions beginning in January 2017.

(3)
Represents benefits provided under our standard company relocation program.

(4)
Represents home security services provided to Ms. Whitman. Consistent with SEC guidance, the expense is reported here as a perquisite because there is an incidental personal benefit.

(5)
For purposes of reporting the value of such personal usage in this table, we use data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering, and supplies. For trips by NEOs that involve mixed personal and business usage, we include the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). Personal usage is imputed as income to the executives under the applicable tax rules and no tax gross-ups are provided for this imputed income. In addition, in fiscal 2017, Ms. Whitman entered into a renewal of a "time-sharing agreement," under which she reimbursed the Company for those costs permitted to be charged under federal regulations incurred in connection with certain personal travel on corporate aircraft above a certain amount. Ms. Whitman reimbursed the Company $112,906 related to her and her passengers' personal use of corporate aircraft during fiscal 2017 reported under the timeshare agreement.

(6)
Includes amounts paid either directly to the executives or on their behalf for financial counseling, as follows: Ms. Whitman: $18,000; Mr. Schultz: $18,000; and Mr. Hsu: $16,521. In addition, values include an employer charitable donation match of $1,000 for Ms. Whitman, $20,500 for Mr. Stonesifer, $20,000 for Mr. Schultz, and $8,000 for Mr. Hsu. Also, includes $25,650 for Ms. Whitman and $3,719 for Mr. Stonesifer of imputed income with respect to attendance at HPE events by personal guests. Ms. Whitman's value also includes a benefits-excess credit in the amount of $3,225 for underutilization of HPE benefits.

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NARRATIVE TO THE SUMMARY COMPENSATION TABLE

The amounts reported in the Summary Compensation Table, including base pay, annual incentive and LTI award amounts, and benefits and perquisites, are described more fully under the "Compensation Discussion and Analysis" section.

The amounts reported in the Non-Equity Incentive Plan Compensation column include amounts earned in fiscal 2017 by each of the NEOs under the PfR program. The narrative description of the remaining information in the Summary Compensation Table is provided in the narrative to the other compensation tables.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

The following table provides information on estimated awards granted under the PfR program for fiscal 2017, and awards of RSUs and PCSOs granted as part of the fiscal 2017 long-term incentive compensation, all of which are provided under the HPE 2015 Stock Incentive Plan:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(5)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	All Other Option Awards: Exercise or Base Price of Option	Grant-Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3)(4)(5) (#)	Options (#)	Awards(5) ($)	Awards(6) ($)

Margaret C. Whitman
PfR		750,000	3,000,000	6,000,000
Annual RSU	12/7/2016							443,219			6,502,023
Annual PCSO	12/7/2016					1,585,761				14.67	6,427,618
ES/CSC NQ Acct. Cost	3/31/2017							7,965,893			213,512
ES/CSC PCSO Acct. Cost	3/31/2017							5,781,262			2,102,755

Timothy C. Stonesifer
PfR		226,563	906,250	1,812,500
Annual RSU	12/7/2016							136,374			2,000,607
Annual PCSO	12/7/2016					487,926				14.67	1,977,727
ES/CSC NQ Acct. Cost	3/31/2017							357,053			77,237
ES/CSC PCSO Acct. Cost	3/31/2017							665,976			372,971

Antonio F. Neri
PfR		235,126	940,504	1,881,008
Annual RSU	12/7/2016							153,421			2,250,686
Annual PCSO	12/7/2016					548,918				14.67	2,224,948
ES/CSC NQ Acct. Cost	3/31/2017							828,468			193,804
ES/CSC PCSO Acct. Cost	3/31/2017							1,140,035			479,702

John F. Schultz
PfR		226,563	906,250	1,812,500
Annual RSU	12/7/2016							93,757			1,375,415
Annual PCSO	12/7/2016					335,448				14.67	1,359,683
ES/CSC NQ Acct. Cost	3/31/2017							609,218			43,078
ES/CSC PCSO Acct. Cost	3/31/2017							1,199,277			446,960

Henry Gomez
PfR		218,750	875,000	1,750,000
Annual RSU	12/7/2016							93,757			1,375,415
Annual PCSO	12/7/2016					335,448				14.67	1,359,683
ES/CSC NQ Acct. Cost	3/31/2017							560,811			43,078
ES/CSC PCSO Acct. Cost	3/31/2017							1,171,361			437,779

Christopher P. Hsu
PfR		182,292	729,167	1,458,333
Annual RSU	12/7/2016							136,374			2,000,607
Annual PCSO	12/7/2016					487,926				14.67	1,977,727
ES/CSC NQ Acct. Cost	3/31/2017							844,316			271,888
ES/CSC PCSO Acct. Cost	3/31/2017							935,993			413,916

(1)
Amounts represent the range of possible cash payouts for fiscal 2017 awards under the PfR program.

(2)
Annual PCSO awards vest as follows: one third will vest upon one year of continued service and the 20-day moving average of HPE's closing stock price must be at least 15% above the grant date stock price within two years from the date of grant; one third will vest upon two years of continued service and the 20-day moving average of HPE's closing stock price must be at least 25% above the grant date stock price within four years from the date of grant; and the remaining one third will vest upon three years of continued service and the 20-day moving average of HPE's closing stock must be at least 35% above the grant date stock price within five years from the date of grant. All PCSO awards have an eight-year term.

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(3)
RSUs vest as to one third of the units on each of the first three anniversaries of the grant date, subject to continued service.

(4)
The transaction accounting costs shown as "ES/CSC" NQ and PCSO do not represent new grants. Instead, the values represent the number of target units associated with the incremental compensation cost of transaction-related changes in the accounting value of outstanding options. In connection with the Enterprise Services spin-merge transaction, outstanding HPE equity awards were converted using a ratio that preserved the intrinsic value of the awards as of the conversion date. Accounting costs for the Software spin-merge were determined to be immaterial.
(5)
The number of shares and option exercise prices (representing the fair market value of HPE stock on the grant date) were converted as a result of both the ES/CSC and SW/Micro Focus spin-merge transactions using ratios that preserved the intrinsic value of the award as of the conversion date.

(6)
See footnotes two and four to the "Summary Compensation Table" for a description of the method used to determine the grant date fair value of stock awards. This value may differ from the value represented in the "Summary Compensation Table" due to rounding.

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OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table provides information on stock and option awards held by the NEOs as of October 31, 2017.

		Option Awards(1)					Stock Awards(1)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Option Unexercisable(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(3) (#)	Option Exercise Price ($)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)(6) (#)	Market Value of Shares or Units of Stock That Have not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Margaret C. Whitman	9/27/2011	3,139,238	—	—	7.81	9/27/2019	—	—	—	—
	12/14/2011	1,052,218	—	—	8.73	12/14/2019	—	—	—	—
	12/11/2013	1,247,226	—	—	8.92	12/11/2021	—	—	—	—
	12/10/2014	—	—	1,831,633	12.36	12/10/2022	110,379	1,536,476	—	—
	11/2/2015	908,197	1,816,396	—	8.62	11/2/2023	596,291	8,300,371	—	—
	12/9/2015	502,530	1,005,065	—	8.83	12/9/2023	696,721	9,698,356	—	—
	12/7/2016	—	—	1,585,761	14.67	12/7/2024	449,705	6,259,894	—	—

Timothy C. Stonesifer	3/14/2014	40,355	—	—	9.62	3/14/2022	—	—	—	—
	12/10/2014	45,398	22,700	—	12.36	12/10/2022	7,927	110,344	—	—
	5/27/2015	—	—	—	—	—	93,085	1,295,743	—	—
	11/2/2015	121,092	242,186	—	8.62	11/2/2023	79,505	1,106,710	—	—
	12/9/2015	115,968	231,938	—	8.83	12/9/2023	160,781	2,238,072	—	—
	12/7/2016	—	—	487,926	14.67	12/7/2024	138,370	1,926,110	—	—

Antonio F. Neri	9/27/2011	24,666	—	—	7.81	9/27/2019	—	—	—	—
	12/7/2011	24,969	—	—	9.39	12/7/2019	—	—	—	—
	12/6/2012	162,142	—	—	4.58	12/6/2020	—	—	—	—
	12/11/2013	88,136	—	—	8.92	12/11/2021	—	—	—	—
	12/10/2014	162,046	162,046	—	12.36	12/10/2022	56,605	787,942	—	—
	11/2/2015	181,639	726,558	—	8.62	11/2/2023	238,517	3,320,157	—	—
	12/9/2015	86,976	347,908	—	8.83	12/9/2023	241,173	3,357,128	—	—
	12/7/2016	—	—	548,918	14.67	12/7/2024	155,666	2,166,871	—	—

John F. Schultz	12/11/2013	137,597	—	—	8.92	12/11/2021	—	—	—	—
	12/10/2014	—	—	422,683	12.36	12/10/2022	25,470	354,542	—	—
	11/2/2015	166,502	333,006	—	8.62	11/2/2023	109,317	1,521,693	—	—
	12/9/2015	106,304	212,610	—	8.83	12/9/2023	147,381	2,051,544	—	—
	12/7/2016	—	—	335,448	14.67	12/7/2024	95,129	1,324,196	—	—

Henry Gomez	12/11/2013	229,327	—	—	8.92	12/11/2021	—	—	—	—
	12/10/2014	—	—	387,459	12.36	12/10/2022	23,348	325,004	—	—
	11/2/2015	181,639	363,279	—	8.62	11/2/2023	119,258	1,660,071	—	—
	12/9/2015	106,304	212,610	—	8.83	12/9/2023	147,381	2,051,544	—	—
	12/7/2016	—	—	335,448	14.67	12/7/2024	95,129	1,324,196	—	—

Christopher P. Hsu	7/17/2014	399,524	—	—	11.39	9/2/2018	—	—	—	—
	12/10/2014	232,821	—	—	12.36	9/2/2018	—	—	—	—
	11/2/2015	643,006	—	—	8.62	9/2/2018	—	—	—	—
	12/9/2015	273,688	—	—	8.83	9/2/2018	—	—	—	—
	12/7/2016	121,981	—	—	14.67	9/2/2018	—	—	—	—

(1)
The number of shares and option exercise prices (representing the fair market value of HPE stock on the grant date) were previously converted in connection with the separation from HP Inc., and in fiscal 2017, were converted as a result of both the ES/CSC and SW/Micro Focus spin-merge transactions using ratios that preserved the intrinsic value of the award as of the conversion date.

(2)
Option awards in this column vest with continued service on each of the first, second, and third anniversaries of the date of grant. In conjunction with equity award modifications approved in May 2016,

  the final tranche of the November 2, 2015, and December 9, 2015 option awards are expected to vest in June 2018.

(3)
Option awards in this column vest upon satisfaction of certain stock price performance conditions and subject to continued service as to one third of the shares on each of the first, second, and third anniversaries of the date of grant, or upon later satisfaction of certain stock price performance conditions. The stock price performance goals for the fiscal 2015 PCSOs, granted on December 10, 2014, were not met by December 10, 2017, and therefore the shares were forfeited.

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(4)
All options have an eight-year term.

(5)
Stock awards in this column include RSUs and underlying dividend equivalent units granted with respect to outstanding stock awards through October 31, 2017, and vest with continued service on each of the first, second, and third anniversaries of the date of grant. In conjunction with equity award modifications approved in May 2016, the final tranche of the November 2, 2015, and December 9, 2015 stock awards are expected to vest in June 2018.
(6)
The amounts in this column also include fiscal 2016 PARSUs that reflect fiscal 2016 Return on Invested Capital and relative TSR performance. In conjunction with equity award modifications approved in May 2016, the final tranche of the fiscal 2016 PARSUs is expected to vest in June 2018.

(7)
Value calculated based on the $13.92 closing price of HPE stock on October 31, 2017.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table provides information about options exercised and stock awards vested for the NEOs during fiscal 2017:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(1)(3) (#)	Value Realized on Vesting(4) ($)

Margaret C. Whitman	3,940,513	40,615,302	1,300,021	24,066,818

Timothy C. Stonesifer	—	—	244,897	4,390,388

Antonio F. Neri	225,219	1,673,580	319,865	5,834,579

John F. Schultz	467,357	5,248,335	281,752	5,217,718

Henry Gomez	397,876	3,111,390	269,051	4,955,570

Christopher P. Hsu(5)	278,925	1,913,270	732,115	11,576,786

(1)
Represents the number of shares acquired at the time of option exercise and stock vesting events. Amounts may represent shares prior to the equity conversions as a result of the ES/CSC and SW/Micro Focus spin-merge transactions described in footnote one in "Outstanding Equity Awards at 2017 Fiscal Year-End" above.

(2)
Represents the amounts realized based on the difference between the exercise price and the market price of shares of HPE stock on the date of exercise.

(3)
Includes PARSUs, RSUs, and accrued dividend equivalent shares.
(4)
Represents the amounts realized based on the fair market value of HPE stock on the vesting date for PARSUs, RSUs, and accrued dividend equivalent shares. Fair market value is determined based on the closing price of HPE stock on the applicable vesting date.

(5)
Mr. Hsu's stock awards include the shares vested as a result of his separation from HPE to become the CEO of the newly-combined Software and Micro Focus Company.

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FISCAL 2017 PENSION BENEFITS TABLE

The following table provides information about the present value of accumulated pension benefits payable to each NEO:

Name(1)	Plan Name(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)

Margaret C. Whitman		—	—	—

Timothy C. Stonesifer		—	—	—

Antonio F. Neri	Nederland Plan	3.2	$68,060	—
	IRG	21.5	$92,718	—

John F. Schultz		—	—	—

Henry Gomez		—	—	—

Christopher P. Hsu		—	—	—

(1)
Ms. Whitman and Messrs. Stonesifer, Schultz, Gomez, and Hsu are not eligible to receive benefits under any HPE defined benefit pension plan because HPE did not retain sponsorship of the pension plan (if any) in which they participated, when it separated from HP.

(2)
The "Nederland Plan" refers to the Stichting Pensioenfonds Hewlett Packard Nederland, a multiple employer pension under which HPE currently participates. The "IRG" refers to the International Retirement Guarantee.

(3)
Because the change in the pension table amounts from those for the prior fiscal year determine the increase in pension value, both the current assumptions as of October 31, 2017 and for the prior fiscal year as of October 31, 2016 have been included in the following description. Mr. Neri participated in an HP pension plan while employed in the Netherlands. As of October 31, 2017, the present value for this plan benefit is based on a discount rate of 1.92% and mortality in accordance with the AG forecast table 2016. As of October 31, 2016, the assumptions included a discount rate of 1.50% and mortality in accordance with the AG forecast table 2016. The earliest unreduced retirement age in the Dutch pension plan is age 67. Due to his transfer from the Netherlands to the U.S. at the request of the Company, Mr. Neri is also covered under the IRG. As of October 31, 2017, the present value of IRG benefits is based on a discount rate of 3.34%, lump sum interest rates of 1.96% for the first five years, 3.58% for the next 15 years and 4.35% thereafter, and applicable mortality. As of October 31, 2016, the assumptions included a discount rate of 3.15%, lump sum interest rates of 1.47% for the first five years, 3.34% for the next 15 years and 4.30% thereafter, and applicable mortality. The earliest unreduced retirement age for the IRG based on Mr. Neri's employment history is age 65.

NARRATIVE TO THE FISCAL 2017 PENSION BENEFITS TABLE

HPE does not sponsor any qualified U.S. defined benefit pension plans and only participates in one nonqualified U.S. defined benefit retirement plan for selected international transfers. As a result, no NEO currently accrues a benefit under any U.S. qualified defined benefit pension plan. Benefits previously accrued by an NEO under non-U.S. HPE pension plans are payable to them following termination of employment, subject to the terms of the applicable plan. Mr. Neri who is a participant in the nonqualified U.S. plan for international transfers has the potential to accrue a benefit under the IRG, but only in the event that HPE requires him to change the country of his employment.

TERMS OF THE NETHERLANDS PENSION PROGRAM

Mr. Neri earned a pension benefit under a Netherlands pension program based on his final pay and years of service while employed by HP in the Netherlands. The pension plan considers a pensionable base which is salary less an offset; the offset reflects the Dutch social security benefits which do not vary with pay levels. The annual accrual that was provided when Mr. Neri participated was 1.75% of his final pensionable base. There is also a 70% spouse's benefit provided upon his death while receiving retirement payments. The benefit under the Dutch pension plan is subject to an annual conditional indexation. In 2014, with Dutch law changes to

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extend unreduced retirement ages, all previously accrued benefits were converted to a pension commencing at age 67.

TERMS OF THE INTERNATIONAL RETIREMENT GUARANTEE

Employees who transferred internationally at HP's request prior to 2000 were put into an international umbrella plan. This plan determines the country of guarantee which is generally the country in which an employee has spent the longest portion of his HP or HPE career. For Mr. Neri, the country of guarantee is currently the U.S. The IRG determines the present value of a full career benefit for Mr. Neri under the HP sponsored retirement benefit plans that applied to employees working in the US prior to separation of HPE from HP, and to the HPE 401(k) Plan after separation, and U.S. Social Security (since the U.S. is his country of guarantee) then offsets the present value of the retirement benefits from plans and social insurance systems in the countries in which he earned retirement benefits for his total period of HP and HPE employment. The net benefit value is payable as a single sum as soon as practicable after termination or retirement. This is a nonqualified retirement plan.

We do not sponsor any other supplemental defined benefit pension plans or special retiree medical benefit plans for executive officers.

FISCAL 2017 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information about contributions, earnings, withdrawals, distributions, and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FY End(3) ($)

Margaret C. Whitman	—	—	—	—	—

Timothy C. Stonesifer	—	—	4,040	—	23,245

Antonio F. Neri	—	—	—	—	—

John F. Schultz	1,800	1,767	357,403	—	1,835,843

Henry Gomez	—	—	—	—	—

Christopher P. Hsu	151,808	1,767	55,364	—	—

(1)
The amounts reported here as "Executive Contributions" and "Registrant Contributions" are reported as compensation to such NEO in the "Summary Compensation Table" above.

(2)
The contributions reported here as "Registrant Contributions" were made in fiscal 2017 with respect to November and December 2016 participant base pay deferrals. Beginning January 2017, the NEOs did not participate in base pay deferral and did not earn matching contributions.

(3)
Following the closure of the Software spin-merge, Mr. Hsu's deferred compensation balance of $400,271 was transferred to Micro Focus.

NARRATIVE TO THE FISCAL 2017 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The amounts reported in the Fiscal 2017 Non-qualified Deferred Compensation Table were provided under the EDCP, a non-qualified deferred compensation plan that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HPE 401(k) Plan and bonus amounts of up to 95% of the annual incentive bonus payable under the PfR program. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base pay deferrals on compensation above the Code limit that applies to the qualified HPE 401(k) Plan up to a maximum of two times that compensation limit (for fiscal 2017 matching contributions were available on calendar year 2016 base pay from $265,000 to $530,000). Beginning in January 2017, the NEOs were eligible for a matching

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contribution up to 3% on base pay contributions in excess of the Code limit up to a maximum of two times that limit. In effect, the EDCP permits these executives and all eligible employees to receive a 401(k)-type matching contribution on a portion of base pay deferrals in excess of Code limits.

Upon becoming eligible for participation, employees must specify the amount of base pay and/or the percentage of annual incentives to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined under the EDCP as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Section 409A of the Code. At retirement (or earlier, if properly elected), benefits are paid according to the distribution election made by the participant at the time of the deferral election subject to any delay required under Section 409A of the Code. No withdrawals are permitted prior to the previously elected distribution date, other than hardship withdrawals as permitted by applicable law.

Amounts deferred or credited under the EDCP are credited with notional investment earnings based on participant investment elections made from among the investment options available under the HPE 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HPE. No amounts are credited with above-market earnings.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The amounts in the following table estimate potential payments that would have been due if an NEO had terminated employment with HPE effective October 31, 2017, under each of the circumstances specified below. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the HPE 401(k) Plan and payment of accrued vacation where required.

				Long-Term Incentive Programs(3)(4)

Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Stock Options ($)	Restricted Stock ($)	PARSU ($)

Margaret C. Whitman	Voluntary/For Cause	—	—	—	—	—
	Disability	43,395,089	—	17,600,027	19,606,327	6,188,735
	Retirement(5)	—	—	—	—	—
	Death	43,395,089	—	17,600,027	19,606,327	6,188,735
	Not for Cause	44,065,194	5,017,226	17,600,027	15,259,206	6,188,735
	Change in Control	48,412,315	5,017,226	17,600,027	19,606,327	6,188,735

Timothy C. Stonesifer	Voluntary/For Cause	—	—	—	—	—
	Disability	9,176,494	—	2,499,562	5,248,754	1,428,178
	Retirement	—	—	—	—	—
	Death	9,176,494	—	2,499,562	5,248,754	1,428,178
	Not for Cause	9,825,701	1,986,773	2,499,562	3,911,188	1,428,178
	Change in Control	11,163,267	1,986,773	2,499,562	5,248,754	1,428,178

Antonio F. Neri	Voluntary/For Cause	—	—	—	—	—
	Disability	15,506,464	—	5,874,401	7,489,803	2,142,260
	Retirement	—	—	—	—	—
	Death	15,506,464	—	5,874,401	7,489,803	2,142,260
	Not for Cause	15,977,174	1,975,474	5,874,401	5,985,039	2,142,260
	Change in Control	17,481,938	1,975,474	5,874,401	7,489,803	2,142,260

John F. Schultz	Voluntary/For Cause	—	—	—	—	—
	Disability	8,758,465	—	3,506,502	3,942,801	1,309,162
	Retirement	—	—	—	—	—
	Death	8,758,465	—	3,506,502	3,942,801	1,309,162
	Not for Cause	9,760,215	1,921,317	3,506,502	3,023,234	1,309,162
	Change in Control	10,679,782	1,921,317	3,506,502	3,942,801	1,309,162

Henry Gomez	Voluntary/For Cause	—	—	—	—	—
	Disability	8,972,788	—	3,612,000	4,051,626	1,309,162
	Retirement	—	—	—	—	—
	Death	8,972,788	—	3,612,000	4,051,626	1,309,162
	Not for Cause	9,931,482	1,878,261	3,612,000	3,132,059	1,309,162
	Change in Control	10,851,049	1,878,261	3,612,000	4,051,626	1,309,162

Christopher P. Hsu(6)	Software Divestiture	11,908,743	—	4,369,159	4,640,179	2,899,405

(1)
The total excludes amounts earned, or benefits accumulated, due to continued service by each NEO through October 31, 2017, including vested stock options, PCSOs, RSUs, PARSUs, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables. The total also excludes amounts each NEO was eligible to receive under the annual PfR program with respect to fiscal 2017 performance. For Mr. Neri, the total excludes amounts payable from the Netherlands pension programs in which he participates, as those are fully described in the "Fiscal 2017 Pension Benefits Table" above.

(2)
For Ms. Whitman, the amounts reported represent the cash benefits payable under the SPEO (as defined below) pursuant to Ms. Whitman's employment offer letter, which provides that Ms. Whitman was entitled to receive severance benefits payable under the SPEO at the rate applicable to an EVP rather than the rate applicable to the CEO (i.e., using a 1.5x multiple of base pay plus the three-year average of annual incentive payments, rather than the 2.0x multiplier otherwise applicable to the CEO under the SPEO). For the other NEOs, the amounts reported are the cash benefits payable in the event of a qualifying termination under the SPEO.

(3)
All outstanding equity held by HPE employees as of May 24, 2016 vest in full upon the termination of the employee's employment by the Company without cause (as defined in the SPEO). This includes termination due to disability, death, and change in control. PCSOs held as of May 24, 2016, will vest in full without regard to whether the stock price component or other performance-based requirements of the award have been met.

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Executive Compensation — Compensation Discussion and Analysis (continued)
(4)
Value calculated based on the $13.92 closing price of HPE stock on October 31, 2017.

(5)
Early in fiscal 2018, Ms. Whitman and the Board mutually agreed upon a retirement date of February 1, 2018. In conjunction with certain equity modifications approved in May 2016 by the independent members of the Board, and as further described in the "HPE's Fiscal 2018 CEO Transition" section, the total estimated value of Ms. Whitman's unvested equity upon her retirement was $23,638,324 (based on the $13.92 closing price of HPE stock on October 31, 2017). This consisted of stock options in the amount of $7,371,342, RSUs in the amount of $10,078,247, and PARSUs in the amount of $6,188,735.

(6)
Represents the value of Mr. Hsu's equity that vested as a result of his separation from HPE to become the CEO of the newly combined Software and Micro Focus Company. Value calculated based on the $14.13 opening price of HPE stock on September 1, 2017 following the Software spin-merge transaction.

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

This narrative reflects plans and provisions in effect as of October 31, 2017. In fiscal 2017, Section 16 Officers (including all of the NEOs) were covered by our Severance and Long-Term Incentive Change in Control Plan for Executive Officers ("SPEO"), which was intended to protect HPE and its stockholders, and provide a level of transition assistance in the event of an involuntary termination of employment. Under the SPEO, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, which release has not been revoked or attempted to be revoked, are eligible to receive severance benefits in an amount determined as a multiple of the sum of base pay and the average of the actual annual incentives paid for the preceding three years. In the case of the NEOs other than the CEO, the multiplier is 1.5. In the case of the CEO, the multiplier is 2.0, although Ms. Whitman elected to be eligible for the same multiplier as the other NEOs. In all cases, the SPEO benefit will not exceed 2.99 times the sum of the executive's base pay plus target annual incentive as in effect immediately prior to the termination of employment.

In addition to the cash benefit, the participants in the SPEO were eligible to receive (1) a pro rata annual incentive award for the year of termination based on actual performance results, (2) pro rata vesting of unvested equity awards if any applicable performance conditions have been satisfied, and (3) a lump-sum health-benefit stipend in an amount equal to 18 months' COBRA premiums for continued group medical coverage for the executive and his or her eligible dependents, to the extent those premiums exceed 18 times the monthly premiums for active employees in the same plan with the same level of coverage as of the date of termination.

VOLUNTARY OR FOR "CAUSE" TERMINATION

In general, an NEO who remained employed through October 31, 2017, (the last day of the fiscal year), but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter in a for "cause" termination, would be eligible to (1) receive his or her annual incentive amount earned for fiscal 2017 under the PfR program (subject to any discretionary downward adjustment or elimination by the HRC Committee prior to actual payment, and to any applicable clawback policy), (2) exercise his or her vested stock options up to three months following termination, (3) receive a distribution of vested amounts deferred or credited under the EDCP, and (4) receive a distribution of his or her vested benefits, if any, under the HPE 401(k) Plan (and Mr. Neri would also be entitled to his pensions that are payable under the IRG and the pension programs available in the Netherlands). An NEO who terminated employment before October 31, 2017, either voluntarily or in a for "cause" termination, would generally not have been eligible to receive any amount under the PfR program with respect to the fiscal year in which the termination occurred, except that the HRC Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions, and similar programs.

NOT FOR "CAUSE" TERMINATION

A not for "cause" termination of an NEO who remained employed through October 31, 2017 and was terminated immediately thereafter would qualify the NEO for the amounts described above under a "voluntary" termination in addition to benefits under the SPEO if the NEO signs the required release of claims in favor of HPE. In addition to

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Executive Compensation — Compensation Discussion and Analysis (continued)

the cash severance benefits and pro rata equity awards payable under the SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination. The NEO's equity awards that were subject to modification on May 24, 2016, would also be subject to full accelerated vesting.

TERMINATION FOLLOWING A CHANGE IN CONTROL

The SPEO provides for full accelerated vesting of outstanding stock options, RSUs, and PCSOs upon involuntary termination not for cause or voluntary termination for good reason (as defined in the SPEO) within 24 months after a change in control in which HPE is the survivor or the survivor assumes or replaces the equity awards ("double trigger"), with PARSUs vesting based on target performance. In situations where HPE is not the survivor and equity awards are not assumed by the surviving corporation, vesting will be automatically accelerated upon the change in control, with PARSUs vesting based upon the greater of the number of PARSUs that would vest based on actual performance and the number of PARSUs that would vest pro rata based upon target performance. In addition, the equity awards granted to NEOs that were subject to modification on May 24, 2016, would be subject to full accelerated vesting.

DEATH OR DISABILITY TERMINATIONS

An NEO who continued employment through October 31, 2017 and whose employment was terminated immediately thereafter due to death or disability would be eligible to (1) receive his or her full annual incentive amount earned for fiscal 2017 determined by HPE in its sole discretion, (2) receive a distribution of vested amounts deferred or credited under the EDCP, and (3) receive a distribution of his or her vested benefits under the HPE 401(k) Plan and any HP Inc. pension plans.

Upon termination due to death or disability, stock options, RSUs, and PCSOs held by the NEO would vest in full without regard to the satisfaction of applicable performance conditions. PARSUs held by the NEO will vest in full at the target amount. If the termination was due to disability, stock options and PCSOs must be exercised within three years of termination or by the original expiration date, if earlier. If the termination was due to death, stock options and PCSOs must be exercised within one year of termination or by the original expiration date, if earlier.

HPE RETIREMENT ARRANGEMENTS

Upon retirement on or after age 55, with age plus years of service totaling at least 70 at the time of termination, HPE employees in the United States are entitled to the benefits described below. For equity awards granted prior to November 1, 2016, HPE employees in the United States receive full vesting of time-vested options and time-vested RSUs granted under our stock plans with a three-year post-termination exercise period in the case of options. PCSOs will receive prorated vesting if the stock price appreciation conditions are met and may vest on a prorated basis following termination until the end of the performance period, subject to satisfaction of stock price appreciation conditions and certain post-employment restrictions. For equity awards granted after November 1, 2016, if retirement occurs three months or more after the grant date, employees receive full vesting of time-vested options and time-vested RSUs. These awards will continue vesting on the original vesting schedule. To the extent that retirement occurs within three months after the grant date, such awards will be immediately forfeited. PCSOs are subject to pro rata vesting on retirement, subject to attaining the stock price performance goals. PARSUs (whether granted as units or stock), if any, are paid on a prorated basis to retired participants at the end of the performance period based on actual results, and bonuses, if any, under the annual incentive program may be paid in prorated amounts at the discretion of the HRC Committee based on actual results. If required in accordance with Section 409A of the Code, certain amounts payable upon retirement (or other termination of employment) of the NEOs and other key employees will not be paid out for at least six months following termination of employment.

The HPE-sponsored U.S. retiree medical program, for which our NEOs may be eligible, provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HPE. All NEOs could be eligible for this program if they retire from HPE on or after age 55 with at least ten years of qualifying service or a combination of age plus years of service totaling at least 80. In addition, beginning at age 45, eligible U.S. employees may

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Executive Compensation — Compensation Discussion and Analysis (continued)

participate in the HPE Retirement Medical Savings Account Plan (the "RMSA"), under which participants are eligible to receive HPE matching credits of up to $1,200 per year, beginning at age 45, and provided that the employee's most recent hire date with HP was prior to August 1, 2008, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HPE on or after age 55 with at least ten years of qualifying service or a combination of age plus years of service totaling at least 80. Mr. Neri is the only NEO currently eligible for the HPE matching credits under the RMSA. HPE continues to sponsor this program for its employees after the separation from HP.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of October 31, 2017:

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted- average exercise price of outstanding options, warrants and rights(3)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by HPE stockholders	87,641,781 (1)	$9.96	193,804,267 (4)

Equity compensation plans not approved by HPE stockholders	—	—	—

Total	87,641,781	$9.96	193,804,267

(1)
Includes awards of options and restricted stock units outstanding under the Hewlett Packard Enterprise 2015 Stock Incentive Plan. Of this amount, 35,563,153 shares are attributable to the share adjustments required in connection with the spin-off and merger of our Enterprise Services and Software segments.

(2)
This column does not reflect awards of options and restricted stock units assumed in acquisitions where the plans governing the awards were not available for future awards as of October 31, 2017. As of October 31, 2017 individual awards of options and restricted stock units to purchase a total of 9,715,481 shares were outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans at a weighted-average exercise price of $7.23.

(3)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (2) to this table or the purchase price of shares to be purchased pursuant to the ESPP plan. In addition, the weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units and PRUs, which have no exercise price.

(4)
Includes 120,316,793 shares available for future issuance under the Amended and Restated Hewlett Packard Enterprise 2015 Stock Incentive Plan, of which amount, 48,821,971 shares are attributable to the share adjustments required in connection with the spin-off and merger of our Enterprise Services and Software segments; and 73,487,474 shares available for future issuance under the Hewlett Packard Enterprise ESPP, of which amount, 29,819,639 shares are attributable to the share adjustments required in connection with the spin-off and merger of our Enterprise Services and Software segments.

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Audit-Related Matters

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee has appointed Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending October 31, 2018. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES INCURRED FOR ERNST & YOUNG LLP

The following table shows the fees paid or accrued by Hewlett Packard Enterprise for fiscal 2017 and 2016.

	2017	2016

	In millions

Audit Fees(1)	$38.4	$37.5

Audit-Related Fees(2)	4.0	24.0

Tax Fees(3)	14.3	11.9

All Other Fees(4)	0.2	3.8

Total	$56.9	$77.2

In accordance with its written charter, the Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm.

The Audit Committee approved all of the fees above.

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements, the separation, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of service organization control examinations and other attestation services of $3.0 million and $11.2 million for fiscal 2017 and fiscal 2016, respectively. For fiscal 2017 and fiscal 2016, audit-related fees also included employee benefit plan audits and merger and acquisition due diligence of $1.0 million and $3.3 million, respectively. For fiscal 2016, audit-related fees also included separation related activities of $9.5 million.
(3)
Tax fees primarily included separation related tax activities and tax planning fees of $14.1 million and $10.8 million for fiscal 2017 and fiscal 2016, respectively. For fiscal 2017 and fiscal 2016, tax fees also included tax compliance fees of $0.2 million and $1.1 million, respectively.

(4)
For fiscal 2017 and 2016, all other fees primarily included advisory service fees.

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Audit-Related Matters (continued)

Audit Committee Composition

The Audit Committee of Hewlett Packard Enterprise is composed of four directors, Michael J. Angelakis, Leslie A. Brun, Pamela L. Carter, and Mary Agnes Wilderotter. Ms. Wilderotter serves as the Chair of the Audit Committee. Every member of the Audit Committee is independent and three, including the Chair, are audit experts.

Audit Committee Oversight

The purpose of the Audit Committee is to represent and assist the Board of Directors in fulfilling its responsibilities for generally overseeing our financial reporting process and financial statements, as well as compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee, in its discretion, may request a review of any issue it deems necessary to ensure the integrity of the Company's financial statements, adherence to regulatory requirements, or adherence with the Company's ERM program. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Hewlett Packard Enterprise for such advice and assistance.

A more expansive listing of the Audit Committee's duties and responsibilities can be found in the Audit Committee Charter, which is reviewed annually by the NGSR Committee and available at: http://investors.hpe.com/~/media/Files/H/HP-Enterprise-IR/documents/committees/audit-committee-charter-october2015.pdf.

Selection and Oversight of External Auditor

The Audit Committee appoints, compensates, oversees, and manages Hewlett Packard Enterprise's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). Ernst & Young LLP, has served as Hewlett Packard Enterprise's independent registered public accounting firm since the company's inception in 2015.

In reviewing and approving audit and non-audit service fees, the Audit Committee considers a number of factors including scope and quality of work, as well as an assessment of impact on auditor independence of non-audit fees and services.

In selecting HPE's independent registered public accounting firm, the Audit Committee conducts an assessment of the firm's qualifications and performance; the quality and candor of their communications with the Audit Committee and the Company; and our auditor's independence, objectivity, and professionalism.

Committee Meetings

The Audit Committee disposes of its duties through a series of regularly-scheduled meetings, including dedicated meetings to review quarterly earnings releases and financial filings with the SEC, and regular communications from the Company on material risk oversight matters. At least six Audit Committee meetings are held each year. During fiscal 2017, the Audit Committee met a total of 9 times. The Audit Committee reviews and discusses a number of different topics and items of business in meetings including, but not limited to, annual risk management overviews, cyber security, internal audit matters, Sarbanes-Oxley 404 plan matters, ethics and compliance trends and matters, earnings releases, auditor updates, required disclosures, and business segment specific risk reviews. Management, internal audit, and EY are invited to attend committee meetings and present on these topics as well as internal and external audit plans and budget forecasts.

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Audit-Related Matters (continued)

The Audit Committee regularly meets in separate executive sessions at which only members are present and in private sessions with each of management, the internal auditors, and the independent registered public accounting firm. During fiscal 2017, the Audit Committee held 6 executive sessions, 6 private sessions with management, 5 private sessions with the head of internal audit, and 5 private sessions with EY.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Hewlett Packard Enterprise's management is primarily responsible for Hewlett Packard Enterprise's internal control and financial reporting process. Hewlett Packard Enterprise's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Hewlett Packard Enterprise's consolidated and combined financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Hewlett Packard Enterprise's internal control over financial reporting. The Audit Committee monitors Hewlett Packard Enterprise's financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with Hewlett Packard Enterprise's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB").

  3.
  The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Hewlett Packard Enterprise's Annual Report on Form 10-K for the fiscal year ended October 31, 2017, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Michael J. Angelakis Leslie A. Brun Pamela L. Carter Mary Agnes Wilderotter, Chair

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Other Matters

We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

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Questions and Answers

PROXY MATERIALS

1.     Why am I receiving these materials?

  We have made these materials available to you or delivered paper copies to you by mail in connection with our annual meeting of stockholders, which will take place online on Wednesday, April 4, 2018. As a stockholder, you are invited to participate in the annual meeting via live webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission (the "SEC") rules and that is designed to assist you in voting your shares. See Questions 16 and 17 below for information regarding how you can vote your shares at the annual meeting or by proxy (without attending the annual meeting).

2.     What is included in the proxy materials?

  The proxy materials include:

  •
  our proxy statement; and

  •
  2017 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2017.

  If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. If you received a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials, see Questions 16 and 17 below for information regarding how you can vote your shares.

3.     What information is contained in this proxy statement?

  The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of our directors and certain executive officers for fiscal 2017 when they served in current or prior roles at Hewlett Packard Enterprise, and other required information.

4.     Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

  This year, we are again pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of the Internet availability of the proxy materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

5.     Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

  We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice of the Internet availability of the proxy materials.

  In addition, we are providing proxy materials or notice of the Internet availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials or notice electronically. Those stockholders should receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.     How can I access the proxy materials over the Internet?

  Your notice of the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

  •
  view our proxy materials for the annual meeting on the Internet; and

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Questions and Answers (continued)

  •
  instruct us to send our future proxy materials to you electronically by e-mail.

  Our proxy materials are available on our website at www.hpe.com/investor/stockholdermeeting2018 and our proxy materials will be available during the voting period on www.proxyvote.com for beneficial owners and proxyvote.com/hpe for registered stockholders.

  Your notice of the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.     How may I obtain a paper copy of the proxy materials?

  Stockholders receiving a notice of the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the Internet availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

8.     I share an address with another stockholder, and we received only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How may I obtain an additional copy?

  If you share an address with another stockholder, you may receive only one paper copy of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, unless you have provided contrary instructions. If you are a beneficial owner and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting your individual broker. If you wish to receive a separate set of the proxy materials or notice of the Internet availability of the proxy materials now, please request the additional copy by contacting Broadridge Financial Solutions, Inc. ("Broadridge") at:

  By Internet: www.proxyvote.com (beneficial owners) or proxyvote.com/hpe (registered stockholders)

  By telephone: 1-800-579-1639

  By e-mail: sendmaterial@proxyvote.com

  If you request a separate set of the proxy materials or notice of Internet availability of the proxy materials by e-mail, please be sure to include your control number in the subject line. A separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, will be sent promptly following receipt of your request.

  If you are a stockholder of record and wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please contact our transfer agent. See Question 23 below.

  If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable, in the future, please call Broadridge at:

1-866-540-7095

  All stockholders also may write to Hewlett Packard Enterprise at the address below to request a separate set of proxy materials or notice of the Internet availability of the proxy materials, as applicable:

NASDAQ, INC.
Attn: Kristoffer Valukis
325 Donald Lynch Blvd., Ste. 120
Marlborough, MA 01752

9.     I share an address with another stockholder, and we received more than one paper copy of the proxy materials or notice of the Internet availability of the proxy materials. How do we obtain a single copy in the future?

  Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of

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Questions and Answers (continued)

  the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact our transfer agent. See Question 23 below.

  Beneficial owners of shares held through a broker, trustee or other nominee sharing an address who are receiving multiple copies of the proxy materials or notice of the Internet availability of the proxy materials, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

1-866-540-7095

10.  What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

  You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

11.  How may I obtain a copy of Hewlett Packard Enterprise's 2017 Form 10-K and other financial information?

  Stockholders may request a free copy of our 2017 Annual Report, which includes our 2017 Form 10-K, from:

NASDAQ, INC.
Attn: Kristoffer Valukis
325 Donald Lynch Blvd., Ste. 120
Marlborough, MA 01752

  Alternatively, stockholders can access the Proxy Statement and 2017 Annual Report, which includes our 2017 Form 10-K, on Hewlett Packard Enterprise's Investor Relations website at:

  www.hpe.com/investor/stockholdermeeting2018

  We also will furnish any exhibit to the 2017 Form 10-K if specifically requested.

VOTING INFORMATION

12.  What proposals will be voted on at the annual meeting?

  Stockholders will vote on four proposals at the annual meeting:

  •
  the election to the Board of 13 director nominees;

  •
  the ratification of the appointment of our independent registered public accounting firm for the 2018 fiscal year;

  •
  the advisory vote to approve executive compensation; and

  •
  one stockholder proposal if presented properly.

  We also will consider any other business that properly comes before the annual meeting. See Question 30 below.

13.  How does the Board recommend that I vote?

  Our Board recommends that you vote your shares:

  •
  FOR each of the nominees for election to the Board,

  •
  FOR the ratification of the appointment of our independent registered public accounting firm,

  •
  FOR the advisory approval of the compensation of our named executive officers, and

  •
  AGAINST the stockholder proposal related to action by written consent of stockholders.

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14.  What is the difference between holding shares as a stockholder of record and as a beneficial owner?

  Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to Hewlett Packard Enterprise or to a third party, or to vote your shares during the meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee (that is, in "street name"), you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, or to vote your shares during the annual meeting (other than shares held in the Hewlett Packard Enterprise Company Plan (the "Hewlett Packard Enterprise 401(k) Plan"), which must be voted prior to the annual meeting).

15.  Who is entitled to vote and how many shares can I vote?

  Each holder of shares of Hewlett Packard Enterprise common stock issued and outstanding as of the close of business on February 5, 2018, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through our dividend reinvestment program and employee stock purchase plans, and shares held through our Direct Registration Service; and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee.

  On the record date, Hewlett Packard Enterprise Company had approximately 1,566,561,631 shares of common stock issued and outstanding.

16.  How can I vote my shares during the annual meeting?

  This year's annual meeting will be held entirely online to allow greater participation. Stockholders may participate in the annual meeting by visiting the following website:

HPE.onlineshareholdermeeting.com

  To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

  Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the annual meeting, except that shares held in the Hewlett Packard Enterprise 401(k) Plan cannot be voted electronically during the annual meeting. If you hold shares in the Hewlett Packard Enterprise 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on March 30, 2018 for the trustee to vote your shares. However, holders of shares in the Hewlett Packard Enterprise 401(k) Plan will still be able to view the annual meeting webcast and ask questions during the annual meeting.

  Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

17.  How can I vote my shares without participating in the annual meeting?

  Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without participating in the annual meeting. There are three ways to vote by proxy:

  •
  By Internet—Stockholders who have received a notice of the Internet availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the Internet availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the

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    e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of the Internet availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the Internet availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

18.  What is the deadline for voting my shares?

  If you hold shares as the stockholder of record, or through the Hewlett Packard Enterprise Company 2016 Employee Stock Purchase Plan (the "ESPP"), your vote by proxy must be received before the polls close during the annual meeting.

  If you hold shares in the Hewlett Packard Enterprise Company 401(k) Plan, your voting instructions must be received by 11:59 p.m., Eastern Time, on March 30, 2018 for the trustee to vote your shares.

  If you are the beneficial owner of shares held through a broker, trustee or other nominee,

  please follow the voting instructions provided by your broker, trustee or nominee.

19.  May I change my vote or revoke my proxy?

  You may change your vote or revoke your proxy at any time prior to the vote during the annual meeting, except that any change to your voting instructions for shares held in the Hewlett Packard Enterprise Company 401(k) Plan must be provided by 11:59 p.m., Eastern Time, on March 30, 2018 as described above.

  If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Corporate Secretary at the address below in Question 34 prior to your shares being voted; or (3) voting your shares electronically during the annual meeting. Participation in the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or by participating in the meeting and electronically voting your shares during the meeting (except that shares held in the Hewlett Packard Enterprise 401(k) Plan cannot be voted electronically at the annual meeting).

20.  Is my vote confidential?

  Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Hewlett Packard Enterprise or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.

21.  How are votes counted, and what effect do abstentions and broker non-votes have on the proposals?

  In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each

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  of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted.

  For all items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

  If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under the NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal No. 2 (ratifying the appointment of the independent registered public accounting firm) is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered, votes cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

  If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers, and AGAINST the stockholder proposal related to action by written consent of stockholders.

  For any shares you hold in the Hewlett Packard Enterprise 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern Time, on March 30, 2018, your shares will be voted in proportion to the way the shares held by the other Hewlett Packard Enterprise 401(k) Plan participants are voted, except as may be otherwise required by law.

22.  What is the voting requirement to approve each of the proposals?

  In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee's election must exceed the number of votes cast against such nominee's election. Each nominee receiving more votes "FOR" his or her election than votes "AGAINST" his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the annual meeting.

23.  What if I have questions for our transfer agent?

  Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Equiniti Trust Company
Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-888-460-7641 (U.S. and Canada)
1-651-450-4064 (International)

  A dividend reinvestment and stock purchase program is also available through our transfer agent. For information about this program, please contact our transfer agent as follows:

Equiniti Trust Company
Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
1-888-460-7641 (U.S. and Canada)
1-651-450-4064 (International)

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ANNUAL MEETING INFORMATION

24.  How can I participate in the annual meeting?

  We are very pleased that this year's annual meeting will again be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a Hewlett Packard Enterprise stockholder or joint holder as of the close of business on February 5, 2018 or if you hold a valid proxy for the annual meeting.

  You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Hewlett Packard Enterprise 401(k) Plan, which must be voted prior to the meeting).

  To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

  The meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online access will begin at 8:30 a.m., Pacific Time.

25.  How can I access the proxy statement and annual report, or submit questions prior to the meeting?

  The online format for the annual meeting will allow us to communicate more effectively with you. You can submit questions in advance of the annual meeting, and also access copies of our proxy statement and annual report by visiting www.proxyvote.com for beneficial owners and proxyvote.com/hpe for registered stockholders.

26.  Why is this annual meeting only virtual?

  We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

  You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically prior to or during the annual meeting (other than shares held through the Hewlett Packard Enterprise 401(k) Plan, which must be voted prior to the meeting).

27.  What if I have technical difficulties or trouble accessing the virtual meeting?

  We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call:

1-855-449-0991 (Toll-free)
1-720-378-5962 (Toll line)

28.  How many shares must be present or represented to conduct business at the annual meeting?

  The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of outstanding shares of Hewlett Packard Enterprise common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 21 are counted for the purpose of determining the presence of a quorum.

29.  What if a quorum is not present at the annual meeting?

  If a quorum is not present at the scheduled time of the annual meeting, then either the chairman of the annual meeting or the stockholders by vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting are authorized by our Bylaws to adjourn the annual meeting until a quorum is present or represented.

30.  What happens if additional matters are presented at the annual meeting?

  Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxyholders, Antonio F. Neri, Timothy C. Stonesifer, and Rishi Varma, will have the discretion to vote your shares on any additional matters properly presented for a vote

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  at the meeting. If for any reason any of the nominees named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

31.  Who will serve as Inspector of Election?

  The Inspector of Election will be a representative from Broadridge.

32.  Where can I find the voting results of the annual meeting?

  We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

33.  Who will bear the cost of soliciting votes for the annual meeting?

  Hewlett Packard Enterprise is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND RELATED BYLAW PROVISIONS

34.  What is the deadline to propose actions (other than director nominations) for consideration at next year's annual meeting of stockholders?

  You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 16, 2018. Such proposals also must comply with SEC regulations under

  Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett Packard Enterprise Company
3000 Hanover Street MS 1050
Palo Alto, California 94304
Fax: (650) 857-4837
 bod-hpe@hpe.com

  For a stockholder proposal that is not intended to be included in our proxy statement for next year's annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  not earlier than the close of business on December 5, 2018; and

  •
  not later than the close of business on January 4, 2019.

  If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

  Deadlines for the nomination of director candidates are discussed in Question 36 below.

35.  How may I recommend individuals to serve as directors and what is the deadline for a director recommendation?

  You may recommend director candidates for consideration by the NGSR Committee. Any such recommendations should include verification of the stockholder status of the person submitting the recommendation and the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 34 above. See "Proposal No. 1—Election of Directors—Director Nominee Experience and Qualifications" for more

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  information regarding our Board membership criteria.

  A stockholder may send a recommended director candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for our annual meeting.

36.  How may I nominate individuals to serve as directors and what are the deadlines for a director nomination?

  Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting (but not for inclusion in our proxy statement), a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year's annual meeting, in general the notice must be received by the Corporate Secretary between the close of business on December 5, 2018 and the close of business on January 4, 2019, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in Question 34 above.

  In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of Hewlett Packard Enterprise's outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 13 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Hewlett Packard Enterprise common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year's annual meeting must be received by the Corporate Secretary:

  •
  not earlier than the close of business on December 5, 2018; and

  •
  not later than the close of business on January 4, 2019.

37.  How may I obtain a copy of the provisions of our Bylaws regarding stockholder proposals and director nominations?

  You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available on our website at investors.hpe.com/governance/articles-and-bylaws.

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IMPORTANT INFORMATION CONCERNING THE HEWLETT PACKARD ENTERPRISE ANNUAL MEETING

Online access begins: 8:30 a.m., Pacific Time	Meeting begins: 9:00 a.m., Pacific Time
  •
  Hewlett Packard Enterprise stockholders, including joint holders, as of the close of business on February 5, 2018, the record date for the annual meeting, are entitled to participate in the annual meeting on April 4, 2018.

  •
  The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

  •
  You will be able to participate in the annual meeting of stockholders online and submit your questions during the meeting by visiting HPE.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan, which must be voted prior to the meeting).

  •
  We encourage you to access the meeting prior to the start time. Please allow ample time to log in and establish your connectivity which begins at 8:30 a.m., Pacific Time. The webcast starts at 9:00 a.m., Pacific Time.

  •
  To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

  •
  Visit www.proxyvote.com for beneficial owners or proxyvote.com/hpe for registered stockholders in advance of the annual meeting where you can submit questions to management and also access copies of our proxy statement and annual report.

 THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com/hpe Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HEWLETT PACKARD ENTERPRISE COMPANY 3000 HANOVER STREET PALO ALTO, CA 94304-1112 During The Meeting - Go to HPE.onlineshareholdermeeting.com You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E35602-P01100-Z71635 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HEWLETT PACKARD ENTERPRISE COMPANY The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! 1a. Daniel Ammann For Against Abstain 1b. Michael J. Angelakis ! ! ! ! ! ! ! ! ! ! ! ! 1c. Leslie A. Brun 1l. Margaret C. Whitman 1m. Mary Agnes Wilderotter 1d. Pamela L. Carter 2. Ratification of the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2018 Advisory vote to approve executive compensation 1e. Raymond J. Lane 3. 1f. Ann M. Livermore The Board of Directors recommends you vote AGAINST the following proposal: 1g. Antonio F. Neri ! ! ! 4. Stockholder proposal related to action by Written Consent of Stockholders 1h. Raymond E. Ozzie NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1i. Gary M. Reiner 1j. Patricia F. Russo 1k. Lip-Bu Tan Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/hpe E35603-P01100-Z71635 HEWLETT PACKARD ENTERPRISE COMPANY Annual Meeting of Stockholders April 4, 2018 9:00 AM Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Antonio F. Neri, Timothy C. Stonesifer and Rishi Varma, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett Packard Enterprise Company held of record or in an applicable plan by the undersigned at the close of business on February 5, 2018, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, April 4, 2018, or any postponement or adjournment thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1 and FOR proposals 2 and 3, and AGAINST proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett Packard Enterprise Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m., Eastern Time, on March 30, 2018, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side